UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant  ☒
Filed by a party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
NANOSTRING TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

530 Fairview Avenue North, Seattle, WA 98109

MEETING DETAILS
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To The Holders of Common Stock of NanoString Technologies, Inc.:
The Annual Meeting of Stockholders of NanoString Technologies, Inc., a Delaware corporation, will be held as a virtual meeting via live webcast on the Internet on Friday, June 17, 2022, at 9:00 a.m. Pacific Daylight Time. You will be able to attend the meeting, vote and submit your questions via the Internet at www.virtualshareholdermeeting.com/NSTG2022. Because the meeting is completely virtual and being conducted via the Internet, stockholders will not be able to attend the meeting in person. The meeting will be held for the following purposes as more fully described in the accompanying Proxy Statement:

DATE Friday, June 17, 2022
TIME 9:00 a.m. PDT
LOCATION Virtually Online

	1	To elect as Class III directors the two nominees named in this proxy statement to serve until the 2025 annual meeting of stockholders or until their successors are duly elected and qualified;
	2	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022;
	3	To approve, on an advisory basis, the compensation of our named executive officers;
	4	To approve the NanoString Technologies, Inc. 2022 Equity Incentive Plan;
	5	To hold an advisory vote on a stockholder proposal to elect each director annually; and
	6	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

YOUR VOTE IS IMPORTANT Whether or not you plan to attend the virtual Annual Meeting of Stockholders, we urge you to submit your vote via the Internet, telephone or mail.
The board of directors of NanoString Technologies, Inc. has fixed the close of business on April 21, 2022 as the record date for the meeting. Only stockholders of record of our common stock on April 21, 2022 are entitled to notice of and to vote at the meeting. For ten days prior to the annual meeting, a complete list of stockholders of record entitled to vote at the annual meeting will be available for examination by any stockholder for any purpose relevant to the annual meeting. If you would like to view the list, please contact our Corporate Secretary, Kathy Surace-Smith, to schedule an appointment by calling (206) 378-6266 or writing to NanoString Technologies, Inc., 530 Fairview Avenue North, Seattle, Washington 98109, Attention: Corporate Secretary. The stockholder list will also be available online during the annual meeting at www.virtualshareholdermeeting.com/NSTG2022. Further information regarding voting rights and the matters to be voted upon is presented in our proxy statement.
On or about April 29, 2022 we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our annual meeting and our annual report to stockholders. This Notice provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of proxy materials by mail. This proxy statement and our 2021 annual report can be accessed at the

530 Fairview Avenue North, Seattle, WA 98109

following Internet address: http://www.proxyvote.com. All you have to do is enter the control number located on your proxy card.
We appreciate your continued support of NanoString Technologies, Inc. and look forward to you joining our virtual meeting or receiving your proxy.
By order of the Board of Directors,
R. Bradley Gray
President and Chief Executive Officer
Seattle, Washington
April 29, 2022

530 Fairview Avenue North, Seattle, WA 98109

NanoString Technologies, Inc. | 530 Fairview Avenue North Seattle, WA 98109
PROXY STATEMENT
for the 2022 Annual Meeting of Stockholders to be held virtually on Friday, June 17, 2022 at 9:00 a.m. Pacific Daylight Time
This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the annual meeting of stockholders (the “Annual Meeting”) to be held on June 17, 2022 and any postponements, adjournments or continuations thereof. The Annual Meeting will be held virtually via live webcast on the Internet at www.virtualshareholdermeeting.com/NSTG2022, on June 17, 2022 at 9:00 a.m. Pacific Daylight Time. On or about April 29, 2022, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement for our annual meeting and our annual report to stockholders.
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of certain information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.
What matters am I voting on?
You will be voting on:
•the election, as Class III directors, of the two nominees named in this proxy statement to hold office until the 2025 annual meeting of stockholders or until their successors are duly elected and qualified;
•a proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022;
•an advisory vote on the compensation of our named executive officers;
•the approval of the NanoString Technologies, Inc. 2022 Equity Incentive Plan;
•an advisory vote on a stockholder proposal to elect each director annually (the “Stockholder Proposal”); and
•any other business that may properly come before the meeting.
How does the board of directors recommend I vote on these proposals?
The board of directors recommends a vote:
•FOR the two nominees named in this proxy statement for election as Class III directors (Proposal No. 1);
•FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022 (Proposal No. 2);
•FOR the approval of our named executive officer compensation (Proposal No. 3); and
•FOR the approval of the NanoString Technologies, Inc. 2022 Equity Incentive Plan (Proposal No. 4).
The board of directors makes no recommendation regarding your vote on the Stockholder Proposal (Proposal No. 5).

2022 PROXY STATEMENT	1	NanoString Technologies, Inc.

●	PROXY STATEMENT	Table of Contents
Who is entitled to vote?
Holders of our common stock as of the close of business on April 21, 2022, the record date, may vote at the Annual Meeting. As of the record date, we had 46,411,835 shares of common stock outstanding. In deciding all matters at the Annual Meeting, each stockholder will be entitled to one vote for each share of common stock held on the record date. We do not have cumulative voting rights for the election of directors.
Registered Stockholders. If your shares are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote at the Annual Meeting.
Street Name Stockholders. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares directly at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of the proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use.
How do I vote?
There are four ways to vote:
•by Internet at http://www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time, on June 16, 2022 (have your proxy card in hand when you visit the website);
•by toll-free telephone at 1-800-690-6903 (have your proxy card in hand when you call), until 11:59 p.m. Eastern Time, on June 16, 2022;
•by completing and mailing your proxy card (if you received printed proxy materials); or
•by attending and voting virtually via the Internet during the Annual Meeting. If you desire to vote during the meeting, please follow the instructions for attending and voting during the Annual Meeting posted at www.virtualshareholdermeeting.com/NSTG2022. Beneficial owners must obtain a legal proxy from their broker, bank or other nominee to vote during the meeting. Follow the instructions from your broker, bank or other nominee included with the notice of internet availability of proxy materials, or contact your broker, bank or other nominee, to request a legal proxy. All votes must be received by the independent inspector before the polls close during the meeting.
Can I change my vote?
Yes. You can change your vote or revoke your proxy any time before the Annual Meeting by:
•entering a new vote by Internet or by telephone;
•returning a later-dated proxy card;
•notifying the Corporate Secretary of NanoString Technologies, Inc., in writing, at the address listed on the front page; or
•attending and voting, virtually via the Internet, during the Annual Meeting. However, your attendance during the Annual Meeting will not automatically revoke your proxy unless you specifically so request. A stockholder’s last vote is the vote that will be counted.

NanoString Technologies, Inc.	2	2022 PROXY STATEMENT

●	PROXY STATEMENT	Table of Contents
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our board of directors. The persons named in the proxy have been designated as proxies by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instruction of the stockholder. If no specific instructions are given, however, the shares will be voted:
•FOR the two nominees named in this proxy statement for election as Class III directors (Proposal No. 1);
•FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022 (Proposal No. 2);
•FOR the approval of our named executive officer compensation (Proposal No. 3);
•FOR the approval of the NanoString Technologies, Inc. 2022 Equity Incentive Plan (Proposal No. 4); and
•ABSTAIN on the Stockholder Proposal (Proposal No. 5).
If any matters not described in the Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have properly revoked your proxy instructions, as described above.
Why did I receive a notice regarding the availability of proxy materials on the Internet instead of a full set of proxy materials?
In accordance with the rules of the Securities and Exchange Commission (“SEC”), we have elected to furnish our proxy materials, including this proxy statement and our annual report to our stockholders, primarily via the Internet. On or about April 29, 2022, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) that contains instructions on how to access our proxy materials on the Internet, how to vote at the meeting, and how to request printed copies of the proxy materials and annual report. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce our costs and the environmental impact of our annual meetings.
What is a quorum?
A quorum is the minimum number of shares required to be present at the annual meeting for the meeting to be properly held under our bylaws and Delaware law. The presence, virtually, in person or by proxy, of a majority of all issued and outstanding shares of common stock entitled to vote at the meeting will constitute a quorum at the meeting. A proxy submitted by a stockholder may indicate that all or a portion of the shares represented by the proxy are not being voted (“stockholder withholding”) with respect to a particular matter. Similarly, a broker may not be permitted to vote stock (“broker non-vote”) held in street name on a particular matter in the absence of instructions from the beneficial owner of the stock. See “How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?” The shares subject to a proxy that are not being voted on a particular matter because of either stockholder withholding or broker non-vote will count for purposes of determining the presence of a quorum. Abstentions are also counted in the determination of a quorum.

2022 PROXY STATEMENT	3	NanoString Technologies, Inc.

●	PROXY STATEMENT	Table of Contents
How many votes are needed for approval of each matter?
•Proposal No. 1: The election of directors requires a plurality vote of the shares of common stock voted at the meeting. “Plurality” means that the individuals who receive the largest number of votes cast “for” are elected as directors. As a result, any shares not voted “for” a particular nominee (whether as a result of a stockholder abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election.
•Proposal No. 2: The ratification of the appointment of Ernst & Young LLP must receive the affirmative vote of a majority of the shares present virtually in person or by proxy at the meeting and entitled to vote thereon to be approved. Abstentions are considered votes cast and thus, will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of this proposal.
•Proposal No. 3: The say-on-pay approval of our named executive officer compensation must receive the affirmative vote of a majority of the shares present virtually in person or by proxy at the meeting and entitled to vote thereon to be approved. Abstentions are considered votes cast and thus, will have the same effect as votes “against” the proposal. Broker non-votes will have no effect on the outcome of this proposal. Because this vote is advisory only, it will not be binding on us or on our board of directors. Our board of directors and our compensation committee will consider the outcome of the vote when determining the named executive officer compensation.
•Proposal No. 4: The approval of the NanoString Technologies, Inc. 2022 Equity Incentive Plan must receive the affirmative vote of a majority of the shares present virtually in person or by proxy at the meeting and entitled to vote thereon to be approved. Abstentions are considered votes cast and thus, will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of this proposal.
•Proposal No. 5: The Stockholder Proposal requires an affirmative vote of a majority of the shares present virtually in person or by proxy at the meeting and entitled to vote thereon to be approved. Since this proposal is an advisory vote, the result will not be binding on us or on our board of directors. Our board of directors values stockholders’ opinions, and will take into account the outcome of the advisory vote on its classified structure. Abstentions are considered votes cast and thus, will have the same effect as votes “against” the proposal. Broker non-votes will have no effect on the outcome of this proposal.
How are proxies solicited for the Annual Meeting?
The board of directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending these proxy materials to you if a broker or other nominee holds your shares.
How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?
Brokerage firms and other intermediaries holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter — the proposal to ratify the appointment of Ernst & Young LLP. Your broker will not have discretion to vote on any other proposals, which are “non-routine” matters, absent directions from you (and failure to provide instructions on these matters will result in a “broker non-vote”).

NanoString Technologies, Inc.	4	2022 PROXY STATEMENT

●	PROXY STATEMENT	Table of Contents
Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, the proxy materials to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that NanoString Technologies, Inc. only send a single copy, of the Notice and, if applicable, the proxy materials, stockholders may contact us as follows:
NanoString Technologies, Inc.
Attention: Investor Relations
530 Fairview Avenue North
Seattle, WA 98109
(888) 358-6266
Stockholders who hold shares in street name should contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.
What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
STOCKHOLDER PROPOSALS
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2023 annual meeting of stockholders, our Corporate Secretary must receive the written proposal at our principal executive offices not later than December 30, 2022. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:
NanoString Technologies, Inc.
Attention: Corporate Secretary
530 Fairview Avenue North
Seattle, WA 98109
Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in our proxy materials with respect to such meeting, (ii) otherwise properly brought before the meeting by or at the direction of our board of directors, or (iii) properly brought before the meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Corporate

2022 PROXY STATEMENT	5	NanoString Technologies, Inc.

●	PROXY STATEMENT	Table of Contents
Secretary, which notice must contain the information specified in our bylaws. To be timely for our 2023 annual meeting of stockholders, our Corporate Secretary must receive the written notice at our principal executive offices:
•not earlier than February 13, 2023; and
•not later than the close of business on March 15, 2023.
In the event that we hold our 2023 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary date of the 2022 annual meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before such annual meeting and no later than the close of business on the later of the following two dates:
•the 90th day prior to such annual meeting; or
•the 10th day following the day on which public announcement of the date of such meeting is first made.
If, after complying with the provisions above, a stockholder, or such stockholder’s qualified representative, does not attend the annual meeting to present the stockholder’s proposal, we are not required to present the proposal for a vote at such meeting.
RECOMMENDATIONS AND NOMINATIONS OF DIRECTOR CANDIDATES
You may propose director candidates for consideration by our nominating and corporate governance committee. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors and should be directed to the Corporate Secretary of NanoString Technologies, Inc. at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Board of Directors and Corporate Governance — Stockholder Recommendations and Nominations for the Board of Directors.”
In addition, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time period described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in our proxy statement.
AVAILABILITY OF BYLAWS
A copy of our bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.
What do I need to be able to attend the Annual Meeting online?
The Annual Meeting will be held virtually via live webcast on the Internet at www.virtualshareholdermeeting.com/NSTG2022 on June 17, 2022, at 9:00 a.m. Pacific Daylight Time. In order to vote or submit a question during the Annual Meeting, you will need to follow the instructions posted at www.proxyvote.com and www.virtualshareholdermeeting.com/NSTG2022 and will need the control number included on your Notice or proxy card. If you do not have a control number, you will be able to listen to the meeting only and you will not be able to vote or submit your questions during the meeting.
The Annual Meeting webcast will begin promptly at 9:00 a.m. Pacific Daylight Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m. Pacific Daylight Time, and you should allow ample time for the check-in procedures.

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●	PROXY STATEMENT	Table of Contents
Why is this Annual Meeting being held virtually?
We are continuously exploring technologies and services that will best permit our stockholders to engage with us from any location around the world and exercise their vote, and we have decided to conduct the Annual Meeting on a virtual basis because we believe it will be more beneficial than holding a live meeting. We are excited to embrace the latest technology to provide ease of access and real-time communication, while reducing the environmental impact and costs associated with an in-person meeting. We believe that by hosting our Annual Meeting virtually, our stockholders will be provided the same rights and opportunities to participate as they would at an in-person meeting, while offering a greater level of flexibility for many of our stockholders who may not be able to attend an annual meeting of stockholders in person, particularly in light of the ongoing COVID-19 pandemic and changing restrictions and guidance on public gatherings.
Stockholders of record and street name stockholders with a legal proxy from their broker, bank, or other nominee will be able to attend the Annual Meeting by www.virtualshareholdermeeting.com/NSTG2022, which will allow such stockholders to submit questions before and during the Annual Meeting and vote shares electronically prior to or during the meeting. We believe our stockholders’ increased opportunity to participate in the Annual Meeting virtually should alleviate any concerns about disenfranchisement of our stockholder base as a result of our decision not to hold the Annual Meeting in person.
How can I submit a question before or during the Annual Meeting?
If you want to submit a question during the Annual Meeting, log into www.virtualshareholdermeeting.com/NSTG2022, type your question into the “Ask a Question” field, and click “Submit”. Stockholders are permitted to submit questions before and during the Annual Meeting via the virtual meeting website, with a limit of one question per stockholder. We will answer as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting. Only questions that are relevant to an agenda item to be voted on by stockholders will be answered. Our virtual meeting website will also contain instructions for accessing technical support to assist in the event a stockholder encounters any difficulties accessing the virtual meeting. The questions received during the meeting and our answers will be available as soon as practicable after the Annual Meeting at www.virtualshareholdermeeting.com/NSTG2022. The questions and answers will remain available at www.virtualshareholdermeeting.com/NSTG2022 for one year after posting.
What if I have technical difficulties or trouble accessing the Annual Meeting?
If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the login page at www.virtualshareholdermeeting.com/NSTG2022. Technical support will be available starting at 8:45 a.m. Pacific Time on June 17, 2022 and will remain available until the Annual Meeting has ended.

2022 PROXY STATEMENT	7	NanoString Technologies, Inc.

PROPOSAL NO. 1
Election of Directors
Our business affairs are managed under the direction of our board of directors, which is currently composed of ten members. Nine of our directors are “independent” under the Nasdaq Stock Market listing standards. Our board of directors is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring.
Each director’s term continues until his or her successor is duly elected and qualified or until his or her death, resignation or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. This classification of our board of directors may have the effect of delaying or preventing changes in control of our company.
The following table sets forth the names and certain other information for the nominees for election as a director and for each of the other members of the board of directors as of April 21, 2022.

Nominees	Class	Age	Position/Committee	Director Since	Current Term Expires	Expiration of Term For Which Nominated

Dana Rollison, Ph.D.	III	46	Director, Nominating and Corporate Governance Committee Member	2021	2022	2025
William D. Young	III	77	Chairman of the Board, Compensation Committee Member Nominating and Corporate Governance Committee Member	2010	2022	2025
Continuing Directors	Class	Age	Position/Committee	Director Since	Current Term Expires

R. Bradley Gray	I	45	Director, President and Chief Executive Officer	2010	2023	–
Teresa Foy, Ph.D.	I	58	Director, Compensation Committee Member	2022	2023	–
Kirk D. Malloy, Ph.D.	I	55	Director, Compensation Committee Member	2016	2023	–
Elisha W. Finney	II	60	Director, Audit Committee Chair	2017	2024	–
Gregory Norden	II	64	Director, Compensation Committee Chair	2012	2024	–
Janet George	II	55	Director, Audit Committee Member	2021	2024	–
Charles P. Waite	II	66	Director, Nominating and Corporate Governance Committee Chair Audit Committee Member	2004	2024	–
Directors Not Standing for Re-election	Class	Age	Position/Committee	Director Since	Current Term Expires

Don R. Kania, Ph.D.	III	67	Director, Audit Committee Member	2019	2022	–

NanoString Technologies, Inc.	8	2022 PROXY STATEMENT

●	PROPOSAL ONE	Table of Contents
Diversity of the Board
The Board Diversity Matrix below presents the board’s diversity statistics in the format prescribed by the Nasdaq rules.

Board Diversity Matrix (as of April 29, 2022)
	Female	Male	Non-Binary	Did Not Disclose Gender

Part I: Gender Identity
Directors	4	6
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	3	6
Two or More Races or Ethnicities	1
LGBTQ+
Did Not Disclose Demographic Background

AGE	TENURE	ETHNICITY	GENDER

● 40-49 yrs	● 60-69 yrs	● 5 yrs or less	● > 10 years	● White	● Female
● 50-59 yrs	● 70-79 yrs	● 6-10 yrs		● Two or More Races or Identities: (1) African American or Black and (2) Asian	● Male

2022 PROXY STATEMENT	9	NanoString Technologies, Inc.

●	PROPOSAL ONE	Table of Contents
Nominees for Director

Dana Rollison, Ph.D. has served as a member of the board of directors since March 2021 and as a member of the nominating and corporate governance committee since March 2021. Dr. Rollison is Vice President, Chief Data Officer for the Moffitt Cancer Center, the only National Cancer Institute (NCI) designated comprehensive cancer center in the state of Florida, appointed to this role in April 2010, and is responsible for setting executive vision for Moffitt’s enterprise-wide data warehouse and analytics strategy to support translational research, clinical pathways, accountable care analytics, data sharing partnerships and the practice of personalized medicine. Additionally Dr. Rollison has led Moffitt’s Quantitative Science Division as Associate Center Director of Data Science, promoting the development of novel analytic approaches in cutting-edge research spanning the cancer continuum, since August 2017. Dr. Rollison has been a faculty member at Moffitt since 2004. Her research focuses on the application of data science techniques to cancer surveillance and epidemiologic studies of cutaneous viral infections, environmental exposures, and immune function. Dr. Rollison earned her undergraduate degree in biology with honors from the University of Miami and completed her Sc.M., Ph.D., and postdoctoral training in cancer epidemiology at Johns Hopkins University, Baltimore.
We believe that Dr. Rollison’s expertise in the application of data science techniques to cancer research and her experience as an executive of a leading cancer research center qualifies her to serve as a director.

NanoString Technologies, Inc.	10	2022 PROXY STATEMENT

●	PROPOSAL ONE	Table of Contents

William D. Young has served as the chairman of the board of directors since January 2010 and as a member of the audit committee from November 2011 to April 2019 and nominating and corporate governance committee since September 2013. Mr. Young was appointed as a member of the compensation committee in April 2019. Mr. Young is a Senior Advisor at Blackstone Life Sciences since November 2018, following Blackstone’s acquisition of Clarus Ventures. Prior to Blackstone he was a Venture Partner at Clarus Ventures, a health care and life sciences venture capital firm, which he joined in March 2010. Prior to joining Clarus Ventures, Mr. Young served from 1999 until June 2009 as chairman of the board of directors and Chief Executive Officer of Monogram Biosciences, a biotechnology company acquired by Laboratory Corporation of America in June 2009. From 1980 to 1999 Mr. Young was employed at Genentech, a biotechnology company acquired by Roche in March 2009, most recently as Chief Operating Officer from 1997 to 1999, where he was responsible for all Product Development, Manufacturing and Commercial functions. Mr. Young joined Genentech in 1980 as Director of Manufacturing and Process Sciences and became Vice President in 1983. Prior to joining Genentech, Mr. Young worked at Eli Lilly & Co. for 14 years and held various positions in production and process engineering, antibiotic process development and production management. Mr. Young is a member of the boards of directors of Autolus Therapeutics (Nasdaq: AUTL), Praxis Precision Medicine (Nasdaq: PRAX) and Theravance Biopharma (Nasdaq: TBPH) where he is the lead independent director. Mr. Young retired from BioMarin Pharmaceutical’s board of directors in November 2015, from Vertex Pharmaceuticals’ board of directors in June 2020 and from Biogen Inc.’s board of directors as chairman in June 2014. Mr. Young received his M.B.A. from Indiana University and his B.S. in chemical engineering from Purdue University, and an honorary doctorate of engineering from Purdue University. Mr. Young was elected to The National Academy of Engineering in 1993 for his contributions to biotechnology.
We believe that Mr. Young’s demonstrated leadership in his field, his understanding of the industry and his senior management experience in several companies in our industry qualify him to serve as the chairman of the board of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE NOMINEES NAMED ABOVE.

2022 PROXY STATEMENT	11	NanoString Technologies, Inc.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Continuing Directors
DIRECTORS CONTINUING IN OFFICE UNTIL THE 2023 ANNUAL MEETING OF STOCKHOLDERS

R. Bradley Gray has served as a member of the board of directors and as President and Chief Executive Officer since June 2010. Prior to joining our company, Mr. Gray held various positions at Genzyme, a biotechnology company acquired by Sanofi in 2011. He served as Vice President of Product & Business Development for Genzyme Genetics, the diagnostic services division of Genzyme, from June 2008 to May 2010, leading the development of molecular diagnostics and partnering activities. From September 2006 to June 2008, he served as Vice President of Business & Strategic Development for Genzyme Genetics, leading growth efforts through partnerships and licensing. Mr. Gray joined Genzyme in October 2004 as Director of Corporate Development, supporting business development and leading Genzyme Ventures, the corporate venture capital fund of Genzyme. Prior to joining Genzyme, Mr. Gray was a management consultant in the healthcare practice of McKinsey & Company, a global management consulting firm, from September 2000 to October 2004, where he worked with senior healthcare executives in the United States and Europe on a broad range of issues including pharmaceutical and diagnostic product strategy, post-merger integration, organization design, and operational turnarounds. Mr. Gray received a B.A. in Economics and Management from Oxford University, where he studied as a British Marshall Scholar, and an S.B. in Chemical Engineering from the Massachusetts Institute of Technology.
We believe that Mr. Gray possesses specific attributes that qualify him to serve as a director, including the perspective and experience he brings as Chief Executive Officer and his knowledge of molecular diagnostic development and commercialization.

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Teresa Foy, Ph.D. has served as a member of the board of directors and as a member of the compensation committee since April 2022. Dr. Foy has served as the Senior Vice President, Immuno-Oncology and Cellular Therapy at Bristol Myers Squibb Company, a biopharmaceutical company, since November 2019, focusing on the development and translation of BMS’ early immuno-oncology and cell therapy pipeline from discovery through human proof of concept. Prior to her role at BMS, Dr. Foy served as Corporate Vice President, Immuno-Oncology and Cellular Therapy at Celgene Corporation, a pharmaceutical company focused on developing cancer and immunology drugs, from September 2014 to November 2019. Prior to that, Dr. Foy held scientific leadership positions at Corixa Corporation and GlaxoSmithKline. She also served as the chief scientific officer at VLST, a private company focused on developing therapeutics for autoimmune and inflammatory diseases. She has served on the board of Life Science Washington, the Washington state life sciences industry trade group, since 2015. Dr. Foy earned a Ph.D. in Immunology from the University of Iowa, completed her post-doctoral fellowship in Immunology and Immunotherapy at Dartmouth Medical School, and received an M.S. in Immunology and Microbiology from St. Cloud State University and a B.S. in Biology from the University of Minnesota. Dr. Foy has an extensive publication record and is a named inventor on several patents for novel immune compositions.
We believe that Dr. Foy is qualified to serve as a director of NanoString because of her expertise in immunology and immuno-oncology, translational research, and the development of novel therapeutics, and based on her extensive experience as a senior executive in the pharmaceutical and biotechnology industry.

Kirk D. Malloy, Ph.D. has served as a member of the board of directors since September 2016 and as a member of the compensation committee since May 2017. Dr. Malloy served as founder and Chief Executive Officer of Verogen, Inc., from August 2017 to August 2018 after founding the company and securing initial funding, Dr. Malloy is currently founder and principal at BioAdvisors, LLC, where he provides strategic consulting services to life science, diagnostics, and genomics companies. Prior to founding BioAdvisors in April 2016, he was at Illumina, Inc. from 2002 to 2016, most recently as Senior Vice President and General Manager of Life Sciences and Applied Markets from January 2014 to April 2016. From May 2005 to December 2013 he served as Vice President of Global Customer Solutions; he was also Vice President of Global Quality from December 2005 to May 2007. Dr. Malloy joined Illumina in 2002 as Senior Director of Global Customer Solutions. Before Illumina, he held various commercial leadership positions at Biosite Diagnostics and QIAGEN Inc. Dr. Malloy previously served as Chairman of the Board for Organovo (Nasdaq: ONVO), a publicly traded company that designs and creates functional, three-dimensional human tissues for use in medical research and therapeutic applications. He also serves as a director for several private genomics tools companies. Dr. Malloy earned his B.S. in Biology from the University of Miami, and his M.S. and Ph.D. from the University of Delaware and held post-doctoral and instructor positions at Boston University and Northeastern University.
We believe that Dr. Malloy is qualified to serve as a director of NanoString because of his extensive experience with more than 20 years of commercial leadership in life science tools, applied markets, and molecular diagnostics.

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DIRECTORS CONTINUING IN OFFICE UNTIL THE 2024 ANNUAL MEETING OF STOCKHOLDERS

Elisha W. Finney has served as a member of the board of directors and as a member of the audit committee since May 2017 and was appointed chair of the Audit Committee in April 2019. Ms. Finney retired in May 2017 from her position as the Executive Vice President and Chief Financial Officer of Varian Medical Systems (NYSE: VAR), a publicly traded developer of cancer care solutions. At Varian, her management responsibilities included corporate accounting, corporate communications and investor relations, internal audit, risk management, tax and treasury, and corporate information systems. Ms. Finney was named vice president, finance and Chief Financial Officer of Varian Medical Systems in April 1999, Senior Vice President and Chief Financial Officer in 2005 and Executive Vice President and Chief Financial Officer in 2012. She joined Varian as risk manager in 1988. Prior to joining Varian, Ms. Finney was with the Fox Group, a property management company in Foster City, California and Beatrice Foods in Chicago, Illinois. She holds a BBA in Risk Management and Insurance from the University of Georgia as well as an MBA from Golden Gate University in San Francisco. Ms. Finney currently serves on the board of directors at ICU Medical, Inc. (Nasdaq: ICUI), a publicly traded infusion-therapy company, and METTLER-TOLEDO International Inc. (NYSE: MTD), a publicly-traded maker and marketer of precision instruments for use in laboratory, industrial and food retailing applications, and she previously served as a board member at CUTERA, Inc., iRobot Corporation, Altera Corporation, Thoratec and Laserscope.
We believe that Ms. Finney is qualified to serve as a director of NanoString because of her more than 25 years of financial and life science expertise.

Gregory Norden has served as a member of the board of directors since July 2012, as a member of the compensation committee since April 2015 and as chair of the compensation committee since April 2019. Mr. Norden previously served as a member of the audit committee from July 2012 to October 2020. Mr. Norden is the Managing Director of G9 Capital Group, LLC, which invests in early stage ventures and provides corporate advisory services. From 1989 to 2010, Mr. Norden held various senior positions with Wyeth, most recently as Wyeth’s Chief Financial Officer. Prior to his affiliation with Wyeth, Mr. Norden served as Audit Manager at Arthur Andersen & Company. Mr. Norden also serves on the boards of directors of Praxis (Nasdaq: PRAX), a clinical stage biopharmaceutical company, Royalty Pharma (Nasdaq: RPRX), a leading funder of innovation across the biopharmaceutical industry, and Zoetis (NYSE: ZTS), the world’s leading animal health company. Mr. Norden is a former director of Entasis Therapeutics, Human Genome Sciences, Univision, and Welch Allyn. Mr. Norden received a B.S. in Management/Economics from the State University of New York at Plattsburgh and a M.S. in Accounting from LIU Post.
We believe that Mr. Norden’s qualifications to serve on the board of directors include his extensive financial and accounting expertise and experience at Wyeth and Arthur Andersen & Company and his significant experience in the biopharmaceutical industry.

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Janet George has served as a member of the board of directors since March 2021 and as a member of the audit committee since March 2021. Since February 2022, Ms. George has served as the Corporate Vice President of Cloud, Enterprise and Artificial Intelligence Solutions Group at Intel Corporation. Ms. George previously served as Group Vice President of Autonomous Enterprise, Advanced Analytics with Machine Learning, and Artificial Intelligence at Oracle from September 2019 to February 2022. Ms. George is a seasoned technical leader with over 15 years of experience leading dynamic, high-performing global teams with a sharp focus on execution and successful industrial-scale software delivery and implementation. Before Oracle, Ms. George served as chief data and AI officer and fellow at Western Digital from December 2014 to September 2019. Additionally, Ms. George has held leadership roles in engineering at numerous leading technology companies, including SanDisk, Accenture Technology Labs, Yahoo, eBay, and Apple. Ms. George is actively engaged with Stanford University and UC Berkeley California to advance the frontiers of the brain, computation, and technology in the intersection of computer science and neuroscience. She earned an advanced master’s degree in computer science from Kerala University, her bachelor’s degree from Pune University, and is a board member for IEEE, the world’s largest technical professional organization.
We believe that Ms. George’s extensive experience in the use of data science in business and in launching software products qualify her to serve as a director.

Charles P. Waite has served as a member of the board of directors since July 2004, as a member of the audit committee and nominating and corporate governance committee since June 2009, and as a member of the compensation committee from June 2009 to April 2017; he currently serves as chairman of the nominating and corporate governance committee. He has been a General Partner of OVP Venture Partners II and a Vice President of Northwest Venture Services Corp. since 1987, a General Partner of OVP Venture Partners III since 1994, a General Partner of OVP Venture Partners IV since 1997, a General Partner of OVP Venture Partners V since 2000, a General Partner of OVP Venture Partners VI since 2001, and a General Partner of OVP Venture Partners VII since 2007, all of which are venture capital firms. Prior to joining OVP, Mr. Waite was a General Partner at Hambrecht & Quist Venture Partners from 1984 to 1988, where he focused on investments in information technology and life sciences. He is a former director of Complete Genomics, a publicly traded DNA sequencing platform developer (acquired by BGI-Shenzen in March 2013), and currently serves on the board of directors of three private companies. Mr. Waite received an A.B. in history from Kenyon College and an M.B.A. from Harvard University.
We believe that Mr. Waite’s significant operational and leadership experience as a venture capital investor who sits on a number of boards qualify him to serve as a director. Mr. Waite’s investment focus on life sciences companies also provides substantial expertise in our industry.

Directors Not Standing for Re-Election
On April 26, 2022, Dr. Kania notified the Board of his decision not to stand for re-election at the 2022 annual meeting of stockholders. Dr. Kania will continue to serve as a member of the board of directors until the expiration of his term at the 2022 annual meeting, and as a member of the audit committee until June 17, 2022, following which the composition of the audit committee of our board of directors shall consist of Elisha Finney, Janet George and Charles Waite.

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Don R. Kania, Ph.D. has served as a member of the board of directors and as a member of the audit committee since October 2019. From 2006 to 2016, Dr. Kania served as Chief Executive Officer and President of FEI Company until its acquisition by Thermo Fisher Scientific Inc. Dr. Kania also held various positions at Veeco Instruments Inc. He joined as Chief Technology Officer in 1998, was named General Manager in 1999, Group President in 2003, President in 2004, and President and Chief Operating Officer in 2006. Prior to that he held technical and general management positions of increasing responsibility at Lawrence Livermore National Laboratory from 1993 to 1998 and Los Alamos National Laboratory from 1987 to 1991. From 1991 to 1993, he was Research Director at Crystallume, a manufacturer of thin film diamond coatings. Dr. Kania currently serves on the board of directors of Intuitive Surgical (Nasdaq: ISRG), a publicly traded corporation that develops robotics for use in surgery. He previously served as a board member of Aldevron LLC, the leading global supplier of plasmid DNA used in gene therapies, and of American Science and Engineering Inc., a leading manufacturer of X-ray imaging equipment. He is also on the boards of FNC Medford, United Way Jackson County, Lumicks BV and DNA Script, and serves as an advisor to several privately held life sciences companies. He holds B.S., M.S. and Ph.D. degrees in physics and engineering from the University of Michigan.
Dr. Kania has notified the Board of his decision not to stand for re-election at the 2022 annual meeting. Dr. Kania will continue to serve as a member of the Board until the expiration of his term at the 2022 annual meeting..

Governance Highlights
Our board of directors is committed to building long-term stockholder value and maintaining sound corporate governance practices. We highlight some of our corporate governance practices below.

10	90%	100%	✓
NUMBER OF DIRECTORS	PERCENTAGE OF INDEPENDENT DIRECTORS	DIRECTORS WHO ATTENDED AT LEAST 75% OF BOARD AND COMMITTEE MEETINGS IN 2021	STRONG AND ACTIVE INDEPENDENT CHAIRMAN OF THE BOARD

✓	✓	✓	✓
100% INDEPENDENT AUDIT, COMPENSATION AND NOMINATING AND CORPORATE GOVERNANCE COMMITTEES	BOARD AND COMMITTEES MAY ENGAGE OUTSIDE ADVISORS INDEPENDENT OF MANAGEMENT	ANNUAL BOARD AND COMMITTEE SELF-EVALUATIONS	ACTIVE STOCKHOLDER ENGAGEMENT PROGRAM

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✓	✓	✓	✓
CORPORATE GOVERNANCE GUIDELINES	STOCK OWNERSHIP GUIDELINES FOR DIRECTORS AND EXECUTIVE OFFICERS	NO HEDGING, PLEDGING, OR DERIVATIVE SECURITIES TRANSACTIONS BY INSIDERS	ALL EMPLOYEES, OFFICERS AND DIRECTORS MUST ADHERE TO CODE OF BUSINESS CONDUCT

Director Independence
Our board of directors has undertaken a review of its composition, the composition of its committees and the independence of directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, the board of directors has determined that none of Messrs. Young, Waite and Norden, Mss. Finney and George, and Drs. Foy, Kania, Malloy, and Rollison, representing nine of our ten directors, has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under the rules of The Nasdaq Stock Market. The board of directors also determined that the members of our audit committee, Mss. Finney and George, Dr. Kania and Mr. Waite, the members of our compensation committee, Drs. Malloy and Foy and Messrs. Norden and Young, and the members of our nominating and corporate governance committee, Dr. Rollison and Messrs. Waite and Young, satisfy the independence standards for those committees established by applicable SEC rules and the rules of The Nasdaq Stock Market.
Leadership Structure
Mr. Young serves as the Chairman of the Board, and Mr. Gray serves as President and Chief Executive Officer of the company. The roles of Chief Executive Officer and Chairman of the Board are currently separated in recognition of the differences between the two roles. We believe that it is in the best interests of our stockholders for the Board to make a determination regarding the separation or combination of these roles each time it elects a new Chairman or appoints a Chief Executive Officer, based on the relevant facts and circumstances applicable at such time. The Board believes it is in the best interests of the company to continue to maintain an independent Chairman to allow Mr. Gray to focus on his primary responsibility for the operational leadership and strategic direction of the company. Our corporate governance guidelines provide that if our board of directors does not have an independent chairperson, the board of directors will appoint a lead independent director.
Board Meetings and Committees
During the year ended December 31, 2021, the board of directors held five meetings (including regularly scheduled and special meetings) and no incumbent director attended fewer than 75% of the total number of meetings of the board of directors and the committees of which he or she was a member. At the end of each meeting, the nonemployee independent directors met for an executive session without management present (including the CEO) to provide an opportunity to discuss topics on a confidential basis.
Although we do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we encourage, but do not require, directors to attend. All ten of our then-serving directors attended our 2021 annual meeting of stockholders.

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Our board of directors has an audit committee, a compensation committee, and a nominating and corporate governance committee, each of which has the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by our board of directors.
AUDIT COMMITTEE
The audit committee held six meetings in 2021.

Current Members: Ms. Finney (chair) Dr. Kania Ms. George Mr. Waite
Our audit committee oversees our corporate accounting and financial reporting process and assists the board of directors in monitoring our financial systems. Our audit committee will also:
•approve the hiring, discharging and compensation of our independent auditors;
•oversee the work of our independent auditors;
•approve engagements of the independent auditors to render any audit or permissible non-audit services;
•review the qualifications, independence and performance of the independent auditors;
•review financial statements, critical accounting policies and estimates;
•review the adequacy and effectiveness of our internal controls; and
•review and discuss with management and the independent auditors the results of our annual audit, our quarterly financial statements and our publicly filed reports.
The audit committee operates under a written charter that was adopted by our board of directors and satisfies the applicable rules of the SEC and the listing standards of the Nasdaq Stock Market. A copy of the Audit Committee Charter is available on our website at https://investors.nanostring.com/governance/governance-documents.

Independence:
The composition of our
audit committee meets
the requirements for independence under current Nasdaq Stock Market listing standards and SEC rules and regulations. Each member of our audit committee meets the financial literacy requirements of the Nasdaq Stock Market listing standards.
Financial Experts:
Our board of directors has determined that each of
Ms. Finney and Dr. Kania are audit committee financial experts, as that term is defined under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act
of 2002, and possesses financial sophistication, as defined under the rules of The Nasdaq Stock Market.

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COMPENSATION COMMITTEE
During 2021, our compensation committee met seven times.

Current Members: Mr. Norden (chair) Dr. Malloy Mr. Young Dr. Foy
Our compensation committee oversees our compensation policies, plans and benefits programs. The compensation committee will also:
•review and approve or recommend policies relating to compensation and benefits of our officers and employees and our non-employee directors;
•review and approve corporate goals and objectives relevant to compensation of our chief executive officer and other senior officers;
•evaluate the performance of our officers in light of established goals and objectives;
•oversee succession planning for officers and other members of the senior leadership team;
•approve compensation of our officers based on its evaluations; and
•administer the issuance of stock options, restricted stock units and other equity-based awards under our equity plans.
The compensation committee operates under a written charter that was adopted by our board of directors and satisfies the applicable rules of the SEC and the listing standards of the Nasdaq Stock Market. A copy of the Compensation Committee Charter is available on our website at https://investors.nanostring.com/governance/governance-documents. Pursuant to its charter, the compensation committee may form subcommittees and delegate to such subcommittees any power and authority the compensation committee deems appropriate, excluding any power or authority required by law, regulation or listing standard to be exercised by the compensation committee as a whole. The compensation committee has delegated limited authority to the employee equity grant committee, consisting of three members of senior management, to make certain equity grants to new hires and employees. These equity grants are subject to pre-determined ranges for employees at different levels of seniority and vesting schedules as set forth in the employee equity grant committee’s charter approved by the compensation committee. The amount of stock that can be used for such grants is subject to an annual limit, which may be adjusted annually by the compensation committee.

Independence:
The composition of our compensation committee meets the requirements for independence under current Nasdaq Stock Market listing standards and SEC rules and regulations. Each member of the compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Compensation Risk Analysis
Our compensation committee reviews and discusses with management the risks arising from our executive compensation philosophy and practices applicable to all employees to determine whether they encourage excessive risk-taking and to evaluate compensation policies and practices that could mitigate such risks. In addition, our compensation committee engaged Aon, an independent compensation consultant, in 2021 to conduct a risk assessment of our executive compensation program. Based on those reviews, the compensation committee structures our executive compensation program to encourage our NEOs to focus on both long-term and short-term success. We do not believe that our executive compensation program creates risks that are reasonably likely to have a material adverse effect on us.
Compensation Committee Interlocks and Insider Participation
As of April 21, 2022, the members of our compensation committee are Drs. Malloy and Foy and Messrs. Norden and Young. Dr. Malloy and Messrs. Norden and Young comprised the members of our compensation committee during 2021, and Dr. Foy joined the

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compensation committee in April 2022. None of the members of our compensation committee is or has been an officer or employee of us. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving on our board of directors or compensation committee.
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
During 2021, our nominating and corporate governance committee met eight times.

Current Members: Mr. Waite (chair) Dr. Rollison Mr. Young
Our nominating and corporate governance committee oversees and assists the board of directors in reviewing and recommending nominees for election as directors. The nominating and corporate governance committee will also:
•evaluate and make recommendations regarding the organization and governance of the board of directors and its committees;
•assess the performance of members of the board of directors and make recommendations regarding committee and chair assignments;
•recommend desired qualifications for board of directors membership and conduct searches for potential members of the board of directors;
•oversee orientation and continuing education activities for board members;
•review any proposals properly submitted by stockholders for action at meetings of stockholders and make recommendations to the board regarding actions to be taken in response to such proposals; and
•review and make recommendations with regard to our corporate governance guidelines.
The nominating and corporate governance committee operates under a written charter that was adopted by our board of directors and satisfies the applicable rules of the SEC and the listing standards of the Nasdaq Stock Market. A copy of the Nominating and Corporate Governance Committee Charter is available on our website at https://investors.nanostring.com/governance/governance-documents.

Independence:
The composition of our nominating and corporate governance committee meets the requirements for independence under current Nasdaq Stock Market listing standards and SEC rules and regulations.

Considerations in Evaluating Director Nominees
The nominating and corporate governance committee uses a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, the nominating and corporate governance committee will consider the current size and composition of the board of directors and the needs of the board of directors and the respective committees of the board of directors. Some of the qualifications that the nominating and corporate governance committee considers include, without limitation, issues of character, integrity, judgment, diversity, age, independence, skills, education, expertise, business acumen, business experience, length of service, understanding of our business and other commitments. Other than the foregoing, there are no stated minimum criteria for director nominees.
Although the board of directors does not maintain a specific policy with respect to board diversity, the board of directors believes that the board should be a diverse body, and the nominating and corporate governance committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, the nominating and corporate

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governance committee may take into account the benefits of diverse viewpoints. The nominating and corporate governance committee also considers these and other factors as it oversees the annual board of director and committee evaluations. Four out of the ten directors on the board are female. One out of the ten directors on the board identifies as belonging to one or more under-represented minority groups.
Annual Board Evaluations
The board conducts an annual evaluation of its performance based in part on annual self-assessments completed by the board members. In December 2021, each director completed a written questionnaire with respect to the board of directors and separate questionnaires for each board committee of which they are a member. The questionnaires were previously approved by the nominating and corporate governance committee. The questionnaires are used to evaluate the board’s composition, culture, processes, and relationship with management as well as each board member’s view of his or her knowledge and understanding of our business and contributions to board deliberations. Each board member is also asked to identify areas where the board as a group and the board member individually could improve performance. Members of the board committees engage in assessing their respective committee’s performance during that year. These assessments are then aggregated and presented to the board and committees, who then determine what specific actions should be taken in response to this input. The Nominating and Corporate Governance committee is then responsible for ensuring that the recommended actions are implemented.
Stockholder Recommendations and Nominations for the Board of Directors
The nominating and corporate governance committee will consider candidates for directors recommended by stockholders so long as such recommendations comply with the certificate of incorporation and bylaws of our company and applicable laws, rules and regulations, including those promulgated by the SEC. The committee will evaluate such recommendations in accordance with its charter, our bylaws and the regular nominee criteria described above. This process is designed to ensure that the board of directors includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to our business. Stockholders wishing to recommend a candidate should contact our Corporate Secretary in writing. Such recommendations must include the nominee’s name and qualifications for membership on our board of directors. The committee has discretion to decide which individuals to recommend for nomination as directors.
A stockholder of record can nominate a candidate directly for election to the board of directors by complying with the procedures in Section 2.4(ii) of our bylaws. Any eligible stockholder who wishes to submit a nomination should review the requirements in the bylaws on nominations by stockholders. Any nomination should be sent in writing to NanoString Technologies, Inc., Attention: Corporate Secretary, 530 Fairview Avenue North, Seattle, WA 98109. For our 2023 annual meeting of stockholders, notice must be received by us no earlier than February 13, 2023, and no later than March 15, 2023. The notice must state the information required by Section 2.4(ii)(b) of our bylaws and otherwise must comply with applicable federal and state law.
Stockholder Communications with the Board of Directors
Stockholders wishing to communicate with a non-management member of the board of directors may do so by writing to such director, and mailing the correspondence to: NanoString Technologies, Inc., Attention: Corporate Secretary, 530 Fairview Avenue North, Seattle, WA 98109. Our Senior Vice President, Human Resources and Legal Affairs, in consultation with appropriate directors as necessary, will review all incoming communications and screen for communications that (1) are solicitations for products and services, (2) relate to matters of a personal nature not relevant for our stockholders to act on or for our board to consider and (3) matters that are of a type that render them improper or irrelevant to the functioning of our board or our business, for example, mass mailings, product complaints or inquiries, job inquiries, business solicitations and patently offensive or otherwise inappropriate material. If appropriate, our Senior Vice President, Human Resources and Legal Affairs, will route such communications to the appropriate director(s) or, if none is specified, then to the chairperson of the board. These policies and procedures do not apply to communications to non-employee directors from our officers or directors who are stockholders or stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.

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Corporate Governance Principles and Code of Business Conduct and Code of Ethics
Our board of directors has adopted Corporate Governance Principles. These principles address, among other items, the responsibilities of our directors, the structure and composition of our board of directors and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a Code of Business Conduct that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. The board of directors also has adopted a Code of Ethics that applies to our Chief Executive Officer, Chief Financial Officer and other senior financial officers. The full text of our Corporate Governance Principles, Code of Business Conduct and Code of Ethics is posted on the Corporate Governance portion of our website at https://investors.nanostring.com/governance/governance-documents. We will post amendments to our Corporate Governance Principles, Code of Business Conduct and Code of Ethics or waivers of the same for directors and executive officers on the same website.
Risk Management
The board of directors has an active role, as a whole and also at the committee level, in overseeing the management of our risks. The board of directors is responsible for general oversight of risks and regular review of information regarding our risks, including market and technology risks, credit risks, cybersecurity, liquidity risks, ESG-related risks (including human capital management) and operational risks. The compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The audit committee is responsible for overseeing the management of risks relating to accounting matters and financial reporting. The nominating and corporate governance committee is responsible for overseeing the management of risks associated with corporate governance, the independence of the board of directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board of directors is regularly informed through discussions with committee members about such risks. The board of directors believes that its leadership structure is consistent with the administration of its risk oversight function.
Environmental, Social and Governance (ESG)
ESG STRATEGY
Our ESG strategy is focused on areas that are material to our business and clearly connected to our business strategy. We expect our ESG strategy to evolve as we continue to assess the appropriate framework for our disclosures and appropriate metrics to measure our actions. Our board has oversight of our overall ESG program, with our compensation committee ensuring that our ESG goals are incorporated into our executive compensation programs and our nominating and corporate governance overseeing our interactions regarding ESG risks and opportunities with proxy advisory services and stockholders.
The hiring, engagement and retention of a skilled workforce is particularly important in the highly competitive scientific fields in which we operate. We remain focused on the well-being, engagement and retention of our employees. In addition, we prioritize the development and manufacturing of safe, sustainable and reliable products through investments in quality initiatives throughout the company.
MISSION

Our employees are guided by our mission to map the universe of biology. Our core values of grit, authenticity, ambition, ingenuity and commitment to customers serve to guide us on our path toward achieving our mission. Our core values set the foundation for our attitudes and actions, including how we conduct our business, how we interact with each other and our customers and how we evaluate employee performance.

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●	BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	Table of Contents
Talent Acquisition and Development and Employee Engagement
Our employees play a key role in our ability to serve our customers and achieve our mission, and we strive to attract, empower and retain high quality talent that is inspired, diverse and driven. To attract and retain top talent, we strive to create opportunities for our employees to grow and develop in their careers and ensure they are supported by competitive salaries and a comprehensive benefits program.
We believe employee career development is an investment in our employees’ skills and our future. We offer career development opportunities to eligible employees, including educational reimbursement, onsite training to enhance job-related skills, management development programs and opportunities to attend job related conferences and seminars. Additionally, we have an annual employee performance review program which evaluates employee performance across all areas in the organization and is designed to support our employees’ career and personal development, which ultimately contributes to achieving our mission.
We believe it is important to encourage open and direct communication at all levels in our organization and we implement employee experience and feedback surveys as well as bi-monthly all-employee town halls in an effort to understand whether our human capital policies are effective and where we can improve.
Compensation and Benefits
We believe we provide competitive and comprehensive financial compensation and benefits for our employees and that our programs are designed to meet our employees’ needs. In addition to salaries, these programs (which may vary by country or region) include, for eligible employees, new employee equity grants, additional discretionary equity awards, discretionary merit-based annual bonuses, a voluntary employee stock purchase program, a 401(k) plan with partial employer matching contributions, healthcare and insurance benefits, health savings and flexible spending accounts, paid time off, family leave, employee assistance programs, an educational reimbursement program and health and wellness programs. 100% of our full time employees receive new employee equity grants or cash-settled awards and additional annual discretionary equity awards or cash-settled awards. Aon, our independent compensation consultant, conducts an annual benchmarking review of our employee equity program to ensure we remain competitive, and, as a result of that evaluation, we adjust the range of equity grant values periodically as needed. Approximately 57% of our U.S. based employees participate in our employee stock purchase plan, demonstrating a high level of engagement and commitment by our employees to shareholder value creation. In addition, we believe our employees can make a meaningful difference in their local communities and we offer employees paid time off to volunteer in community involvement activities.
COVID-19 Pandemic Safety and Benefits
In response to the COVID-19 pandemic, we implemented several changes that we determined were in the best interests of our employees, customers, the communities we operate in and which are intended to comply with government and health and safety regulations. We have created an internal committee of senior management leaders, including our director of employee health and safety, that meets weekly and is focused on creating and maintaining a safe and healthy workplace for all employees, our customers and the communities in which we operate during the COVID-19 pandemic. Beginning shortly after the onset of the pandemic until early July 2021, we encouraged all employees who are able to work remotely to do so full-time, and this significantly reduced the number of employees onsite. For our employees who were deemed “essential” for onsite work during that period (full or part-time), we implemented several new safety protocols and made significant investments in workplace modification to help promote

2022 PROXY STATEMENT	23	NanoString Technologies, Inc.

●	BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	Table of Contents
employee distancing, as well as establishing onsite health check-in protocols for all facilities and ensuring employees are provided with personal protective equipment. In July 2021, we began our "Return to Workplace" initiative and established new remote, onsite, and hybrid work guidelines tailored to the type of work being performed. Our primary objective has been to optimize the performance of the company for the benefit of our employees, customers, and stockholders in order to achieve the company's vision and mission. We believe that while many work tasks can be handled productively on a remote basis, work that is creative, collaborative, and sensitive often benefits from in-person interaction. We also believe that employees should be provided flexibility in their work arrangements that enable them to be engaged, productive, and effective. In implementing our Return to Workplace program, we have aimed for our remote, onsite, and hybrid work policies to be transparent and enable equity, inclusion, career development and team camaraderie. We implemented temporary revisions to our polices and procedures throughout the fall of 2021 and into 2022 as virus variants and surges necessitated that we adapt accordingly and we will continue to monitor, respond, and adapt as appropriate going forward.
Diversity, Equity and Inclusion
We believe racism and discrimination are unacceptable. We are committed to building and maintaining a diverse and inclusive business and have diversity, equity and inclusion programs in place to help us achieve our commitment.
We seek diversity, equity and inclusion, or DEI, at every level in our organization. Our board of directors includes directors from various backgrounds, industries, skills and experience. Our senior leadership team includes leaders with diverse skills, experience, racial background and genders. Our employees come from numerous countries and various backgrounds and we strive to provide a diverse and inclusive environment. In 2021, 32% of full time employees on our U.S. payroll self-identified as members of one or more underrepresented minority groups (as defined by the Equal Employment Opportunity Commission).
We have active programs in place and continue to focus on extending our diversity, equity and inclusion initiatives across our entire workforce. As part of our program, we seek to make diversity, equity and inclusion a focus for our recruiting and hiring practices, including by ensuring we have diverse representation in our recruiting pool and interview panels. Our DEI efforts are overseen by a three person executive council consisting of members of senior management.
As part of our DEI initiatives, we have employee resource groups, or ERGs, to focus on diverse communities within our workforce, including women, people of color and LGBTQ+ individuals, as well as their allies. Each ERG has a member of senior management as a sponsor as a way to ensure support from the highest levels of the company. We believe these ERGs are guided by our priorities and values and provide a way for employees with common interests to connect, obtain professional development and participate in community outreach opportunities.
In 2020, we joined Washington Employers for Racial Equity, or WERE, which is a new statewide coalition dedicated to racial equity and opportunity for all. As a member of the coalition, we intend to listen, learn, and partner, to enhance DEI efforts in our own company and in our communities. A senior member of our Human Resources team will be participating in WERE's Black Talent Task Force, which will focus on increasing opportunities for Black Washingtonians in the workforce in Washington state. In addition, we recently participated in the first ever industry-wide diversity benchmarking and best practice sharing effort organized through the Analytical, Life Sciences & Diagnostics Association. We have also partnered with Washington MESA, part of the national network of the Math, Engineering and Science Achievement organization, to offer STEM-related internships for underrepresented students. In 2021, we became a participant in the Hiring Our Heroes fellows program, an experiential learning program that allows U.S. military service members the opportunity to spend up to 12 weeks interning at a host company in the civilian workforce. The fellowship program is designed to connect active duty service members who are nearing separation from the military with businesses and prepare candidates for smooth transitions into new careers. The company welcomed its first cohort of Hiring Our Heroes fellows in January 2022.

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SUSTAINABILITY INITIATIVES
Quality
We have committed, and expect to continue to commit, significant resources to developing new technologies and products, improving product performance and reliability and reducing costs. We are continuously seeking to improve our product platforms, including the technology, software, accessibility and overall capability. We had several initiatives and goals in 2021 targeted at quality and reliability improvements benefiting our customers, among them:
•Continued use of lean manufacturing practices in Operations and training of Operations staff in lean operations;
•Strengthening GeoMx DSP performance and capabilities, including improvement in quality control metrics;
•Improvements to our quality management system; and
•Enhanced supplier audit and monitoring program.
Environment
We believe that the reduction of the carbon footprint of our community and the company's commitment to environmental sustainability benefits us all. We implemented a variety of sustainability measures in 2021 and we continue to identify and assess additional opportunities.
•At all of our sites, we encourage and engage in composting and recycling of materials, including clean plastics, cardboard, wood waste, batteries, and packaging. We work with third parties to recycle electronic waste, instruments, and equipment and to convert liquid hazardous waste to energy.
•We participate in the City of Seattle's commute trip reduction program and have implemented initiatives to promote our employees' use of public transit, including by providing subsidized transportation passes. We also have initiatives to promote the use of carpools and walking and biking to work.
•The majority of the footprint of the company's facilities is illuminated with energy-saving LED lamps. To reduce electricity consumption and fixture replacement rates, we routinely review and revise our lighting control schedules. The majority of the electricity that the company purchases is from renewable resources, such as hydroelectric energy.
•Water conservation activities in 2021 included providing filtered tap water and installing new water machines at all company sites.
•We have continued to work to reduce the number of separate instrument shipments by consolidating shipments to Europe from the United States and using warehouses in Europe to store instruments before they are sent to customers.
Non-Employee Director Compensation
The following table provides information regarding compensation paid by us to our non-employee directors during 2021. Directors who are also our employees receive no additional compensation for their service as a director. During 2021 one director, Mr. Gray, our President and Chief Executive Officer, was an employee. Mr. Gray’s compensation is discussed under the caption “Executive Compensation.” We reimburse our directors for expenses associated with attending meetings of our board of directors and meetings of committees of our board. Dr. Teresa Foy joined our board in April 2022 and is not included in the table below.

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●	BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	Table of Contents
2021 Director Compensation Table

Name	Fees Earned or paid in Cash ($)	Stock Awards(1) ($)	Total ($)

William D. Young(2)	$92,500	$231,338	$323,838
Elisha Finney(3)	60,000	231,338	291,338
Janet George(4)	40,726	351,843	392,569
Robert M. Hershberg, M.D., Ph.D.(5)	45,000	231,338	276,338
Don R. Kania, Ph.D.(6)	50,000	231,338	281,338
Kirk D. Malloy, Ph.D.(7)	47,500	231,338	278,838
Gregory Norden(8)	55,000	231,338	286,338
Dana Rollison, Ph.D.(9)	36,654	351,843	388,497
Charles P. Waite(10)	60,000	231,338	291,338
1.Represents the aggregate grant date fair value of restricted stock units awards granted in 2021. These amounts have been computed in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718, without regard to estimated forfeitures. For a discussion of valuation assumptions, see Note 13 to our financial statements included in our Annual Report on Form 10-K, filed with the SEC on March 1, 2022.
2.As of December 31, 2021, Mr. Young held options for the purchase of 84,445 shares of common stock, all of which were vested as of such date, and 3,890 restricted stock units scheduled to vest, of which none were vested as of such date.
3.As of December 31, 2021, Ms. Finney held options for the purchase of 35,788 shares of common stock, all of which were vested as of such date, and 3,890 restricted stock units scheduled to vest, of which none were vested as of such date.
4.As of December 31, 2021, Ms. George held 6,093 restricted stock units scheduled to vest, of which none were vested as of such date. Represents a grant date fair value of $288,507 for Ms. George’s initial restricted stock grant and a grant date fair value of $63,336 for Ms. George’s pro-rated annual restricted stock unit grant.
5.As of December 31, 2021, Dr. Hershberg held options for the purchase of 24,562 shares of common stock, all of which were vested as of such date, and 3,890 restricted stock units scheduled to vest, of which none were vested as of such date. Effective April 18, 2022, Dr. Hershberg resigned from the board. In connection with Dr. Hershberg’s resignation from the board and in recognition of his years of service to our company, the board approved the acceleration of vesting of 3,306 restricted stock units, representing 85% of Dr. Hershberg’s 3,890 unvested restricted stock units, effective immediately prior to the effectiveness of his resignation as a director.
6.As of December 31, 2021, Dr. Kania held options for the purchase of 16,963 shares of common stock, of which 11,308 shares have vested as of such date, and 3,890 restricted stock units scheduled to vest, of which none were vested as of such date. On April 26, 2022, Dr. Kania communicated his decision to the Board not to stand for re-election at the 2022 annual meeting.
7.As of December 31, 2021, Dr. Malloy held options for the purchase of 14,813 shares of common stock, all which were vested as of such date, and 3,890 restricted stock units scheduled to vest, of which none were vested as of such date.
8.As of December 31, 2021, Mr. Norden held options for the purchase of 56,796 shares of common stock, all of which were vested as of such date, and 3,890 restricted stock units scheduled to vest, of which none were vested as of such date.
9.As of December 31, 2021, Dr. Rollison held 6,093 restricted stock units scheduled to vest, of which none were vested as of such date. Represents a grant date fair value of $288,507 for Dr. Rollison's initial restricted stock unit grant and a grant date fair value of $63,336 for Dr. Rollison's pro-rated annual restricted stock unit grant.
10.As of December 31, 2021, Mr. Waite held options for the purchase of 940 shares of common stock, all which were vested as of such date, and 3,890 restricted stock units scheduled to vest, of which none were vested as of such date.

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●	BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	Table of Contents
Director Compensation Program
DIRECTOR COMPENSATION POLICY
The director compensation policy that was in effect in 2021 was adopted in connection with our initial public offering in June 2013 and has been amended from time to time. The philosophy underlying our non-employee director compensation program is to provide reasonable compensation to our non-employee directors that is appropriately aligned with our peers and is commensurate with the services and contributions of our non-employee directors. All directors will be reimbursed for expenses in their capacities as directors in accordance with our standard expense reimbursement policy. For purposes of the policy, each director is classified into one of the two following categories: (1) an “employee director,” is a director who is employed by us; and (2) a “non-employee director,” is a director who is not an employee director. Only non-employee directors receive compensation under the director compensation policy, which is provided in the form of equity and cash, as described below. Each year since 2019, the compensation committee's independent compensation consultant, Aon, has conducted a review of our director compensation policies and practices to advise on whether they are competitive with the market.
EQUITY COMPENSATION
Annual Award
In connection with our 2021 annual meeting of stockholders, each non-employee director was eligible to receive annual equity grants valued at $210,000, consisting of time-based restricted stock units (“RSUs”), except that grants to non-employee directors with less than 12 months of continuous service as of the annual shareholders meeting were prorated to reflect their applicable portion of a full year of service prior to such meeting. All of the shares underlying the annual equity grants will vest in full on the date that is the earlier of the one year anniversary of the date of grant or the date immediately prior to the next annual stockholders meeting, subject to continued service as a director through the vesting date, and subject to the change in control provisions of the company’s equity incentive plan, which are described below. The number of RSUs is calculated as follows, with the resulting number of RSUs subject to the award rounded down to the nearest whole share: (x) such approved value divided by (y) the average closing price of a share of our common stock for the period starting on the date that is 30 calendar days prior to the grant date and ending on (and inclusive of) the calendar day prior to such grant date.
Award upon First Joining the Board of Directors
Upon joining the board of directors, each non-employee director is granted on his or her start date as a non-employee director an initial grant of RSUs valued at $375,000. The shares underlying the initial grant vest one-third each year over three years on the anniversary of the grant date, subject to continued service as a director through each vesting date, and subject to the change in control provisions of the company’s equity incentive plan described below. The number of RSUs will be determined by dividing the dollar value of the grant by the average closing price of a share of company common stock for the period starting on the date that is 30 calendar days prior to the grant date and ending on (and inclusive of) the calendar day prior to such grant date.
Awards granted under the outside director compensation policy currently are granted pursuant to, and subject to the other terms and conditions of, the company’s 2013 Equity Incentive Plan. Under the company’s 2013 Equity Incentive Plan, the vesting of each grant to an outside director that is assumed or substituted in connection with a “change in control” as defined in our 2013 Equity Incentive Plan fully vests if the service of an outside director is terminated on or following a change in control, other than pursuant to a voluntary resignation of the director that is not at the request of the acquirer. In addition, our 2013 Equity Incentive Plan provides that no non-employee director may be granted, in any fiscal year, stock-settled equity awards with a grant date fair value (determined in accordance with GAAP) of more than $500,000, with this limit increased to $1,000,000 in connection with his or her initial service, or cash-settled awards with a grant date fair value of more than $175,000, increased to $350,000 in connection with his or her initial service. If the new 2022 Equity Incentive Plan is approved by the stockholders at the Annual Meeting, then any equity awards granted under the outside director compensation policy on or following the date of that meeting will be pursuant to, and subject to the other terms and conditions of, the 2022 Equity Incentive Plan, including new fiscal year limits on outside director equity and cash retainers or annual or meeting fees for services as an outside director contained in the 2022 Equity Incentive Plan. However, the change in control-related acceleration provisions for non-employee director equity awards, which are similar to those contained in the 2013 Equity Incentive Plan, will be housed in the outside director compensation policy rather than in the 2022 Equity Incentive

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Plan. See Proposal No. 4 “Approval of the 2022 Equity Incentive Plan” in this proxy for additional details regarding this new equity incentive plan, which the board of directors is recommending that the stockholders approve.
2022 CHANGES TO EQUITY COMPENSATION
In February and March 2022, the compensation committee worked with Aon to perform the annual review of the director compensation program for competitiveness with the market. In connection with that review, the committee recommended that the board of directors increase the annual equity award values for non-employee directors in order to align the target percentile of peer group compensation for board members’ equity with the percentile used as a reference point for executive officer compensation. Accordingly, in April 2022, the board of directors amended the director compensation policy with respect to the annual equity awards such that, on the date of each year’s annual stockholders’ meeting, beginning in 2022, each non-employee director will receive an annual equity grant valued at $225,000, consisting of RSUs. The share calculation and the policies with respect to proration and vesting as described above for the annual awards are unchanged.
ACCELERATED AWARDS
Effective April 18, 2022, Dr. Hershberg resigned from the board of directors. In connection with Dr. Hershberg’s resignation from the board and in recognition of his service from June 2021 to mid-April 2022, the board approved the acceleration of vesting of 85% of Dr. Hershberg’s 3,890 unvested restricted stock units from his June 2021 annual director grant, which represents 3,306 restricted stock units, effective immediately prior to the effectiveness of his resignation as a director.
CASH COMPENSATION
Each non-employee director receives an annual cash retainer of $40,000 for serving on the board of directors. In addition to the annual retainer, the chairperson of the board of directors receives an additional cash retainer of $40,000, and the chairpersons of the board’s audit committee, compensation committee and nominating and corporate governance committee are entitled to an additional cash retainer of $20,000, $15,000 and $10,000 per year, respectively. Non-chair members of the audit committee, compensation committee and nominating and corporate governance committee are entitled to an additional cash retainer of $10,000, $7,500 and $5,000 per year, respectively. All cash payments are to be made in four equal installments at the end of each calendar quarter during which such individual served as a director (such payments to be prorated for service during a portion of such quarter).
STOCK OWNERSHIP GUIDELINES
We utilize stock ownership guidelines to strengthen the alignment of interests among stockholders, directors, and other officers. The policy provides that our outside directors are expected to hold 3x their annual retainers for service on the board of directors (not including retainers for serving as a member or chair of any board committee) within five years from the later of the date the policy was adopted and the date such outside director first becomes subject to the policy. See “Stock Ownership Guidelines” in the Compensation Disclosure and Analysis section of this proxy for additional details.

NanoString Technologies, Inc.	28	2022 PROXY STATEMENT

PROPOSAL NO. 2
Ratification of Appointment of Independent Registered Public Accounting Firm
SUMMARY
Ernst & Young LLP (“EY”) served as our independent registered public accounting firm for the completion of our audit for the year ended December 31, 2021. In April 2022, the audit committee approved the appointment of EY as our independent registered public accounting firm for the year ending December 31, 2022, and our board of directors has further directed that we submit the selection of our independent registered public accounting firm for 2022 for ratification by the stockholders at the Annual Meeting. Notwithstanding its selection and even if our stockholders ratify the selection, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in the best interests of NanoString Technologies, Inc. and its stockholders. At the Annual Meeting, the stockholders are being asked to ratify the appointment of EY as our independent registered public accounting firm for the year ending December 31, 2022. Our audit committee is submitting the selection of EY to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of EY will be present virtually at the Annual Meeting, and they will have an opportunity to make statements and will be available to respond to appropriate questions from stockholders.
CHANGE IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
On March 16, 2020, the audit committee approved the dismissal of PricewaterhouseCoopers LLP (“PwC”), as our independent registered public accounting firm effective March 16, 2020. EY’s engagement as our independent registered public accounting firm was effective March 19, 2020. Our stockholders ratified the appointment of EY at last year’s annual stockholders meeting on June 16, 2021.
Information about Ernst & Young LLP
On March 16, 2020, the audit committee approved the appointment of EY as our new independent registered public accounting firm, effective March 19, 2020 and the appointment was ratified by stockholders on June 16, 2020. During our fiscal years ended December 31, 2019 and 2018, and the subsequent interim period through March 19, 2020, neither we nor anyone acting on our behalf consulted with EY regarding any of the matters described in Items 304(a)(2)(i) and (ii) of Regulation S-K.
EY’s reports on our financial statements and internal control over financial reporting for the year ended December 31, 2021 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.
Information about PricewaterhouseCoopers LLP
PwC’s reports on our financial statements for the years ended December 31, 2019 and 2018 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.
During our two fiscal years ended December 31, 2019 and 2018 and the subsequent interim period through March 16, 2020, there were no disagreements, within the meaning of Item 304(a)(1)(iv) of Regulation S-K promulgated under the Exchange Act (“Regulation S-K”) and the related instructions thereto, with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

2022 PROXY STATEMENT	29	NanoString Technologies, Inc.

●	PROPOSAL TWO	Table of Contents
During our fiscal years ended December 31, 2019 and 2018 and the subsequent interim period through March 16, 2020, except as noted below, there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto. As disclosed in our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on March 11, 2019 (“2018 Annual Report”), we identified a material weakness related to an ineffective control environment resulting from not having sufficient resources with an appropriate level of information technology controls knowledge, expertise and training commensurate with our financial reporting requirements. This material weakness contributed to additional material weaknesses in that we did not design and maintain effective information technology general controls, as well as certain controls related to creating and posting journal entries. As disclosed in our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 2, 2020 (the “2019 Annual Report”), we identified material weaknesses related to an ineffective control environment resulting from not having sufficient resources with an appropriate level of controls knowledge, expertise and training commensurate with our financial reporting requirements. The deficiencies in the control environment contributed to additional material weaknesses in that we did not design and maintain effective information technology general controls, as well as certain controls related to creating and posting journal entries, as well as controls related to customer order entry, price and quantity during the product and services billing and revenue processes, and controls related to periodic inventory counts, receiving of inventory, and recording adjustments to inventory quantities. The subject matter of these reportable events was discussed by the audit committee with PwC. We authorized PwC to respond fully to the inquiries of EY concerning the subject matter of the reportable events.
We provided PwC with a copy of a Current Report on Form 8-K (the “Form 8-K”), which was filed with the SEC on March 20, 2020, and requested that PwC furnish us with a letter addressed to the SEC stating whether PwC agreed with the disclosures in the Form 8-K and, if not, stating the respects in which it did not agree. We received the requested letter from PwC and a copy of the letter, dated March 20, 2020, was filed as Exhibit 16.1 to the Form 8-K and such letter is incorporated by reference herein.
FEES OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The following table summarizes the fees billed by EY, our independent registered public accounting firm, for the years ended 2021 and 2020.

	Year Ended December 31,
Fee Category	2021	2020

Audit fees(1)	$2,097,000	$2,140,149
Audit-related fees	—	—
Tax fees	—	—
All other fees(2)	5,790	—
Total fees	$2,102,790	$2,140,149
1.Audit fees relate to professional services provided in connection with the audit of our annual consolidated financial statements, audit of internal control over financial reporting, review of our quarterly consolidated financial statements and our public offerings.
2.All other fees include any fees billed that are not audit, audit-related, or tax fees. In 2021, these fees related primarily to accounting research software.
AUDITOR INDEPENDENCE
In 2021, there were no other professional services provided by EY that would have required the audit committee to consider their compatibility with maintaining the independence of EY.
AUDIT COMMITTEE POLICY ON PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

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●	PROPOSAL TWO	Table of Contents
Pursuant to its charter, the audit committee must review and approve, in advance, the scope and plans for the audits and the audit fees and approve in advance (or, where permitted under the rules and regulations of the SEC, subsequently) all non-audit services to be performed by the independent auditor that are not otherwise prohibited by law and any associated fees. The audit committee may delegate to one or more members of the committee the authority to pre-approve audit and permissible non-audit services, as long as this pre-approval is presented to the full committee at scheduled meetings. In accordance with the foregoing, the committee has delegated to the chair of the audit committee the authority to pre-approve services to be performed by our independent registered public accounting firm and associated fees, provided that the chair is required to report any decision to pre-approve such audit-related or non-audit services and fees to the full audit committee for ratification at its next regular meeting. All fees paid to EY for our fiscal year 2021 were pre-approved by our audit committee or pre-approved by our audit chair and subsequently ratified by the audit committee.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP.

2022 PROXY STATEMENT	31	NanoString Technologies, Inc.

PROPOSAL NO. 3
Advisory Vote on Compensation of Named Executive Officers (“Say-On-Pay”)
At our 2019 annual meeting of stockholders, our board of directors recommended and our stockholders approved holding a non-binding advisory vote on the compensation of our named executive officers every one year. Accordingly, pursuant to Section 14A of the Exchange Act and in accordance with SEC rules, we are providing our stockholders with the opportunity to vote at the Annual Meeting on this advisory or non-binding resolution regarding the compensation of our named executive officers (commonly referred to as “say-on-pay”). This say-on-pay proposal gives our stockholders the opportunity to express their views on the compensation of our named executive officers as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this proxy statement. Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to our named executive officers and will not be binding on us, the board of directors or the compensation committee. The say-on-pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies, and practices, which the compensation committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond.
For more information about the compensation that we paid to our named executive officers during 2021, as well as a description of our overall executive compensation philosophy and program, please refer to the “Executive Compensation” sections of this Proxy Statement, which we believe demonstrate that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation. Accordingly, we ask our stockholders to vote “FOR” the following advisory resolution at the 2022 Annual Meeting:
“RESOLVED, that the stockholders of NanoString Technologies, Inc. approve, on a non-binding advisory basis, the compensation of the named executive officers, as disclosed in this Proxy Statement for the 2022 Annual Meeting of Stockholders, including the accompanying compensation tables and related narrative discussion, and other related disclosures.”
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION.

NanoString Technologies, Inc.	32	2022 PROXY STATEMENT

PROPOSAL NO. 4
Approval of the 2022 Equity Incentive Plan
Our stockholders are being asked to approve a new 2022 Equity Incentive Plan (the “Plan”). Our current stockholder-approved equity plan, the 2013 Equity Incentive Plan (the “2013 Plan”), currently is set to expire in 2023. Our board of directors has adopted the Plan, subject to approval from our stockholders at the Annual Meeting. If our stockholders approve the Plan, it will immediately replace the 2013 Plan, and the 2013 Plan will terminate immediately, and no further awards will be made under the 2013 Plan, but the 2013 Plan will continue to govern awards previously granted under it. If our stockholders do not approve the Plan, the 2013 Plan will remain in effect through the remainder of its term. The board of directors has determined that it is in the best interests of the company to adopt the Plan and is asking our stockholders to approve the Plan. The company’s named executive officers and directors have an interest in this proposal as they are eligible to receive equity awards under the Plan.
PROPOSAL
We have historically provided stock options, restricted stock units and other types of equity awards as an incentive to our employees, directors and consultants to promote increased stockholder value. The board of directors and management believe that stock options, restricted stock units and other types of equity awards are one of the primary ways to attract and retain key personnel responsible for the continued development and growth of our business, and to motivate all employees to increase stockholder value. In addition, stock options, restricted stock units and other types of equity awards are considered a competitive necessity in the life sciences and biotechnology industries in which we compete.
The board of directors believes that the company must offer a competitive equity incentive program if it is to continue to successfully attract and retain the best possible candidates for positions of substantial responsibility within the company. We intend to use this new plan to continue our current practice of granting equity or cash-settled awards to all of our employees worldwide. From March 2021 until March 31, 2022, our global workforce expanded by approximately 200 employees to a total headcount of approximately 790. The board of directors expects that the Plan will be an important factor in continuing to attract, retain and reward high caliber employees who are essential to our success and in providing incentive to these individuals to promote the success of the company.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE 2022 EQUITY
INCENTIVE PLAN.
HIGHLIGHTS OF THE 2022 EQUITY INCENTIVE PLAN
The following number of shares of our common stock will be reserved for issuance under the Plan: (i) 2,500,000 shares, plus (ii) (A) any shares that, as of immediately before the termination or expiration of the 2013 Plan, have been reserved but not issued under any awards granted under the 2013 Plan and are not subject to any awards granted thereunder, plus (B) any shares subject to awards granted under the 2013 Plan that, after the 2013 Plan is terminated or expired, expire or otherwise terminate without having been exercised or issued in full or are forfeited to or repurchased by the company due to failure to vest, with the maximum number of shares that may be added to the Plan under clause (ii) above equal to 6,814,978 shares.

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The Plan includes several features that are consistent with protecting the interests of our stockholders and sound corporate governance practices. These features are highlighted below, and are more fully described in the summary of the Plan further below in this proposal.
•No Evergreen. The Plan does not include an “evergreen” or other provision that provides for automatic increases in the number of shares available for grant under the Plan.
•No Repricing or Exchange of Awards. The Plan prohibits us from instituting a program to reduce the exercise price of outstanding awards or surrender or cancel outstanding awards for new awards and/or cash.
•No Discounted Options or SARs. All options and SARs must have an exercise or measurement price that is at least equal to the fair market value of the underlying common stock on the date of grant.
•No Dividend on Unexercised Options or SARs. No dividends or other distributions will be paid with respect to shares that are subject to unexercised stock options or stock appreciation rights (“SARs”).
•Dividends on Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares Not Paid Until Award Vests. Dividends or other distributions payable with respect to shares subject to these awards will not be paid before and unless the underlying shares vest.
•Limit on Non-Employee Director Compensation. In any fiscal year, non-employee directors may not be granted awards and be provided cash retainers or annual or meeting fees for service as a non-employee director in amounts that collectively exceed the limits contained in the Plan.
•No Automatic Vesting of Awards in a Change in Control. The Plan does not provide for the automatic vesting of awards in connection with a change in control where a successor corporation assumes the awards. Instead, the Plan allows the Administrator (as defined below) to determine the treatment of awards in connection with a change in control, provided that if the successor corporation does not assume or substitute for an award, the award will fully vest. The Plan is administered by a committee of independent directors.
•Awards May Be Subject to Clawback. Each award under the Plan will be subject to reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition under any clawback policy that we are required to adopt under the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by applicable laws, and the Administrator may require a participant to forfeit, return or reimburse us all or a portion of the award and any amounts paid under the award, according to such clawback policy or in order to comply with applicable laws.
CONSIDERATIONS OF THE BOARD OF DIRECTORS IN MAKING ITS RECOMMENDATION
After the consideration and input of our compensation committee, our board of directors approved the Plan and the number of shares of our common stock reserved under the Plan. The number of shares reserved under the Plan is proposed in order to give the board of directors and the compensation committee continued flexibility to grant stock options, restricted stock units and other types of equity awards.
The board of directors and management believe that granting equity awards motivates higher levels of performance, aligns the interests of employees and stockholders by giving employees the perspective of owners with equity stakes in the company, and provides an effective means of recognizing employee contributions to our success. The board of directors and management also believe that equity awards are of great value in recruiting and retaining highly qualified technical and other key personnel who are in great demand, as well as rewarding and encouraging current employees and other service providers. Finally, the board of directors and management believe that the ability to grant equity awards will be important to our future success by helping us to accomplish these objectives.

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If our stockholders approve the Plan, we currently anticipate that the shares available under the Plan will be sufficient to meet our expected needs through 2023, depending on a variety of factors, including, but not limited to, stock price, hiring, and long-term incentive compensation mix. In determining the number of shares to be reserved for issuance under the Plan, the compensation committee and the board of directors also considered the following:
•Remaining Competitive by Attracting/Retaining Talent. As discussed above, the compensation committee and the board of directors considered the importance of an adequate pool of shares to attract, retain and reward our high-performing employees, especially since we compete with many biotechnology companies for a limited pool of talent. The company currently maintains the 2018 Inducement Equity Incentive Plan (the “Inducement Plan”) in addition to the 2013 Plan. The Inducement Plan is limited to grants made as a material inducement for new employment (or employment after a bona fide period of non-employment) with the company. Therefore, although the Inducement Plan is quite helpful in our efforts to grant new hire awards that may attract talent to the company, it is not sufficient for all our hiring, retention and compensation needs.
•Historical Grant Practices. The compensation committee and the board of directors considered the historical amounts of equity awards that we have granted in the past three years. In fiscal years 2021, 2020, and 2019, we granted equity awards representing a total of 3,383,238 shares.
•Forecasted Grants. As discussed above, the compensation committee and the board of directors anticipate that the proposed share reserve, based on projected share utilization will be sufficient for our equity award usage through at least 2023. In determining the projected share utilization, the compensation committee and the board of directors considered a forecast that included the following factors: (i) the approximately 3,119,676 unissued shares remaining under the 2013 Plan as of the date of the initial action by the board of directors to approve the Plan; (ii) the anticipated growth in our employee base; (iii) the approximately 7,171 unissued shares remaining under the Inducement Plan as of the date of the initial action by the board of directors to approve the Plan, and the limited nature of the grants that may be awarded under the Inducement Plan; (iv) the additional 2,500,000 shares that would be available for grant under the Plan, if the stockholders approve the Plan; and (v) the estimated cancellations and forfeitures returned back to the 2013 Plan.
•Proxy Advisory Firm Guidelines. Because of our significant institutional stockholder base, the compensation committee and the board of directors also considered the relevant guidelines from proxy advisory firms. Our three-year average burn rate and the dilution relating to the initial share reserve is within such guidelines.
SUMMARY OF THE 2022 EQUITY INCENTIVE PLAN
The following is a summary of the principal features of the Plan and its operation. The summary is qualified in its entirety by reference to the Plan as set forth in Appendix A.
General
The purposes of the Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors and consultants who perform services to the company, and to promote the success of the company’s business. These incentives are provided through the grant of stock options, restricted stock, restricted stock units, stock appreciation rights, performance units, and performance shares.
Authorized Shares
Subject to the adjustment provisions contained in the Plan, stockholders are being asked to approve the reservation of the following number of shares of our common stock for issuance under the Plan: (i) 2,500,000 shares, plus (ii) (A) any shares that, as of immediately before the termination or expiration of the 2013 Plan, have been reserved but not issued under any awards granted under the 2013 Plan and are not subject to any awards granted thereunder, plus (B) any shares subject to awards granted under the 2013 Plan that, after 2013 Plan is terminated or expired, expire or otherwise terminate without having been exercised or issued in full or are forfeited to or repurchased by the company due to failure to vest, with the maximum number of shares that may be added to

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the Plan under clause (ii) above equal to 6,814,978 shares. In addition, shares may become available for issuance under the Plan as described in the next paragraph. The shares may be authorized, but unissued, or reacquired common stock. As of April 21, 2022, the number of shares subject to awards outstanding under the 2013 Plan and the 2004 Stock Option Plan was 3,674,107 shares.
If any award granted under the Plan expires or becomes unexercisable without having been exercised in full, or, with respect to restricted stock, restricted stock units, performance units or performance shares, is forfeited to or repurchased by the company due to failure to vest, then the unpurchased or forfeited or repurchased shares subject to such award will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to stock appreciation rights, only shares actually issued (i.e., the net shares issued) pursuant to a stock appreciation right will cease to be available under the plan; all remaining shares under stock appreciation rights will remain available for future grant or sale under the plan (unless the plan has terminated). If shares issued under restricted stock, restricted stock units, performance shares or performance units are repurchased by or forfeited to the company due to failure to vest, such shares will become available for future grant under the Plan. Shares acquired pursuant to Awards used to pay the exercise price or purchase price of an award or to satisfy the tax withholding obligations of an award will become available for future grant or sale under the Plan. If an award is paid out in cash rather than shares, the number of shares available for issuance under the Plan will not be reduced. Shares repurchased by the company on the open market using the proceeds from the exercise of an award will not become available for future grant under the Plan.
Adjustments to Shares subject to the Plan
In the event of any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of shares or other securities of the company, or other change in the corporate structure affecting our common stock occurs (other than any ordinary dividends or other ordinary distributions), the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of shares of stock that may be delivered under the Plan, and/or the number, class and price of shares of stock subject to outstanding awards, and the numerical share limits in the Plan.
Administration
The Plan will be administered by the board of directors, any committee of the board of directors, or a committee of individuals satisfying applicable laws appointed by the board of directors or a duly authorized committee of the board of directors in accordance with the terms of the Plan (the “Administrator”). In the case of transactions, including grants to certain officers and key employees of the company, intended to qualify, as exempt under Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”), the members of the committee must qualify as “non-employee directors” under Rule 16b‑3 of the Exchange Act.
Subject to the terms of the Plan, the Administrator has the authority to interpret and administer the Plan, including but not limited to, the authority, in its discretion, to select the employees, consultants, and directors who will receive awards, to determine the terms and conditions of awards, to modify or amend each award (subject to the restrictions of the Plan), including to accelerate vesting or waive forfeiture restrictions, to extend the post-service exercise period applicable to an award, and to interpret the provisions of the Plan and outstanding awards. The Administrator may allow a participant to defer the receipt of payment of cash or delivery of shares that otherwise would be due to such participant. The Administrator may make rules and regulations relating to sub-plans established for the purpose of facilitating compliance with applicable non-U.S. laws, easing administration of the Plan, or qualifying for favorable tax treatment under applicable non-U.S. laws and may make all other determinations deemed necessary or advisable for administering the Plan. The Administrator may temporarily suspend the exercisability of an award if the Administrator deems such suspension to be necessary or appropriate for administrative purposes or to comply with applicable laws, provided that such suspension must be lifted before the expiration of the maximum term and post-service exercisability period of an award, unless doing so would not comply with applicable laws. The Administrator may not institute an exchange program under which (i) outstanding awards are surrendered or cancelled in exchange for awards of the same type (which may have a higher or lower exercise price and/or different terms), awards of a different type and/or cash, (ii) which participants have the opportunity to transfer outstanding awards to a financial institution, or (iii) the exercise price of an outstanding award is reduced.

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●	PROPOSAL FOUR	Table of Contents
Eligibility
Awards may be granted to employees, directors and consultants of the company and employees and consultants of any parent or subsidiary corporation of the company. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the company or any parent or subsidiary corporation of the company. As of April 21, 2022, approximately 777 employees, 10 non-employee directors, and 15 consultants were eligible to participate in the Plan. As of the same date, the closing price of a share of our common stock as reported on The Nasdaq Global Market was $19.75.
Stock Options
Each option granted under the Plan will be evidenced by a written or electronic agreement between the company and a participant specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the Plan.
The exercise price per share of each option may not be less than the fair market value of a share of our common stock on the date of grant. However, an exception may be made for any options that are granted in substitution for options held by employees of companies that the company acquires in a manner consistent with Section 424(a) of the Code. In addition, any incentive stock option granted to an employee who, at the time of grant, owns stock representing more than 10% of the total combined voting power of all classes of stock of the company or any parent or subsidiary corporation of the company (a “Ten Percent Stockholder”) must have an exercise price per share equal to at least 110% of the fair market value of a share on the date of grant. The aggregate fair market value of the shares (determined on the grant date) covered by incentive stock options that first become exercisable by any participant during any calendar year also may not exceed $100,000. Generally, the fair market value of our common stock is the closing price of our stock on any established stock exchange or national market system on the applicable date.
The Plan provides that the Administrator will determine the acceptable form(s) of consideration for exercising an option. An option will be deemed exercised when the company receives the notice of exercise and full payment for the shares to be exercised, together with any applicable tax withholdings.
Options will be exercisable at such times or under such conditions as determined by the Administrator and set forth in the award agreement. The maximum term of an option will be specified in the award agreement but will not be more than 10 years, provided that an incentive stock option granted to a Ten Percent Stockholder must have a term not exceeding 5 years.
The Administrator will determine and specify in each award agreement, and solely in its discretion, the period of exercise applicable to each option following a service provider’s cessation of service. In the absence of such a determination by the Administrator, the participant generally will be able to exercise his or her option for (i) 3 months following his or her cessation of service for reasons other than death or disability, and (ii) 12 months following his or her cessation of service due to disability or following his or her death while holding the option. An award agreement may provide for an extension of a post-service exercise period upon a cessation of service for reasons other than death or disability if the exercise of the option following such cessation of service would result in liability under Section 16(b) of the Exchange Act or would violate the registration requirements under the Securities Act.
Restricted Stock Awards
Awards of restricted stock are rights to acquire or purchase shares, which vest in accordance with the terms and conditions established by the Administrator in its sole discretion. Each restricted stock award granted will be evidenced by a written or electronic agreement between the company and the participant specifying the number of shares subject to the award and the other terms and conditions of the award, consistent with the requirements of the Plan. Restricted stock awards may be subject to vesting conditions if and as the Administrator specifies, and the shares acquired may not be transferred by the participant until vested. The Administrator may set restrictions based upon continued employment or service, the achievement of specific performance objectives (company-wide, departmental, divisional, business unit or individual), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

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Unless otherwise provided by the Administrator, a participant will forfeit any shares of restricted stock as to which the restrictions have not lapsed before the participant’s cessation of service. Unless the Administrator provides otherwise, and subject to the general rules in the Plan related to dividends (described below), participants holding restricted stock will have the right to vote the shares and to receive any dividends paid, except that dividends or other distributions paid in shares will be subject to the same restrictions on transferability and forfeitability as the underlying shares and dividends or other distributions payable with respect to shares subject to awards will not be paid before and unless the underlying shares vest. The Administrator may, in its sole discretion, reduce or waive any restrictions and may accelerate the time at which any restrictions will lapse or be removed.
Restricted Stock Units
The Administrator may grant restricted stock units which represent a right to receive shares at a future date as set forth in the participant’s award agreement. Each restricted stock unit granted under the Plan will be evidenced by a written or electronic agreement between the company and the participant specifying the number of shares subject to the award and other terms and conditions of the award, consistent with the requirements of the Plan. Restricted stock units may be settled, in the sole discretion of the Administrator, in shares, cash or a combination of both.
Restricted stock units will result in a payment to a participant only if the performance goals or other vesting criteria (if any) the Administrator may establish are achieved or the awards otherwise vest. The Administrator may set vesting criteria based upon continued employment or service, the achievement of specific performance objectives (company-wide, departmental, divisional, business unit, or individual goals (including, but not limited to, continued employment or service)), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion, which, depending on the extent to which they are met, will determine the number of restricted stock units to be paid out to participants.
After the grant of a restricted stock unit award, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout and may accelerate the time at which any restrictions will lapse or be removed. A participant will forfeit any unearned restricted stock units as of the date set forth in the award agreement. The Administrator in its sole discretion may pay earned restricted stock units in cash, shares of our common stock, or a combination of cash and shares.
Stock Appreciation Rights
A stock appreciation right gives a participant the right to receive the appreciation in the fair market value of our common stock between the date of grant of the award and the date of its exercise. Each stock appreciation right granted under the Plan will be evidenced by a written or electronic agreement between the company and the participant specifying the exercise price and the other terms and conditions of the award, consistent with the requirements of the Plan.
The exercise price per share of each stock appreciation right may not be less than the fair market value of a share on the date of grant. Upon exercise of a stock appreciation right, the holder of the award will be entitled to receive an amount determined by multiplying (i) the difference between the fair market value of a share on the date of exercise over the exercise price by (ii) the number of exercised shares. The company may pay the appreciation in cash, in shares, or in some combination thereof. The term of a stock appreciation right will be set forth in the award agreement but will not be more than 10 years. The terms and conditions relating to the period of exercise following a cessation of service with respect to options described above also apply to stock appreciation rights.
Performance Units and Performance Shares
Performance units and performance shares may also be granted under the Plan. Performance units and performance shares are awards that will result in a payment to a participant only if the performance goals or other vesting criteria (if any) the Administrator may establish are achieved or the awards otherwise vest. Each award of performance units or shares granted under the Plan will be evidenced by a written or electronic agreement between the company and the participant specifying the performance period and other terms and conditions of the award, consistent with the requirements of the Plan. Earned performance units and performance shares will be paid, in the sole discretion of the Administrator, in the form of cash, shares (which will have an aggregate fair market value equal to the earned performance units or shares at the close of the applicable performance period), or in a combination thereof. The Administrator may set vesting criteria based upon continued employment or service, the achievement of specific

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performance objectives (company-wide, departmental, divisional, business unit or individuals goals (including, but not limited to, continued employment or service)), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion, and which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants.
After the grant of a performance unit or performance share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance units or shares. Performance units will have an initial value established by the Administrator on or before the date of grant. Each performance share will have an initial value equal to the fair market value of a share on the grant date. A participant will forfeit any performance shares or units that are unearned or unvested as of the date set forth in the award agreement.
Non-Employee Director Limitations
The Plan provides, in any fiscal year, that no non-employee director may be granted equity awards (the value of which will be based on their grant date fair value determined in accordance with GAAP) and be provided any cash retainers or annual or meeting fees for service as a non-employee director in amounts that, in the aggregate, exceed $750,000, except that such amount will be increased to $1,000,000 in the fiscal year of his or her initial service as a non-employee director. Any equity awards or other compensation provided to an individual while he or she was an employee, or while he or she was a consultant but not a non-employee director, will not count for purposes of these limitations.
Dividends
Dividends or other distributions payable with respect to shares subject to equity awards will not be paid before and unless the underlying shares vest, and will be subject to the same forfeitability provisions as the underlying shares. No dividends or other distributions will be paid with respect to shares that are subject to unexercised options or stock appreciation rights, although this rule will not preclude the Administrator from exercising its powers and authority under the adjustment, liquidation and merger and change in control provisions of the Plan.
Transferability of Awards
Unless determined otherwise by the Administrator and subject to the terms of the Plan, awards granted under the Plan generally are not transferable other than by will or by the laws of descent and distribution, and all rights with respect to an award granted to a participant generally will be available during a participant’s lifetime only to the participant.
Dissolution or Liquidation
In the event of the company’s proposed dissolution or liquidation, the Administrator will notify each participant as soon as practicable before the effective date of such proposed transaction. An award will terminate immediately before consummation of such proposed action to the extent the award has not been previously exercised or vested.
Change in Control
The Plan provides that, in the event of a merger of the company with or into another corporation or entity or a “change in control” (as defined in the Plan), each award will be treated as the Administrator determines without a participant’s consent, including, without limitation, that (i) awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation or its affiliate with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a participant, that the participant’s awards will terminate upon or immediately before the consummation of such merger or change in control; (iii) outstanding awards will vest and become exercisable, realizable or payable or restrictions applicable to an award will lapse, in whole or in part, before or upon consummation of such merger of change in control, and, to the extent the Administrator determines, terminate upon or immediately before the effectiveness of such merger or change in control; (iv) (A) the termination of an award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such award or realization of the participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such award or realization of the participant’s rights, then such award may be terminated by the company without payment), or (B) the replacement of such award with other rights or property selected by the

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Administrator in its sole discretion; or (v) any combination of the foregoing. In taking any of the actions permitted by the Plan, the Administrator will not be obligated to treat all awards, all awards held by a participant, all awards of the same type, or all portions of awards, similarly in the transaction.
If the successor corporation does not assume or substitute for the award (or portion thereof), the participant will fully vest in and have the right to exercise the participant’s outstanding options and stock appreciation rights (or portion thereof) that is not assumed or substituted for, all restrictions on restricted stock, restricted stock units, performance shares and performance units (or portions thereof) not assumed or substituted for will lapse, and, with respect to such awards with performance-based vesting (or portions thereof), all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met, in each case, unless specifically provided otherwise by the Administrator or under the applicable award agreement or other written agreement authorized by the Administrator between the participant and the company or any of its subsidiaries or parents. In addition, unless specifically provided otherwise by the Administrator or under the applicable award agreement or other written agreement authorized by the Administrator between the participant and the company or any of its subsidiaries or parents, if an option or stock appreciation right (or portion thereof) is not assumed or substituted for, the Administrator will notify the participant in writing or electronically that the option or stock appreciation right (or its applicable portion) will be exercisable for a period of time determined by the Administrator in its sole discretion, and the option or stock appreciation right (or its applicable portion) will terminate upon the expiration of such period.
Forfeiture Events
The Administrator may specify in an award agreement that the participant’s rights, payments and benefits with respect to an award will be subject to reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition upon the occurrence of certain specified events. Awards will be subject to reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition under any clawback policy that we are required to adopt under the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by applicable laws. The Administrator may require a participant to forfeit, return or reimburse us all or a portion of the award and any amounts paid under the award, according to such clawback policy or in order to comply with applicable laws.
Termination or Amendment
The Plan will automatically terminate 10 years from the date of its initial adoption by the board of directors in 2022, unless terminated at an earlier time by the Administrator. The Administrator may amend, alter, suspend or terminate the Plan at any time, provided that the company will obtain stockholder approval of any amendment to the extent approval is necessary and desirable to comply with any applicable laws. No amendment, alteration, suspension or termination will materially impair the rights of any participant unless mutually agreed otherwise between the participant and the Administrator.
Key Differences From the 2013 Plan
The Plan is substantively similar to the 2013 Plan in most respects, but there are some material differences between the Plan and the 2013 Plan, including: (i) unlike the 2013 Plan, the Plan does not contain an annual “evergreen” provision that automatically increases the number of shares available for issuance each year; (ii) the Plan does not include per-person share limits in the 2013 Plan, in light of recent amendments to Section 162(m) of the Code (although the Plan includes limits with respect to non-employee directors described above); (iii) unlike the 2013 Plan, the Plan explicitly includes the ability to provide for an extension of an option’s post‑service exercise period upon certain cessations of service if the exercise of the option following such cessation of service would result in certain types of liability or would violate securities laws; and (iv) each award under the Plan will be subject to reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition under any clawback policy that we are required to adopt under the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by applicable laws, and the Administrator (as defined below) may require a participant to forfeit, return or reimburse us all or a portion of the award and any amounts paid under the award, according to such clawback policy or in order to comply with applicable laws.

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FEDERAL TAX ASPECTS
The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or non-U.S. country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.
Incentive Stock Options
An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Optionees who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option normally will recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.
The difference between the option exercise price and the fair market value of the shares on the exercise date is treated as an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.
Nonstatutory Stock Options
Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special U.S. tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income equal to the amount that the fair market value of the shares on such date exceeds the exercise price. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. No tax deduction is available to the company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired through such grant.
Stock Appreciation Rights
In general, no taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the fair market value of any shares of our common stock received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.
Restricted Stock Awards
A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment

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●	PROPOSAL FOUR	Table of Contents
taxes. The participant may elect, under Section 83(b) of the Code, to accelerate the ordinary income tax event to the date of acquisition by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired through a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.
Restricted Stock Units
There generally are no immediate tax consequences of receiving an award of restricted stock units. A participant who is awarded restricted stock units generally will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the Administrator or a participant. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss.
Performance Units and Performance Shares
A participant generally will recognize no income upon the grant of a performance share or a performance unit award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any cash or nonrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.
Section 409A
Section 409A of the Code provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the Plan with a deferral feature will be subject to the requirements of Section 409A of the Code. If an award is subject to and fails to satisfy the requirements of Section 409A of the Code, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be before the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. Certain states have enacted laws similar to Section 409A which impose additional taxes, interest and penalties on non-qualified deferred compensation arrangements. The company will also have withholding and reporting requirements with respect to such amounts.
Medicare Surtax
A participant’s annual “net investment income”, as defined in Section 1411 of the Internal Revenue Code, may be subject to a 3.8% federal surtax (generally referred to as the “Medicare Surtax”). Net investment income may include capital gain and/or loss arising from the disposition of shares subject to a participant’s awards under the Plan. Whether a participant’s net investment income will be subject to the Medicare Surtax will depend on the participant’s level of annual income and other factors.
Tax Effect for the Company
The company generally will be entitled to a tax deduction in connection with an award under the Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to our chief executive officer and other “covered employees” as determined under Section 162(m) and applicable guidance. Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000.
NUMBER OF AWARDS GRANTED TO EMPLOYEES, CONSULTANTS, AND DIRECTORS
The number of awards that an employee, director or consultant may receive under the Plan is in the discretion of the Administrator and therefore cannot be determined in advance. The following table sets forth (i) the aggregate number of shares of our common stock subject to options, stock appreciation rights, RSUs, and performance-based restricted stock units (“performance stock units” or

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●	PROPOSAL FOUR	Table of Contents
“PSUs”) granted under the 2013 Plan and/or Inducement Plan to our NEOs and the below-listed groups during the last fiscal year (no other types of awards were granted to such individuals during the last fiscal year), (ii) the average per share exercise price of such options or stock appreciation rights, and (iii) the dollar value of such RSUs and PSUs based on their aggregate grant date fair value determined pursuant to FASB ASC Topic 718. In the case of the directors who are not executive officers (as a group), such information reflects the awards received under the director compensation policy that was in effect in 2021. The director compensation policy was amended in April 2022 to increase the annual equity award values for non-employee directors, as further detailed in the “Director Compensation Program” section of this proxy.

Name of Individual or Group	Number of Shares Subject to Options	Weighted Average Per Share Exercise Price of Options	Number of Shares Subject to SARs	Weighted Average Per Share Exercise Price of SARs ($)	Number of RSUs	Number of PSUs at Target	Dollar Value of Equity Awards(1) ($)

R. Bradley Gray President, Chief Executive Officer and Director	—	N/A	—	N/A	24,189	24,189	3,236,972
K. Thomas Bailey, Chief Financial Officer	—	N/A	—	N/A	8,293	8,293	1,109,770
Joseph M. Beechem, Chief Scientific Officer and Senior Vice President, Research and Development	—	N/A	—	N/A	8,293	8,293	1,109,770
J. Chad Brown, Former Senior Vice President, Sales and Marketing	—	N/A	—	N/A	8,293	8,293	1,109,770
All executive officers, as a group	—	N/A	—	N/A	49,068	49,068	6,566,282
All directors who are not executive officers, as a group	—	N/A	—	N/A	39,416	—	2,323,052
All employees and consultants who are not executive officers, as a group	—	N/A	8,508	44.97	417,325	43,533	28,532,274
(1) Reflects the aggregate grant date fair value of the equity awards computed in accordance with FASB ASC Topic 718.
REQUIRED VOTE
The approval of the NanoString Technologies, Inc. 2022 Equity Incentive Plan must receive the affirmative vote of a majority of the shares present virtually in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Abstentions are considered votes cast and thus, will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of this proposal.
SUMMARY
We believe strongly that approval of the Plan is essential to our continued success and ability to compete for talent in the labor markets in which we operate. Our employees are one of our most valuable assets. Stock options and other awards such as those provided under the Plan are vital to our ability to attract and retain outstanding and highly skilled individuals. Such awards also are crucial to our ability to motivate employees to achieve the company’s goals. For the reasons stated above, the stockholders are being asked to approve the Plan.

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REPORT OF THE AUDIT COMMITTEE
The Audit Committee of the board of directors is comprised solely of independent directors and operates under a written charter which is reviewed on an annual basis and amended as necessary by the board of directors upon recommendation by the Audit Committee. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees.
The Audit Committee appoints an accounting firm as our independent registered public accounting firm. The independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and issuing a report thereon. Management is responsible for our internal controls and the financial reporting process. The Audit Committee is responsible for monitoring and overseeing these processes.
The Audit Committee held six meetings during 2021. The meetings were designed to provide information to the Audit Committee necessary for it to conduct its oversight function of the external financial reporting activities and audit process of our company, and to facilitate and encourage communication between the Audit Committee, management and our independent registered public accounting firm for fiscal year 2021, Ernst & Young LLP (“EY”). Management represented to the Audit Committee that our financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee reviewed and discussed the audited financial statements for fiscal year 2021 with management and the independent registered public accounting firm. The Audit Committee also instructed the independent registered public accounting firm that the Audit Committee expects to be advised if there are any subjects that require special attention.
During the year ended December 31, 2019, management identified deficiencies in certain of its information technology general controls (including logical user access and program change management), journal entry review controls, revenue controls, and inventory existence controls that it believed to be material weaknesses. To remediate the material weaknesses, management designed and implemented a number of new processes and controls in 2019 and, in 2020, management added additional controls and further enhanced and revised the design of these existing controls in a number of areas, including:
•Enhancement of our procedures executed by our Change Control Board process which was implemented in 2019 in order to validate that all relevant changes to key systems were subject to review prior to deployment;
•Improvement and refinement of controls implemented in 2019 related to our review of users with access to its key financial systems, specifically to validate and evidence that all users were subject to review and access was appropriate;
•Refining our review of user access controls which restrict system users from having access to create and post journal entries;
•Improvement of our policies and training of our employees around the execution of internal controls over inventory existence, primarily associated with the annual physical inventory counting process; and
•Enhancing the design of internal control procedures to ensure the completeness, occurrence and accuracy of customer order entry processes, and validation of price and quantity during customer billing and revenue recognition.
During the fourth quarter of 2020, management successfully completed the testing necessary to conclude that the controls were operating effectively and concluded that the material weaknesses had been remediated.
EY’s reports on our financial statements and internal control over financial reporting for the year ended December 31, 2021 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

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●	REPORT OF THE AUDIT COMMITTEE	Table of Contents
The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm, EY, required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with EY their firm’s independence.
Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC.
The Audit Committee of the Board of Directors of NanoString Technologies, Inc.:
Elisha W. Finney (Chair)
Janet George
Don R. Kania
Charles P. Waite

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PROPOSAL NO. 5
Advisory Vote on Stockholder Proposal to Elect Each Director Annually
In accordance with SEC rules, we have set forth below a stockholder proposal, along with the supporting statement of the stockholder proponent, for which we and our Board accept no responsibility. As explained below, the board of directors has determined to make no recommendation either in favor of, or opposed to, the stockholder proposal.
James McRitchie (the “Proponent”), 9295 Yorkship Court, Elk Grove, CA 95758, a beneficial owner of the company’s common stock on the date the proposal was submitted, has notified the company of his intent to present the following proposal at the Annual Meeting.
PROPOSAL
RESOLVED: NanoString Technologies, Inc. (“Company”) shareholders ask that our Company take all the steps necessary to reorganize the Board of Directors into one class with each director subject to election each year for a one-year term so that all directors are elected annually within 6 years.
STOCKHOLDER'S SUPPORTING STATEMENT
Arthur Levitt, former Chairman of the Securities and Exchange Commission said, “In my view it’s best for the investor if the entire board is elected once a year. Without annual election of each director shareholders have far less control over who represents them.”
Almost 90% of S&P 500 and Fortune 500 companies have adopted this vital reform. Annual elections are widely viewed as a best practice. Most investors believe annual election of each director makes directors more accountable, thereby improving performance and increasing company value.
Shareholder resolutions on this topic won 16 of 18 votes at companies in 2019, 2020, and 2021, most by a wide margin.
According to, BlackRock: “Directors should be elected annually to discourage entrenchment and allow shareholders sufficient opportunity to exercise their oversight of the board.” Vanguard generally votes for proposals to declassify an existing board and votes against management or shareholder proposals to create a classified board.
According to Equilar, a trusted leader for corporate leadership data; “A classified board creates concern among shareholders because poorly performing directors may benefit from an electoral reprieve. Moreover, a fraternal atmosphere may form from a staggered board that favors the interests of management above those of shareholders. Since directors in a declassified board are elected and evaluated each year, declassification promotes responsiveness to shareholder demands and pressures directors to perform to retain their seat. Notably, proxy advisory firms ISS and Glass Lewis both support declassified structures.”
Consider our company’s overall corporate governance: We cannot call special meetings, nominate through proxy access, and certain amendments require a supermajority. Our company's technology is second to none. Our corporate governance should meet the same high standards.
Enhance Shareholder Value. Vote FOR Elect Each Director Annually – Proposal 5
COMPANY'S STATEMENT
The board of directors has carefully considered the stockholder proposal submitted by the Proponent and has determined to make no recommendation either in favor of, or opposed to, the foregoing proposal.
While our board of directors has determined not to make a recommendation either in favor of or opposed to the foregoing proposal, the board of directors recognizes that there are benefits to a classified structure such as promoting board continuity and stability,

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●	PROPOSAL FIVE	Table of Contents
encouraging directors to take a long-term perspective, and reducing a company’s vulnerability to coercive takeover tactics. The board of directors also recognizes, however, that a classified structure may appear to reduce directors’ accountability to stockholders, since such a structure does not enable stockholders to express a view on each director’s performance by means of an annual vote.
THE BOARD OF DIRECTORS MAKES NO RECOMMENDATION REGARDING THIS STOCKHOLDER PROPOSAL.

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EXECUTIVE OFFICERS
The following table sets forth the names, ages and positions of our executive officers as of April 21, 2022.(1)

Name	Age	Position

R. Bradley Gray	45	President, Chief Executive Officer and Director
K. Thomas Bailey	53	Chief Financial Officer
Joseph M. Beechem, Ph.D.	64	Chief Scientific Officer and Senior Vice President, Research and Development
John D. Gerace	58	Chief Commercial Officer
(1)We note for clarity that J. Chad Brown does not appear in this table. As previously disclosed in our Current Report on Form 8-K filed on January 10, 2022, Mr. Brown, who was our Senior Vice President, Sales and Marketing, and a Named Executive Officer in 2021, as further detailed in the "Executive Compensation" section of this proxy, notified us of his intent to retire from the company effective no later than March 16, 2023 and transitioned to the non-executive officer position of Senior Advisor effective January 7, 2022. The board of directors appointed John D. Gerace as the company’s Chief Commercial Officer effective January 6, 2022.
There are no family relationships among any of the directors or executive officers.
EXECUTIVE OFFICERS
R. Bradley Gray. See “Board of Directors and Corporate Governance — Continuing Directors” for Mr. Gray’s biographical information.”
K. Thomas Bailey has served as Chief Financial Officer since January 2018. Prior to joining our company, Mr. Bailey was Chief Financial Officer at AgaMatrix Holdings LLC, a developer, manufacturer and marketer of medical technologies for diabetes care, from March 2014 to January 2018. Prior to joining AgaMatrix, Mr. Bailey served as Chief Executive Officer of Angiotech Pharmaceuticals, a developer, manufacturer and marketer of local drug, drug delivery and medical device technologies, from October 2011 to October 2013, and served as Angiotech’s Chief Financial Officer from December 2005 to October 2011. Mr. Bailey also serves as a Director of SCP Interventional Radiology LLC and The Homestretch Foundation, and previously served as a Director of AgaMatrix Holdings LLC, Angiotech Pharmaceuticals, LifeCare Management Services and OncoGenex Inc. Previously, Mr. Bailey served as a Director in the health care investment banking group at Credit Suisse First Boston and Donaldson, Lufkin & Jenrette. Mr. Bailey received an A.B. in economics from Harvard University in 1990 and an M.B.A. from Harvard Business School in 1995.
Joseph M. Beechem, Ph.D. has served as Senior Vice President of Research and Development since April 2012 and as Chief Scientific Officer since October 2019. Prior to joining our company, Dr. Beechem held various positions at Life Technologies, a publicly traded biotechnology tools company, most recently as Vice President, Head of Advanced Sequencing and Head of Global Sequencing Chemistry, Biochemistry and Biophysics from January 2010 to April 2012. From December 2007 to December 2012, he served as Chief Technology Officer of Life Technologies. During his career at Life Technologies, he led the design and development of multiple genetic analysis technologies, the latest advanced SOLiD sequencing technology and the single molecule nano-DNA sequencing technology. Prior to joining Life Technologies, Dr. Beechem was Chief Scientific Officer at Invitrogen, a publicly traded biotechnology company that acquired Applied Biosystems in November 2008 to form Life Technologies, from August 2003 to December 2007 and Director of Biosciences at Molecular Probes, a biotechnology company acquired by Invitrogen in 2003, from August 2000 to August 2003. Prior to his industry experience, Dr. Beechem led an NIH-funded research laboratory for 11 years as a tenured associate professor at Vanderbilt University. He has authored or co-authored more than 100 peer-reviewed papers in

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●	EXECUTIVE OFFICERS	Table of Contents
diverse fields such as biomathematics, physics, chemistry, physiology, spectroscopy, diagnostics and biology. Dr. Beechem is also named on nearly 40 U.S. patents or patent applications and has served on a number of editorial and scientific advisory boards. He received a B.S. in Chemistry and Biology from Northern Kentucky University and a Ph.D. in Biophysics from The Johns Hopkins University.
John D. Gerace has served as Chief Commercial Officer since January 2022. Prior to joining our company, Mr. Gerace served as president of DiaSorin Molecular, LLC, the global molecular diagnostics business unit of DiaSorin SpA, from May 2017 to July 2021. Before DiaSorin, from February 2014 to May 2017, he was president and co-founder of Calabri Biosciences LLC, a consulting firm managing a portfolio of assets related to mobile healthcare diagnostics and monitoring. From April 2015 to December 2016, Mr. Gerace served as president and CEO of Freedom Meditech, an early commercial-stage medical device company that he staged and sold to Trividia Health, a subsidiary of SinoCare, Inc. From June 2007 to February 2014, he served in a variety of roles at Applied Biosystems/Life Technologies, including VP and GM of the PCR Systems business unit from June 2007 to September 2010 and later, from April 2011 to February 2014, as head of the Applied Markets business unit, comprising of food safety, animal health, and forensic science market segments. Before Life Technologies, Mr. Gerace spent 14 years at Beckman Coulter in various sales, marketing, and business development leadership roles. Mr. Gerace holds B.S. degrees in Chemistry and Biological Sciences from the University of California at Irvine with honors and an M.B.A. from Pepperdine University. He currently serves on the boards of directors for the Iacocca Family Foundation, The UC Irvine Foundation, and University Lab Partners.

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EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis (“CD&A”) provides an overview of our executive compensation philosophy, the objectives of our executive compensation program and each compensation component that we provide. In addition, we explain how and why our compensation committee arrived at specific compensation policies and decisions involving our named executive officers for the fiscal year ended December 31, 2021. This CD&A is intended to be read in conjunction with the tables which immediately follow which include historical context of executive pay.
Our Named Executive Officers (“NEOs”) for 2021 were as follows:

Name	Position

R. Bradley Gray	President, Chief Executive Officer and Director
K. Thomas Bailey	Chief Financial Officer
Joseph M. Beechem	Chief Scientific Officer and Senior Vice President, Research and Development
J. Chad Brown	Senior Advisor (Former Senior Vice President, Sales and Marketing)*
*Mr. Brown notified us of his intent to retire from the company effective no later than March 16, 2023 and has transitioned to the non-executive officer position of Senior Advisor effective January 7, 2022.
Executive Summary
2021 was a year in which our commercial momentum and leadership in spatial biology resulted in GeoMx Digital Spatial Profiler (DSP) revenue growth of almost 50% for the full year and strong early demand for our new CosMx Spatial Molecular Imager (SMI) ahead of the planned commercial launch of that system expected in late 2022. Our full-year nCounter sales for 2021 returned to pre-pandemic levels, demonstrating healthy demand for the platform. Our expanding portfolio of spatial biology solutions covers the full spectrum of applications across discovery and translational research, putting us in position for continued growth in the rapidly expanding spatial biology market. As part of our continued emphasis on pay-for-performance, PSU awards, which vest contingent upon achieving revenue goals, accounted for half of our executives’ equity grant values in 2021.

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2021 BUSINESS HIGHLIGHTS

Executing Our Strategy

•Grew installed base of GeoMx DSP systems to approximately 255 systems at December 31, 2021, representing 96% growth over the prior year.
•Partnered with Leica, a division of Danaher, to provide a fully automated workflow for using the Leica Bond RX system to prepare slides for GeoMx DSP.
•Secured customer orders for 20 CosMx SMI systems and announced the initiation of a formal pre-order program for CosMx SMI with first shipments expected in late 2022.
•Grew installed based to approximately 1,050 nCounter systems, representing 11% growth over 2020.
•Continued growth of peer-reviewed publications, with approximately 90 peer-reviewed GeoMx publications and over 5,200 nCounter publications as of December 31, 2021.
•Ended 2021 with cash, cash equivalents and short-term investments of $348.9 million.

Total Stockholder Returns
Our total stockholder return outpaced the Nasdaq Biotechnology Composite index over three-year and five-year periods as shown below:

Total Annualized Shareholder Return
1-, 3- and 5-Year Periods as of 12/31/2021
■ NanoString Technologies, Inc.	■ NASDAQ Biotechnology

1 Year	3 Year	5 Year

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●	EXECUTIVE COMPENSATION	Table of Contents
HOW OUR PAY PROGRAM WORKS
We believe that the design and structure of our pay program, and in particular our incentive plans, support our business strategy and organizational objectives while successfully aligning executive focus and interest with that of stockholders. The financial and operational achievements listed above would not be possible without our talented executive team. Our compensation programs are designed to attract, motivate and retain these executives, motivating them to achieve our business goals and rewarding them for superior short- and long-term performance. All pay elements, and the safeguards and governance features of the program, have been carefully chosen and implemented to align with our pay philosophy and objectives.
In doing so, we have selected the following framework to achieve these objectives:

Base Salary	Base salaries are set to be competitive within our industry and used to attract and retain our talented executive team. Base salaries are fixed pay set with consideration for, among other things, an individual’s responsibilities, market data and individual contribution.
Annual Cash Incentives	The annual cash incentive award plan is intended to motivate and reward our executives for the achievement of certain strategic, financial and operational goals of the company, as well as individual performance.
Long-Term Equity Incentives
Long-term equity awards reward executives for delivering long-term stockholder value, while also providing a retention vehicle for our top executive talent.
In 2021, equity awards were delivered as a 50/50 mix of RSUs and PSUs.

TARGET PAY MIX
Consistent with our objective of aligning executive pay with our short- and long-term performance, and to align the interests of management and stockholders, executive compensation packages are designed to provide the majority of executive compensation in the form of variable, at-risk, incentive pay. In 2021, 85% of our CEO’s target pay and 75% of the target pay of our other NEOs was variable in keeping with our commitment to our pay-for-performance philosophy. The compensation committee does not have any formal policies for allocating total compensation among the various components. Instead, the compensation committee uses its judgment, in consultation with its independent compensation consultant, to establish an appropriate balance of short-term and long-term compensation for each NEO. The balance may change from year to year based on corporate strategy and objectives, among other considerations.

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For 2021, our NEOs had the following target pay mix:

CEO Pay Mix(1)	Other NEO Pay Mix(1)

15%
Fixed
Long-Term 73%
Short-Term 27%
Base
15%
Bonus
11%
PSUs
37%
RSUs
37%
85%
Variable

25%
Fixed
Long-Term 63%
Short-Term 37%
PSUs
32%
Base
25%
Bonus
11%
RSUs
32%
75%
Variable

(1)Excludes the impact of the prior year stock award modifications.
COMPENSATION GOVERNANCE
The compensation committee regularly reviews best practices in executive compensation and uses the following guidelines to design our compensation programs:
•No guaranteed compensation: Although we have signed employment agreements with each of our NEOs, all of these agreements provide for “at will” employment, and none of these agreements provides any guarantees relating to salary increases or the amounts of incentive pay or equity awards.
•Reasonable severance and targeted change in control benefits: The employment agreements we have with our NEOs do not provide for “single trigger” benefits upon a change in control that do not require termination of employment. These employment agreements require that the NEO’s employment be terminated by us without “cause” or the NEO resign for “good reason” in order for the NEO to receive severance benefits, whether in connection with a change in control or otherwise. Likewise, equity awards to these NEOs contain “double trigger” provisions in order for the vesting of these awards to accelerate in connection with a change in control.
•Independent compensation consultant: Our compensation committee engages its own independent compensation consultant, which provides the compensation committee with valuable data regarding market compensation trends and guidance to the compensation committee about executive compensation programs in general.
•No tax gross ups: We do not provide tax gross ups to any of our NEOs.
•Perquisites: We do not provide any special perquisites to any of our NEOs.
•Policy against hedging and pledging: Our insider trading policy prohibits our executives from engaging in “hedging” or “pledging” transactions with respect to our common stock.
•Risk analysis: We believe the structure of our executive compensation program motivates our executives to make thoughtful, appropriate decisions with measured risks balanced by appropriate rewards for the company.

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•Stock Ownership Guidelines: Under our stock ownership guidelines, our CEO is required to hold 3x his base salary, and our Senior Vice Presidents are each required to hold 1x his or her base salary, within five years from the later of February 2020 (date of policy adoption) and the date such person first becomes subject to the policy.
2021 SAY ON PAY VOTE RESULTS
At our 2021 annual meeting, our non-binding advisory vote on our 2020 executive compensation (commonly referred to as a “say-on-pay” vote) received approximately 98% of the votes cast in support of the proposal (excluding broker non-votes and abstentions). In light of such support, we have maintained an executive compensation program in 2021 that is generally consistent with our program from the previous year.
Compensation Objectives and Philosophy
The objectives of our executive compensation program are as follows:
•Recruit, motivate and retain highly qualified executive officers who possess the skills and leadership necessary to sustain a high-growth business;
•Reward our executives for achieving or exceeding short-term individual and company goals that drive our growth;
•Provide long-term retention and incentives to our executives that align their interests with the long-term interests of our company and our stockholders, thereby incentivizing management to increase stockholder value; and
•Provide compensation packages that are competitive, reasonable and fair relative to peers and the overall market that facilitate executive retention.
Processes and Procedures for Compensation Decisions
THE COMPENSATION COMMITTEE’S PROCESS
Our compensation committee is responsible for the executive compensation programs for our executive officers and reports to our board of directors on its discussions, decisions and other actions. In carrying out these responsibilities, our compensation committee reviews and approves the compensation for our NEOs, including developing the appropriate corporate goals and objectives for these executives and assessing performance against these goals and objectives. The compensation committee also provides oversight of our overall compensation policies, plans and benefit programs, and overall compensation philosophy.
As part of the annual executive compensation setting process, Mr. Gray (with the support of our Vice President of Human Resources and our Senior Vice President, Human Resources and Legal Affairs) makes recommendations to our compensation committee regarding short- and long-term compensation for all NEOs (other than himself) based on corporate and individual performance, and market trends. Our compensation committee then reviews the recommendations, as well as the input and data from Aon, the compensation committee’s independent compensation consultant, and makes decisions as to total compensation, as well as each individual compensation component, for each of these NEOs. No NEO participates in portions of any meetings during which decision are made regarding his or her own compensation.
With respect to the compensation for Mr. Gray, the compensation committee consults with our Vice President of Human Resources, as well as Aon, and reviews the data provided by the consultant, to make decisions regarding Mr. Gray’s performance, individual components of his compensation and total compensation. Mr. Gray does not participate in the portions of any meeting during which decisions are made regarding his compensation.

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ROLE OF THE COMPENSATION CONSULTANT
The compensation committee is authorized to retain the services of one or more executive compensation consultants, in connection with the establishment of our compensation programs and related policies. Starting in 2019, the compensation committee has retained the services of Aon, an independent executive compensation consultant, due to its extensive analytical and compensation expertise in the life sciences industry.
Aon advises the compensation committee on compensation matters related to the executive and director compensation programs, including, among other things:
•executive and director market pay analysis;
•reviewing and suggesting changes to our compensation peer group;
•development and refinement of executive pay programs and governance practices; and
•preparing this Compensation Discussion and Analysis and other proxy statement disclosures.
The compensation committee has the sole authority to engage and terminate Aon’s services, as well as to approve its compensation. Aon reported to the compensation committee and had direct access to the chairperson and the other members of the compensation committee.
The compensation committee conducted a specific review of its relationship with Aon in 2021 and determined that Aon’s work for the compensation committee did not raise any conflicts of interest. Aon’s work has conformed to the independence factors and guidance provided by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the SEC and Nasdaq.
USE OF A PEER GROUP
To assess the competitiveness of our executive compensation program and compensation levels, our compensation committee examines the competitive compensation data for senior executives of our peer companies.
Each year, Aon assists us in developing our peer group. In September and October 2020, Aon qualitatively evaluated and refined the pool to identify each company’s business focus and corporate strategy, where publicly disclosed. Aon then selected companies that were similar to us at that time (some of them have experienced substantial changes in their market capitalization since then), taking into consideration the business focus, financial profile and stage of development for each company. In addition, the compensation committee also considered our 2019 peer group and Aon’s recommendations regarding inclusion of those companies, along with the guidelines used by certain proxy advisory firms in selecting peer companies for us. Based on its analysis and Aon’s recommendations, in October 2020, the compensation committee approved the following 2021 peer group companies using the following criteria:
•Industry — U.S.-based life sciences companies, with a focus on life science tools and diagnostic companies where possible
•Revenue — generally ranging from $50 million to $300 million
•Market Capitalization — generally ranging from $500 million to $4 billion
•Headcount — generally ranging from 150 to 1,500 full time employees

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Using these criteria, Aon recommended removing four companies used for the 2020 peer group, three of which were deemed to have become outliers based on the selection criteria and one of which had been acquired, and adding four new companies based on the identified criteria. The following 22 companies were approved by the compensation committee to comprise our 2021 peer group:

10X Genomics*	GenMark Diagnostics, Inc.	Pacific Biosciences of California, Inc.*
Accelerate Diagnostics, Inc.	Guardant Health, Inc.	Personalis, Inc.
Adaptive Biotechnologies	Invitae Corporation	Quanterix Corporation
CareDx, Inc.	Luminex Corporation	Repligen Corporation*
Castle Biosciences, Inc.*	Meridian Bioscience, Inc.	Twist Bioscience Corporation
Cerus Corporation	Natera, Inc.	Veracyte, Inc.
Codexis, Inc.	NeoGenomics, Inc.
Fluidigm Corp.	Orasure Technologies, Inc.
*New in 2021
Our compensation committee finds comparative data from our peer group and Aon survey data to be useful in setting and adjusting executive compensation, and uses it primarily to ensure that our executive compensation program and its constituent elements are and remain competitive in relation to our peers. The compensation committee has not adopted any formal benchmarking guidelines and retains the discretion to set levels of executive compensation above or below peer levels. The compensation committee looks to factors such as individual performance and contribution to our company, the need to retain particular talent, the retention risk for an executive, an executive’s level of experience and responsibilities and comparability of roles within other peer companies.
Elements and Analysis of Named Executive Officer Compensation
The key elements of our executive compensation program are:
•base salary;
•annual cash incentive compensation;
•long-term equity incentive awards; and
•severance and change in control-related benefits.
Our NEOs are also eligible to participate in the employee benefit programs that we make available to all full time employees, including medical and dental coverage, life and disability insurance, flexible spending accounts, a 401(k) plan and an employee stock purchase plan. The NEOs’ participation in these programs is on the same terms and conditions as those offered to our other full time employees.
BASE SALARIES
Base salary represents the fixed portion of our executives’ compensation, which we view as an important element to attract, retain and motivate highly talented executives. Historically, we have not applied specific formulas to determine changes in base salary. Rather, the base salaries of our NEOs (other than our CEO) have been reviewed on an annual basis by our CEO and our compensation committee. Each NEO’s base salary is typically set based on competitive market considerations and his or her level, responsibilities, experience, and skill set. These considerations are supplemented by market data provided by the compensation

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committee’s independent compensation consultant and assessments of the individual performance. The base salary of our CEO is reviewed by the compensation committee annually based on the same factors and inputs.
Based on the aforementioned considerations, executive base salaries were adjusted from 2020 levels effective as of March 1, 2021 as follows:

	Base Salary
Name	2021	2020	% Change

R. Bradley Gray	$645,000	$618,000	4.4%
K. Thomas Bailey	$437,000	$422,000	3.6%
Joseph M. Beechem	$437,000	$407,000	7.4%
J. Chad Brown	$422,000	$407,000	3.7%
ANNUAL CASH INCENTIVES
Our incentive compensation plan provides our NEOs with annual cash incentive awards based on the achievement of our Corporate Goals (as described below) as well as individual goals. For each NEO, the target bonus opportunity is determined as a percentage of his base salary (as indicated in the table below), which was established for 2021 by the compensation committee in consultation with Aon, based on peer group data, historical performance and internal equity considerations.
At the beginning of each year, the compensation committee meets and approves strategic, operational and financial objectives for our company (our “Corporate Goals”), for the upcoming year, as developed by our NEOs and other members of the executive team. Each NEO also proposes his own individual goals for the applicable year, in consultation with Mr. Gray, which are primarily comprised of subsets of the Corporate Goals for which each NEO is primarily responsible.
We established our annual incentive compensation program in order to motivate our executives to achieve short-term financial and business objectives, reflecting our “pay for performance” culture and resulting in NEO compensation tying directly to individual and company achievements. The program also helps us to remain competitive with our peer companies, which generally offer an annual incentive opportunity as a standard element of compensation.
2021 Incentive Opportunities
Each NEO’s annual incentive award for 2021 was based on his achievement against the Corporate Goals and his individual goals, with these components weighted for each NEO as follows:

Name	Target Opportunity (as a % of base salary)	Weightings
		Corporate Goals	Individual Goals

R. Bradley Gray	85%	100%	—
K. Thomas Bailey	50%	75%	25%
Joseph M. Beechem	50%	75%	25%
J. Chad Brown	50%	50%	50%

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The Corporate Goals were weighted very heavily for each NEO (and, in Mr. Gray’s case, comprised the entirety of his annual incentive award opportunity), because our NEOs are in the position to influence and drive our overall performance and stockholder value, and therefore the compensation committee believed it appropriate that most of their annual incentive be awarded on this basis. The target opportunity percentage weighting mix between Corporate Goals and individual goals for each NEO in 2021 remained the same for each as in 2020.
2021 Performance Goals and Achievement
At the beginning of 2021, the compensation committee met and approved the Corporate Goals for 2021. These Corporate Goals were developed and proposed to the compensation committee by Mr. Gray, the NEOs and the other members of the company's executive team. Each Corporate Goal was assigned a percentage weighting toward the overall Corporate Goal component of the NEO’s annual incentive, as shown in the table below. Each member of the executive team also developed and proposed his or her own individual goals for 2021, in consultation with Mr. Gray. The Corporate Goals and individual goals were set at levels intended to be challenging but attainable. During 2021, the compensation committee actively monitored the effect of the COVID-19 pandemic on the achievement of the Corporate Goals and decided not to make any changes to the Corporate Goals.
CORPORATE GOALS AND ATTAINMENT
At the beginning of 2022, the compensation committee reviewed the performance of our NEOs against the 2021 Corporate Goals. Management presented its self-scoring of the Corporate Goals for 2021 to the compensation committee with a scoring of 85% at the low end and 90% at the high end. The compensation committee reviewed management’s recommendations and determined overall Corporate Goal achievement at 87% for 2021. The material components of the 2021 Corporate Goals and corresponding performance evaluations the led to the compensation committee's determination of the overall achievement score are summarized in the table below. Revenue and operating expenses were as determined on a GAAP basis and recorded in the company’s financial audited financial statements,

GOAL 1 Deliver Compelling Revenue Growth (30% weighting)	Material Goals and Objectives	Performance Evaluation
	1.Grow Product & Service Revenue to $161M for 2021	1.Achieved Product & Service Revenue of $144M
Attainment: 75% / 22.5 points

	Material Goals and Objectives	Performance Evaluation
GOAL 2 Protect and Grow Core Business	Return nCounter Business to Pre-Pandemic Growth (10% weighting)
	1.Maintain sales of nCounter systems at 2020 levels	1.Target exceeded: 122 nCounter systems sold
	2.Deliver nCounter life sciences consumables pull-through at 2020 levels	2.Achieved 91% of targeted nCounter consumables pull-through
	3.Launch 5 new nCounter gene expression panels	3.Achieved commercialization of 5 new gene expression panels
	4.Maintain timelines for next generation nCounter development	4.Partially achieved
	5.Meet shipping goals for nCounter SPRINT in Q1 and Q2; re-establish inventory and availability of nCounter SPRINT by end of Q3	5.Achieved
Attainment: 75% / 7.5 points

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	Material Goals and Objectives	Performance Evaluation
GOAL 2 Protect and Grow Core Business	Drive GeoMx DSP Adoption Across Discovery and Translational Research (10% weighting)
	1.Book orders for target number of GeoMx instruments	1.Partially achieved
	2.Increase orders for GeoMx Technology Access Program projects	2.Partially achieved
	3.Exit 2021 with robust GeoMx instrument sales funnel	3.Partially achieved
	4.Increase GeoMx consumables pull-through per system by 35%	4.Goal exceeded; GeoMx consumables pull-through increased by approximately 65%
	5.Generate $6 million in Whole Transcriptome Atlas (WTA) revenue	5.Exceeded WTA revenue target at 122% to plan
Attainment: 75% / 7.5 points
GOAL 2 Protect and Grow Core Business	Strengthen GeoMx Performance and Capabilities (10% weighting)
	1.Improve GeoMx performance by end of 2021	1.Achieved GeoMx performance improvement targets
	2.Reduce frequency of GeoMx customer helpline calls by targeted amount	2.Target exceeded
	3.Improve incoming QC first pass yield	3.Achieved
	4.Launch Human WTA and Mouse WTA and next version of GeoMx software	4.Achieved
	5.Release alpha version of cloud-based image storing and sharing by end of 2021 and production release on track for Q2 2022	5.Partially achieved
	6.Expand number of antibodies validated for protein readout using next generation sequencing	6.Achieved
	7.Complete technology transfer of protein assays to manufacturing	7.Achieved
	8.Implement scalable and cost-effective custom antibody labeling process for deployment in 2022	8.Achieved; new process exceeded targets
	9.Transfer production of RNA Assays from pilot scale to full manufacturing	9.Achieved
Attainment: 100% / 10 points

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	Material Goals and Objectives	Performance Evaluation
GOAL 2 Protect and Grow Core Business	Broaden Awareness and Influence of NanoString's Spatial Biology Franchise (5% weighting)
	1.Double digital advertising impressions, double SEO traffic, and achieve 50% media share of voice	1.Achieved
	2.Submit 55 GeoMx DSP papers for publication	2.Achieved
	3.Submit GeoMx WTA methods manuscript for publication	3.Achieved
	4.Partner with a consortium to promote NanoString awareness/use and advance spatial best practices	4.Achieved
	5.Establish or expand partnerships to strengthen NanoString's spatial leadership	5.Goal exceeded
	6.Establish one high profile biopharma partnership in spatial biology	6.Partially achieved; applicable collaborations established, but not publicized
	7.Establish or expand a partnership to seed the spatial clinical market	7.Achieved
	8.Achieve 400 enrollments in NanoU customer training programs	8.Goal far exceeded with 1,700 customers enrolled
Attainment: 120% / 6 points

GOAL 3 Shape and Expand into New Markets	Material Goals and Objectives	Performance Evaluation
Advance the Spatial Molecular Imager, Positioning It as the Category-Leader (15% weighting)
	1.Receive first alpha CosMx SMI instrument and initiate HW & SW integration	1.Partially achieved
	2.Meet major performance requirements of commercial SMI RNA assay	2.Exceeded with achievement of 100% of performance requirements
	3.Demonstrate proof of concept for protein assay and algorithm on track for 100-plex	3.Achieved; 100-plex protein assay included in manuscript
	4.Launch CosMx SMI Technology Access Program by Q2 2021 and build out SMI TAP capacity	4.Achieved
	5.Complete initial CosMx SMI TAP projects	5.Partially achieved
	6.Submit definitive CosMx SMI manuscript for publication	6.Achieved
	7.Submit CosMx SMI papers resulting from TAP collaborations	7.Not achieved, with drafts prepared, but not submitted
	8.Generate initial SMI instrument orders	8.Goal exceed with 20 CosMx instrument orders
	9.Provide future product roadmap to Board	9.Achieved
Attainment: 100% / 15 points

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GOAL 4 Strengthen Execution and Profitability	Material Goals and Objectives	Performance Evaluation
Advance Toward Sustainable World-Class Execution and Operations (10% weighting)
	1.Maintain high employee engagement (measured by employee survey) and low turn-over	1.Achieved; engagement level maintained and voluntary attrition level goal exceeded
	2. 90% of employees have professional development plans and/or career interest discussions	2.Partially achieved
	3.Each Employee Resource Group to conduct three professional development events	3.Exceeded
	4.Have diverse candidate slates and interview panels for open roles at level of supervisor and above	4.Achieved (90% diverse slates for supervisor and above)
	5.No material weaknesses in financial controls	5.Achieved (no material weaknesses in financial controls)
	6.Implement new CRM system before end of 2021 at or under budget	6.Achieved
Attainment: 100% / 10 points
GOAL 4 Strengthen Execution and Profitability	Continue the March Toward Breakeven (10% weighting)
	1.Deliver gross margins at or above targeted level	1.Not achieved
	2.Maintain 2021 Operating Expenses (excluding depreciation and stock comp) at $155M or below	2.Exceeded
	3.Lay groundwork for partially-integrated in-house manufacturing of nCounter Digital Analyzer	3.Achieved
	4.Achieve COGS target for WTA assays	4.Exceeded; process resulted in COGS of WTA products substantially better than target
	5.Meet or beat Wall Street expectations each quarter	5.Company's financials for Q3 2021 did not meet Wall Street analyst consensus estimates
Attainment: 80% / 8 points

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INDIVIDUAL GOALS AND ATTAINMENT
In addition, the compensation committee reviewed the performance of each NEO against the individual goals set at the beginning of 2021 and determined each NEO’s achievement. A description of the material individual goals and the percentage achievement of the individual goals are as follows:

Named Executive Officer	Individual Goals	Attainment Percentage

R. Bradley Gray	None (performance based 100% on attainment of Corporate Goals)	n/a
K. Thomas Bailey	Goals related to: Finance and Accounting organizational and process improvements; improvements in gross margins and operating expenses; investor relations; IT organization development and system implementations; concluding certain financing matters; business development; and SOX.	88%
Joseph M. Beechem	Goals related to: protecting and growing our core business; product development for the GeoMx Digital Spatial Profiler and CosMx Spatial Molecular Imager; broadening the awareness and influence of our spatial biology franchise, including through publications; and expanding into new markets.	96%
J. Chad Brown	Goals related to: product and service revenue growth to $161M for 2021; protecting and growing our core business; broadening awareness and influence of our spatial biology franchise; expanding into new markets; and strengthening and executing profitability, including goals related to marketing initiatives and events and corporate rebranding.	80%
2021 EARNED CASH INCENTIVES
Based on the level of achievement of the Corporate Goals and individual goals and the weighting of such goals for each NEO (100% corporate goals for Mr. Gray, 75% corporate goals/25% individual goals for Messrs. Bailey and Beechem and 50% corporate goals/50% individual goals for Mr. Brown), the compensation committee then approved payment of the bonuses based on the salaries approved by the compensation committee effective March 1, 2021 as follows:

		Target Opportunity		Achievement		2021 Earned Awards
Name	2021 Base Salary ($)	(as % of base salary)	Target ($)	Corporate	Individual	As % of Target	Actual ($)

R. Bradley Gray	$645,000	85%	$548,250	87%	n/a	87%	$476,978
K. Thomas Bailey	$437,000	50%	$218,500	87%	88%	87%	$190,641
Joseph M. Beechem	$437,000	50%	$218,500	87%	96%	89%	$195,011
J. Chad Brown	$422,000	50%	$211,000	87%	80%	84%	$176,185
LONG TERM EQUITY INCENTIVES
We have established a long-term equity incentive program to motivate our NEOs to increase stockholder value, and to reward our executives for achieving long-term corporate objectives. We feel strongly that granting stock-based awards to our executives promotes alignment of their interests with those of stockholders by allowing them to participate in, and rewarding them for, long-term appreciation of our stock. The compensation committee also considers the three-year vesting conditions on these awards to serve an important retention function for our NEOs. In addition, our compensation committee believes that this program is necessary to be and remain competitive with our peer companies and in the industries in which we compete for talent. Equity grants are made in connection with the hiring of an NEO, and also typically are awarded on an annual basis in the first quarter of each fiscal year.

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2021 Equity Grants
In 2021, the compensation committee continued its practice of allocating 50% of the total value for the NEOs to PSU awards and the other 50% of the value to RSUs.
On March 11, 2021, our executives were granted the following mix of equity awards as the long-term incentive component of their compensation packages for fiscal year 2021:

Name	PSUs (at 100% of target levels) (#)	RSUs (#)	Total Target Grant Date Equity Value* ($)

R. Bradley Gray	24,189	24,189	3,236,972
K. Thomas Bailey	8,293	8,293	1,109,770
Joseph M. Beechem	8,293	8,293	1,109,770
J. Chad Brown	8,293	8,293	1,109,770
*For purposes of this table, total target grant date equity value was determined by multiplying (x) the number of PSUs (at target level) plus the number of RSUs by (y) $66.91, which was the closing price of our common stock on March 11, 2021.
PERFORMANCE STOCK UNITS
In determining the appropriate structure of the PSUs granted to our NEOs in 2021, the compensation committee evaluated the design of the PSUs in previous years, considered the evolution of the company's business, and reviewed with Aon the performance equity practices of the company’s peers as benchmarks. The compensation committee determined that performance goals tied to product and service revenue (“P&S Revenue”) continued to be the metric most closely aligned with long-term stockholder value creation. The compensation committee also evaluated a revised approach for the 2021 PSUs in which different weights would be assigned to the performance metrics for the company’s spatial and non-spatial businesses. Accordingly, the compensation committee divided the 2021 PSUs into two vesting components, each of which uses a different set of performance metrics measured by cumulative P&S Revenue for that component over a two year period — fiscal years 2021 and 2022. The first vesting component of the 2021 PSUs (the “Spatial Business 2021 PSUs”) is tied to the performance of the company’s spatial business, defined as P&S Revenue for the GeoMx Digital Spatial Profiler, the CosMx Spatial Molecular Imager, and any other platform for use in the field of spatial biology, excluding (for avoidance of doubt) revenue relating to the nCounter platform and excluding revenue relating to the GeoMx service contracts and the company's spatial biology Technology Access Programs. The second vesting component of the 2021 PSUs (the “Base Business 2021 PSUs”) is tied to the performance of the company’s non-spatial business, defined as all P&S Revenue other than the revenue tied to the Spatial Business 2021 PSUs and excluding nCounter diagnostic consumables revenue. The revenue for both the Spatial Business 2021 PSUs and Base Business 2021 PSUs is as determined on a GAAP basis and recorded in the company's financial audited financial statements, excluding the impact of acquisitions and divestitures that occur during the two-year performance period. The Spatial Business 2021 PSUs constitute two-thirds of the value of the 2021 PSUs and the Base Revenue 2021 PSUs constitute one-third of the value of the 2021 PSUs. The compensation committee designed the 2021 PSU grants in this way recognizing that spatial biology revenue is viewed by investors as a more important driver of stockholder value than the non-spatial product and service revenue. The Spatial Business 2021 PSUs and the Base Business 2021 PSUs each have different performance curves and maximum vesting payout targets. We have chosen not to disclose the specific metrics at this time as they cover a performance period currently in progress (fiscal year 2022) and therefore are sensitive and we have determined that it may be competitively harmful to do so.

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Consistent with our historical practice, the 2021 PSUs are subject to additional time-based vesting provisions at the conclusion of the performance period to further strengthen the retentive component of the PSU awards. Under these provisions, once the number of PSUs for which performance has been achieved has been determined, two-thirds of those PSUs vest immediately on the determination date, and one-third vest on the one-year anniversary of the determination date, subject to the executive’s continued service through each vesting date. If we experience a change in control before the end of the 2022 fiscal year, the P&S Revenue goals would no longer apply, and the award would vest as a time-based award as to two-thirds on the first market trading day on or after January 1, 2023 (which will be January 3, 2023) and, subject to the executive’s continued service through the vesting date, one-third on the first market trading day on or after January 1, 2024 (which will be January 2, 2024) (or, if the award is not assumed, immediately before the change in control). The PSUs for which performance has been achieved, or deemed achieved as a result of a change in control, are also subject to “double trigger” acceleration of vesting provisions.
RESTRICTED STOCK UNITS
The RSUs granted to our NEOs in 2021 vest in one-third increments on the anniversary of the vesting commencement date over three years, subject to the executive’s continued service through each vesting date. The RSUs are subject to “double trigger” acceleration of vesting provisions for our NEOs and certain other executives.
2020 Performance Stock Units
As they had with respect to PSUs granted to our NEOs in 2021, in determining the appropriate structure of the PSUs granted to our NEOs in 2020, the compensation committee, in consultation with Aon, determined that performance goals tied to P&S Revenue metrics were most closely aligned with long-term stockholder value creation. The 2020 PSUs could be earned based on the achievement of cumulative P&S Revenue goals over a two-year performance period — fiscal years 2020 and 2021. P&S Revenue for the 2020 PSUs was defined as the company’s P&S Revenue as determined under GAAP and recorded in the company’s financial statements, excluding revenue from nCounter diagnostic consumables and the impact of acquisitions and divestitures that occur during the two-year performance period. The revenue goals were adjusted by the compensation committee in January 2021 to take account of the impact of the COVID-19 pandemic on revenues in 2020 and as projected for 2021. Following the compensation committee’s adjustment in January 2021, the cumulative 2020-2021 P&S Revenue threshold for the 2020 PSU vesting eligibility was $224 million; if cumulative 2020-2021 P&S Revenue equaled $224 million, 25% of the target number of 2020 PSUs would be eligible to vest; if cumulative 2020-2021 P&S Revenue equaled $230 million, 38% of the target number of 2020 PSUs would be eligible to vest; if cumulative 2020-2021 P&S Revenue equaled $237 million, 50% of the target number of 2020 PSUs would be eligible to vest; if cumulative 2020-2021 P&S Revenue equaled $244 million, 75% of the target number of 2020 PSUs would be eligible to vest; if cumulative 2020-2021 P&S Revenue equaled $250 million, 100% of the target number of 2020 PSUs would be eligible to vest; and if cumulative 2020-2021 P&S Revenue is at least $260 million, 150% of the target number of 2020 PSUs would be eligible to vest. If cumulative 2020-2021 P&S Revenue exceeded $224 million and fell between the foregoing thresholds, the percentage of the target number of PSUs eligible to vest would be determined based on a linear interpolation between the corresponding percentages for such thresholds. The PSUs for which performance was achieved, or deemed achieved as a result of a change in control, were also subject to “double trigger” acceleration of vesting provisions.
In January 2022, the compensation committee certified P&S Revenue for the 2020-2021 performance period as $245.8 million and therefore 82% of the 2020 PSUs became eligible to vest (“eligible PSUs”). In accordance with the vesting terms of the PSUs, two-thirds of the eligible PSUs vested on January 26, 2022 and one-third of the eligible PSUs will vest on the one-year anniversary of the certification date, or January 26, 2023, subject to each executive’s continued service through that date.
2019 Performance Stock Units
In 2019, the compensation committee decided to add PSUs to the equity mix for our executives for the first time, in order to contribute to our pay-for-performance culture and be consistent with market trends, as well as provide a strong retention vehicle. The 2019 PSUs had performance goals tied to specified P&S Revenue goals for fiscal year 2020 (the “2020 Performance Period”) established by the compensation committee. These goals were adjusted twice by the compensation committee in 2020, once to

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take account of the sale and licensing of the company’s diagnostics business to Veracyte in December 2019 that had not been contemplated at the time the goals were initially set in March 2019, and then to take account of the impact of the COVID-19 pandemic on 2020 revenues. Under the final P&S Revenue goals for these awards, the P&S Revenue threshold for PSU vesting eligibility was $90 million; if P&S Revenue in 2020 equaled $90 million, 50% of the target number of PSUs would be eligible to vest and if P&S Revenue was equal to or greater than $105 million, then 85% of the target number of PSUs would be eligible to vest. If P&S Revenue for 2020 Performance Period fell between $90 million and $105 million, the percentage of the target number of PSUs eligible to vest would be determined based on a linear interpolation between the corresponding percentages for such thresholds.
In January 2021, the compensation committee certified P&S Revenue as $106.7 million and therefore 85% of the target number of 2019 PSUs became eligible to vest (“eligible PSUs”). In accordance with the vesting terms of the PSUs, 50% of the eligible PSUs vested on January 27, 2021 and the remaining 50% of the eligible PSUs vested on January 27, 2022, the one-year anniversary of the certification date. The eligible PSUs are also subject to “double trigger” acceleration of vesting provisions.
2022 Equity Grants
In March 2022, the compensation committee approved annual equity grants for the CEO and other NEOs, other than Mr. Brown. The compensation committee decided that the 2022 grants to our NEOs should continue to emphasize our pay-for-performance culture, as well as provide a strong retention vehicle, and therefore once again determined to grant a combination of time-based RSUs and PSUs. These time-based RSUs are scheduled to vest as to one-third of the RSUs on each anniversary of the vesting commencement date over three years, subject to the executive’s continued service through each vesting date, and are subject to certain “double trigger” acceleration of vesting provisions.
The 2022 PSUs are, as with the 2021 PSUs, divided into two vesting components relating to the company’s spatial and non-spatial businesses, each of which uses a different set of performance metrics measured by cumulative P&S Revenue for that component over a two year period — fiscal years 2022 and 2023. The first vesting component of the 2022 PSUs (the “Spatial Business 2022 PSUs”) is tied to the performance of the company’s spatial business, defined as P&S Revenue for the GeoMx Digital Spatial Profiler, the CosMx Spatial Molecular Imager, and any other platform for use in the field of spatial biology, excluding (for avoidance of doubt) revenue relating to the nCounter platform and excluding revenue relating to the GeoMx and CosMx service contracts and the company’s spatial biology Technology Access Programs services. The second vesting component of the 2022 PSUs (the “Base Business 2022 PSUs”) is tied to the performance of the company’s non-spatial business, defined as P&S Revenue other than the revenue tied to the Spatial Business 2022 PSUs and excluding nCounter diagnostic consumables revenue. The revenue for both the Spatial Business 2022 PSUs and Base Business 2022 PSUs is as determined on a GAAP basis and recorded in the company’s financial audited financial statements, excluding the impact of acquisitions and divestitures that occur during the two-year performance period. The Spatial Business 2022 PSUs constitute 75% of the value of the 2022 PSUs and the Base Revenue 2022 PSUs constitute 25% of the value of the 2022 PSUs. The compensation committee believes that these relative weights on the Spatial Business 2022 PSUs and Base Revenue 2022 PSUs appropriately reflect investor sentiment regarding the company's valuation and align with long-term stockholder value creation. The Spatial Business 2022 PSUs and Base Business 2022 PSUs each have different performance curves and maximum vesting payout targets. We have chosen not to disclose the specific metrics at this time as they cover a performance period currently in progress (fiscal year 2022) and therefore are sensitive and we have determined that it may be competitively harmful to do so.
Consistent with our historical practice, the 2022 PSUs are subject to additional time-based vesting provisions at the conclusion of the performance period to further strengthen the retentive component of the PSU awards. Under these provisions, once the number of PSUs for which performance has been achieved has been determined, two-thirds of those PSUs would vest immediately on the determination date, and one-third would vest on the one-year anniversary of the determination date, subject to the executive’s continued service through each vesting date. If we had experienced a change in control before the end of the 2023 fiscal year, the Product & Service Revenue goals would no longer apply, and the award would vest as a time-based award as to two-thirds on the first market trading day on or after January 1, 2024 (which will be January 2, 2024) and, subject to the executive’s continued service through the vesting date, one-third on the first market trading day on or after January 1, 2025 (which will be January 2, 2025) (or, if

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the award is not assumed, immediately before the change in control). The PSUs for which performance has been achieved, or deemed achieved as a result of a change in control, are also subject to “double trigger” acceleration of vesting provisions.
On March 6, 2022, the compensation committee granted an equity mix of 50% PSUs and 50% RSUs to each of Messrs. Bailey and Beechem and a mix of 60% PSUs and 40% RSUs to Mr. Gray, as shown in the following table. In determining Mr. Gray’s PSU and RSU grants for 2022, the compensation committee considered Aon’s extensive market analysis of the compensation peer group, leading to the increase in the grant size, while placing a higher percentage of Mr. Gray’s compensation at-risk, through the use of PSUs tied to the company’s performance over 2022 and 2023.

Name	PSUs (at 100% of target levels) (#)	RSUs (#)	Total Grant Date Equity Value* ($)

R. Bradley Gray	118,443	78,962	6,536,080
K. Thomas Bailey	25,380	25,380	1,680,664
Joseph M. Beechem	25,380	25,380	1,680,664
*For purposes of this table, total target grant date equity value was determined by multiplying (x) the number of PSUs (at target level) plus the number of RSUs by (y) $33.11, which was the closing price of our common stock on March 7, 2022, the first market date after the grant date.

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Additional Compensation Policies and Practices
STOCK OWNERSHIP GUIDELINES
We and our stockholders are best served by a board and executive team that manage the business with a long-term perspective. As such, we adopted stock ownership guidelines in February 2020 to strengthen the alignment of interests among stockholders, directors, NEOs, and other officers. The policy provides that the applicable required level of equity ownership is expected to be satisfied by our directors, NEOs, and any other senior vice presidents within five years from the later of: (i) February 2020 (the date of policy adoption); and (ii) the date such person first becomes subject to the policy. Compliance with the guidelines is measured in July of each year.

Position	Required Multiple

Chief Executive Officer	3x base salary
Senior Vice Presidents	1x base salary
Non-Employee Directors	3x annual retainer
The value of the following types of company equity holdings qualify towards an individual’s attainment of the target multiple of pay:
•100% of shares owned outright/shares beneficially owned;
•100% of vested and unvested RSUs; and
•50% of shares underlying vested, but unexercised, “in the money” stock options.
INSIDER TRADING POLICY
Our insider trading policy expressly prohibits all of our employees, including our NEOs and our directors from engaging in speculative transactions relating to our stock including short sales, puts/calls, hedging of stock ownership positions, margin accounts or pledges, and transactions involving derivative securities relating to our common stock.
TAX AND ACCOUNTING TREATMENT OF COMPENSATION
Section 162(m) of the Internal Revenue Code places a limit of $1 million per year on the amount of compensation paid to certain of our executive officers and other current or former employees that the company may deduct for federal income tax purposes. An exception to the $1 million limitation for performance-based compensation meeting certain requirements was repealed beginning in 2018 (other than with respect to certain grandfathered arrangements) under the Tax Cuts and Jobs Act (the “Act”). In addition, the regulations under Section 162(m) contain a transition rule that applies to companies during a limited period following the initial public offering of their stock. Pursuant to this rule, certain compensation granted before the end of a transition period (and, with respect to restricted stock units, that also are paid out before the end of the transition period) currently is not counted toward the deduction limitations of Code Section 162(m) if certain requirements are met. It is possible that certain of the equity awards granted prior to the end of our transition period in 2017 may be eligible to be excluded from the Section 162(m) deduction limits pursuant to this transition rule. As a result of these changes and the end of our transition period, except as otherwise provided in the transition relief provisions of the Act or pursuant to the transition period rules, compensation paid to any of our covered executives generally will not be deductible in 2019 or future years, to the extent that it exceeds $1 million.
Our compensation committee has not adopted a policy that any or all equity or other compensation must be deductible. Given that we have not been profitable since our inception, our compensation committee has not emphasized or sought to maximize the deductibility of executive compensation and instead has focused our compensation policies on the goals discussed throughout this

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CD&A. However, as we move toward profitability, the compensation committee intends to balance the objective of ensuring an effective compensation package with the need to maximize the deductibility of executive compensation. However, we cannot guarantee that any compensation in excess of $1 million paid to our covered executives will be or will remain deductible under Section 162(m).
We account for stock-based compensation in accordance with the requirements of Accounting Standards Codification Topic 718, Compensation - Stock Compensation. Under the fair value provisions of this statement, stock-based compensation cost is measured at the grant date based on the fair value of the award.
COMPENSATION RECOVERY POLICY
As a public company subject to Section 304 of the Sarbanes-Oxley Act of 2002, if we are required to restate our financial results as the result of misconduct or due to our material noncompliance with any financial reporting requirements under the federal securities laws, our chief executive officer and chief financial officer may be legally required to reimburse us for any bonus or incentive-based or equity-based compensation they receive. In addition, we will comply with the requirement of the Dodd-Frank Wall Street Reform and Consumer Protection Act and anticipate that we will adopt a compensation recovery policy once final regulations on the subject have been adopted.
EMPLOYMENT AGREEMENTS
We have entered into employment agreements with each of our NEOs with the oversight and approval of our compensation committee. Each of these employment agreements was negotiated by our CEO, with the exception of his own employment agreement, and contains terms intended to attract, retain and motivate our NEOs. These employment agreements have no specified term and also acknowledge that each of these NEOs is an “at will” employee, whose employment can be terminated at any time. The agreements set forth the terms and conditions of employment of each NEO, including base salary, target annual incentive compensation payment, standard employee benefit plan participation, and initial stock grant and the terms of vesting of the initial stock grant. These employment agreements were each subject to execution of our standard confidential information and invention assignment agreement.
In addition, each NEO has entered into an indemnification agreement with us, pursuant to which we have agreed to indemnify our NEOs against any costs, expenses and judgements assessed against them as a result of the performance of their duties as our employees, with certain exceptions.
In connection with Mr. Brown’s retirement and the transition of his duties, we entered into a transition agreement (“transition agreement” effective January 7, 2022 (the “transition date”) providing that Mr. Brown will continue employment with the Company on a transitional, at-will basis from the transition date until, at the latest, March 16, 2023, during which period Mr. Brown will serve as a senior advisor to the company. This transition agreement supersedes Mr. Brown’s employment agreement, and was entered into in order to help ensure a smooth transition of Mr. Brown’s duties. Mr. Brown’s transition agreement does not include the change in control benefits described below with respect to cash payments and benefits.
SEVERANCE AND CHANGE IN CONTROL BENEFITS
The employment agreements we have entered into with our NEOs contain severance and change in control provisions which require us to provide specific payments and benefits in connection with the termination of our NEOs’ employment in certain circumstances, generally subject to their execution of a release of claims. Early in 2020, the compensation committee approved amendments to the employment agreements of our NEOs to include company reimbursement of COBRA premiums upon certain non-change in control-related terminations of employment, as the compensation committee felt that this reasonable addition was appropriate to protect NEO’s interests in continued health care in the event of such a termination, and to be more consistent with similar benefits offered by our peers. In addition, if the NEO’s employment agreement did not already contain a current Section 280G “best results” provision, his employment agreement was amended to add one. Under the Section 280G “best results” provision, if the severance payments or other benefits provided to the NEO constitute “parachute payments” under Section 280G of the Internal Revenue Code, the NEO’s severance and other benefits will be either (i) delivered in full or (ii) delivered only to a lesser extent that would result in no portion of

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such severance benefits being subject to applicable excise tax, whichever results in the greatest amount of after-tax benefits. We added this provision to be clear that no Section 280G tax gross-ups would be provided. In addition, as described above, NEO equity awards generally contain “double trigger” vesting acceleration provisions triggered in connection with the termination of our NEO’s employment in certain circumstances following a change in control, as described above. We believe that these severance and change in control arrangements and provisions provide retention value by encouraging our NEOs to continue their employment with us and increase stockholder value by reducing any potential distractions caused by the possibility of an involuntary termination of employment or a potential change in control, allowing our NEOs to focus on their duties and responsibilities. For a summary of the material terms and conditions of these severance and change in control arrangements, see the section titled “Potential Payments upon Termination or Change in Control” below.
HEALTH, WELFARE AND 401(K) PLAN BENEFITS
Our NEOs are eligible to participate in all of our employee benefit plans, including our medical, dental, vision, life and disability plans, in each case on the same basis as other employees.
We maintain a tax-qualified retirement plan that provides eligible employees, including our NEOs, with an opportunity to save for retirement on a tax advantaged basis. All participants’ interests in their deferrals are 100% vested when contributed. We currently match employee 401(k) contributions at a rate of $1.00 for each dollar contribution, up to 2% of an eligible employee’s gross salary and at the rate of $0.50 for each dollar contribution up to an additional 4% of each employee’s gross salary, capped at a maximum matching contribution amount of $4,000 per employee. Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. Post tax contributions to a Roth account are also offered under the plan. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan, and all contributions are deductible by us when made.
Compensation Committee Report
Our compensation committee has reviewed the Compensation Discussion and Analysis provided above with management. Based on such review and discussion, our compensation committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the year ended December 31, 2021 and this proxy statement.
Respectfully submitted by the members of the compensation committee of the board of directors:
Gregory Norden, Chair
Dr. Kirk D. Malloy
William Young

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Summary Compensation Table for Fiscal Years 2021, 2020 and 2019
The table below sets forth compensation information for the individuals who served as our chief executive officer and chief financial officer during 2021, our two most highly compensated executive officers, other than our chief executive officer or chief financial officer, who served as executive officers as of December 31, 2021. We refer to these four individuals throughout this report as our “NEOs” for 2021.

Name and Principal Position	Year	Salary(1) ($)	Stock Awards(2) ($)		Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)		All Other Compensation(4) ($)	Total ($)

R. Bradley Gray President and Chief Executive Officer	2021	$640,327	$4,650,260	(5)	$—	$476,978		$4,397	$5,771,962
	2020	637,962	4,312,551		—	499,035		4,133	5,453,681
	2019	569,167	4,620,083		1,595,790	499,800		4,000	7,288,840
K. Thomas Bailey Chief Financial Officer	2021	434,404	1,538,049	(5)	—	190,641		4,031	2,167,125
	2020	435,692	1,206,517		—	198,340	(6)	4,132	1,844,681
	2019	391,250	1,129,353		390,078	194,013		4,000	2,108,694
Joseph M. Beechem Chief Scientific Officer and Senior Vice President, Research & Development	2021	431,808	1,430,963	(5)	—	195,011		4,000	2,061,782
	2020	420,115	1,009,463		—	191,672		4,133	1,625,383
	2019	376,875	1,129,353		390,078	194,538		4,000	2,094,844
J. Chad Brown Senior Vice President, Sales & Marketing	2021	419,404	1,430,963	(5)	—	176,185		4,000	2,030,552
	2020	420,115	1,009,463		—	188,746		4,133	1,622,457
	2019	373,542	1,129,353		390,078	195,525		4,000	2,092,498
1.As a result of our transition to a new human resources information system, a portion of the December 2019 salaries were paid in January 2020 and therefore reduced the salary amount paid in 2019 compared to the salary amount paid in 2018.
2.The dollar amounts in this column represent the aggregate grant date fair value of restricted stock unit awards, PSUs, assuming future payout at target, and stock option awards granted in 2021, 2020 and 2019, respectively. These amounts have been computed in accordance with FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For a discussion of valuation assumptions, see Note 13 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 1, 2022.
3.The amounts in this column represent the amounts earned and payable each year under the bonus plan for such year, all of which were paid in the subsequent year.
4.The amounts in this column consist of matching contributions made by us pursuant to our 401(k) plan up to $4,000, as well as other fringe benefits.
5.Amount represents the aggregate grant date fair value of RSU awards and PSUs based upon the probable outcome of performance conditions on the grant date. The amount includes the increase in the fair value of 2019 PSU awards resulting from modifications of such awards as described above in “2019 Performance Stock Units.” Assuming the highest level of performance is achieved, the aggregate grant date fair value of such awards is $5,998,965 for Mr Gray, $2,000,464 for Mr. Bailey, $1,893,378 for Mr. Beechem, and $1,893,378 for Mr. Brown.
6.In reviewing the performance of our NEOs against the 2019 Corporate Goals, the Compensation Committee determined the achievement of Mr. Bailey’s individual goal at 80% and the achievement of the corporate goal at 98%. However, due to an administrative error, the bonus for Mr. Bailey was originally calculated based on an incorrect (and lower) base salary, resulting in an initial bonus payment to him of $191,675. In April 2020, this administrative error was identified and corrected, and the compensation committee approved the payment to Mr. Bailey of the incremental amount of $2,338 needed to bring his bonus to the correct 2019 bonus amount of $194,013.

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Grants of Plan-Based Awards
The following table sets forth each equity and non-equity based award granted to our NEOs during 2021.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(2) (#)	Grant Date Fair Value of Stock and Option Awards(3) ($)
Name	Grant Date		Name of Plan	Threshold	Target	Maximum	Threshold	Target	Maximum

R. Bradley Gray			2021 Non-Equity Plan		$548,250
	3/11/2021		2013 Equity Incentive Plan				—	24,189	44,346		$1,618,486
	3/11/2021		2013 Equity Incentive Plan							24,189	1,618,486
	1/27/2021	(4)	2013 Equity Incentive Plan				—	22,225	—		1,413,288
K. Thomas Bailey			2021 Non-Equity Plan		218,500
	3/11/2021		2013 Equity Incentive Plan				—	8,293	15,204		554,885
	3/11/2021		2013 Equity Incentive Plan							8,293	554,885
	1/27/2021	(4)	2013 Equity Incentive Plan				—	6,735	—		428,279
Joseph M. Beechem			2021 Non-Equity Plan		218,500
	3/11/2021		2013 Equity Incentive Plan				—	8,293	15,204		554,885
	3/11/2021		2013 Equity Incentive Plan							8,293	554,885
	1/27/2021	(4)	2013 Equity Incentive Plan				—	5,051	—		321,193
J. Chad Brown			2021 Non-Equity Plan		211,000
	3/11/2021		2013 Equity Incentive Plan				—	8,293	15,204		554,885
	3/11/2021		2013 Equity Incentive Plan							8,293	554,885
	1/27/2021	(4)	2013 Equity Incentive Plan				—	5,051	—		321,193
1.The amounts reported in this column represent the target amount of annual performance-based incentive bonus compensation that might have been paid to each named executive officer for 2021 performance. There are no threshold or maximum levels for the award. The actual payouts approved for 2021 performance are shown in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table.” These awards are described in further detail in the “Compensation Discussion and Analysis” in the section entitled “2021 Incentive Opportunities.” The bonus payouts approved pursuant to our 2021 bonus incentive program were paid during the first quarter of 2022.
2.The amounts in these columns represent restricted stock units and are described in further detail above in the “Compensation Discussion and Analysis” and in the “Outstanding Equity Awards at December 31, 2021” table.
3.The dollar amounts in this column reflect the aggregate grant date fair value of the awards granted in 2021. These amounts have been computed in accordance with FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown include the impact of the estimated future payout for awards at target issued under the Equity Incentive Plan and exclude the impact of estimated forfeitures related to service-based vesting conditions. For a discussion of valuation assumptions, see Note 13 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 1, 2022.
4.In January 2021, the 2020 PSUs award was modified as described above in “2020 Performance Stock Units.” The January 2021 modification resulted in an increase in the fair value of the award at the time of the modification. Pursuant to SEC rules, this incremental increase in fair value is set forth in the column titled “Grant Date Fair Value of Stock and Option Awards.” In connection with the January 2021 modification, the number of shares to be awarded in connection with attainment of the target achievement level was reduced, and the number of shares set forth in the “Target” column represents the reduced number.

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Outstanding Equity Awards at Fiscal Year-End
The following table presents information concerning equity awards held by our NEOs at the end of 2021.

	Option Awards							Stock Awards
	Vesting Commencement Date	Number of Securities Underlying Option(#)				Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested		Equity Incentive Plan Awards
Name		Exercisable		Unexercisable								Number of Unearned Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested

R. Bradley Gray	1/31/2014	90,000	(1)			$18.18	1/30/2024
	2/9/2015	100,000	(1)			$12.77	2/8/2025
	2/3/2016	62,500	(1)			$12.94	2/2/2026
	2/6/2017	60,000	(1)			$18.80	2/5/2027
	2/6/2018	57,501	(2)	2,499	(2)	$6.80	2/5/2028
	3/13/2019	85,787	(2)	38,991	(2)	$23.34	3/24/2029
	3/13/2019							21,994	(3)	928,807	(4)
	3/5/2020							32,926	(3)	1,390,465	(4)
	1/27/2021							56,085	(6)	2,368,470	(4)
	3/5/2021							24,189	(3)	1,021,501	(4)
												49,389	(7)	2,085,697	(4)
												24,189	(8)	1,021,501	(4)
K. Thomas Bailey	1/16/2018	1,979	(5)	1,980	(5)	$8.16	1/15/2028
	3/13/2019	636	(2)	9,531	(2)	$23.34	3/24/2029
	3/13/2019							5,377	(3)	227,071	(4)
	3/5/2020							9,978	(3)	421,371	(4)
	1/27/2021							13,709	(6)	578,931	(4)
	3/5/2021							8,293	(3)	350,213	(4)
								—	—	—	—	14,966	(7)	632,014	(4)
								—	—	—	—	8,293	(8)	350,213	(4)

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Joseph M. Beechem	2/9/2015	45,000	(1)	—		$12.77	2/8/2025
	2/3/2016	25,000	(1)	—		$12.94	2/2/2026
	2/6/2017	20,000	(1)			$18.80	2/5/2027
	2/6/2018	19,167	(2)	833		$6.80	2/5/2028
	3/13/2019	20,970	(2)	9,531		$23.34	3/24/2029
	3/13/2019							5,377	(3)	227,071	(4)
	3/5/2020							7,483	(3)	316,007	(4)
	1/27/2021							13,709	(6)	578,931	(4)
	3/5/2021							8,293	(3)	350,213	(4)
												11,224	(7)	473,990	(4)
												8,293	(8)	350,213	(4)
J. Chad Brown	2/6/2018	1,042	(2)	417	(2)	$6.80	2/5/2028
	3/13/2019	3,178	(2)	9,531	(2)	$23.34	3/24/2029
	3/13/2019							5,377	(3)	227,071	(4)
	3/5/2020							7,483	(3)	316,007	(4)
	1/27/2021							13,709	(6)	578,931	(4)
	3/5/2021							8,293	(3)	350,213	(4)
												11,224	(7)	473,990	(4)
												8,293	(8)	350,213	(4)
1.The options have fully vested.
2.Options vest in equal monthly installments from the vesting commencement date over four years. Notwithstanding the foregoing, if the named executive officer is terminated without cause or resigns for good reason (each as defined in the executive’s applicable stock option agreement), in each case, following a change in control (as defined under our 2013 Equity Incentive Plan), then 100% of the then-unvested shares will vest.
3.One third of the restricted stock units vest on the first market trading day following the first anniversary of vesting commencement date and one third of the restricted stock units vest annually on the first market trading day after each of the second and third anniversaries of the vesting commencement date. Notwithstanding the foregoing, if the named executive officer is terminated without cause or resigns for good reason (each as defined in the executive’s applicable restricted stock unit agreement), in each case, following a change in control (as defined under our 2013 Equity Incentive Plan), then 100% of the then-unvested shares will vest.
4.The market value of unvested shares is calculated by multiplying the number of unvested shares by the closing market price of our common stock on The Nasdaq Stock Market on December 31, 2021, the last trading day of the year, which was $42.23 per share.
5.Twenty-five percent of the options vest on the one year anniversary of the start date, and the remaining options will vest monthly over the next thirty-six months in approximately equal monthly amounts. Notwithstanding the foregoing, if Mr. Bailey or Mr. Brown is terminated without cause or resigns for good reason (each as defined in the executive’s applicable stock option agreement), in each case, following a change in control (as defined under our 2018 Inducement Equity Incentive Plan), then 100% of the then-unvested shares will vest.
6.The PSUs are earned and become eligible to vest based on the achievement of pre-set, objective Product & Service Revenue goals for fiscal year 2020. Once the number of PSUs for which performance has been achieved has been determined, the remaining 50% of those PSUs will vest on the one-year anniversary of the determination date, subject to the executive’s continued service through each vesting date. In addition, the vesting of the PSUs may be accelerated upon a change in control and/or a qualifying termination of the executive’s employment, as described in further detail in the section below entitled “Potential Payments upon Termination or Change in Control.”
7.The PSUs are earned and become eligible to vest based on the achievement of pre-set, objective cumulative Product & Service Revenue goals for fiscal years 2020 and 2021. Once the number of PSUs for which performance has been achieved has been determined, 66% of those PSUs will vest immediately, and the remaining 33% of those PSUs will vest on the one-year anniversary of the determination date, subject to the executive’s continued service through each vesting date. In addition, the vesting of the PSUs may be accelerated upon a change in control and/or a qualifying termination of the executive’s employment, as described in further detail in the section below entitled “Potential Payments upon Termination or Change in Control.”
8.The PSUs are earned and become eligible to vest based on the achievement of pre-set, objective cumulative Base Business and Spatial Business Product & Service Revenue goals for fiscal years 2021 and 2022. Once the number of PSUs for which performance has been achieved has been determined, two-thirds of those PSUs will vest immediately, and the remaining one-third of those PSUs will vest on the one-year anniversary of the determination date, subject to the executive’s continued service through each vesting date. In addition, the vesting of the PSUs may be accelerated upon a change in control and/or a qualifying termination of the executive’s employment, as described in further detail in the section below entitled “Potential Payments upon Termination or Change in Control.”

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Option Exercises and Stock Vested
The following table sets forth information regarding exercises and vesting of equity awards by our NEOs for the year ended December 31, 2021.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

R. Bradley Gray	69,940	$3,473,390	148,857	$9,729,617
K. Thomas Bailey	31,375	1,356,057	24,074	1,551,057
Joseph M. Beechem	142,967	7,515,626	41,259	2,705,320
J. Chad Brown	17,387	912,928	33,084	2,158,331
Executive Employment Arrangements
Each NEO is an “at-will” employee. Employment agreements with our NEOs provide for one or more of the following: annual base salary, an annual cash incentive payment targeted at a percentage of the NEO’s base salary, initial grants of stock options and/or restricted stock units and participation in our company-wide employee benefit plans. In addition, the employment agreements we have entered into with our NEOs provide for severance payments and benefits as described below.
The current base salary and target annual cash incentive as a percentage of each NEO’s base salary for 2022 is as follows:

Name	Base Salary ($)	Target Cash Incentive

R. Bradley Gray	$645,000	85%
K. Thomas Bailey	457,000	50%
Joseph M. Beechem	457,000	50%
J. Chad Brown	*	*
* Mr. Brown’s base salary for 2022 was originally set at $422,000. Pursuant to the terms of his transition agreement, which is described in the Form 8-K filed by the company on January 10, 2022, he will receive continued payment of his full-time salary through March 31, 2022, and, during his part-time employment following April 1, an annualized base salary rate of $52,800. His target cash incentive was original set at 50% of his annual base salary, but pursuant to the terms of his transition agreement, Mr. Brown will not participate in the Company’s 2022 or future bonus programs.
Potential Payments upon Termination or Change in Control
We have entered into employment agreements, which were most recently amended in February 2020, with our NEOs that contain severance and change in control provisions which require us to provide specific payments and benefits in connection with the termination of our NEOs’ employment in certain circumstances. As discussed below, in early 2022, we entered into a transition agreement with Mr. Brown which supersedes his employment agreement. With respect to Mr. Brown, the description below of the employment agreement reflects the terms as in effect until his employment agreement was superseded. Mr. Brown’s transition agreement does not include the change in control benefits with respect to cash payments and benefits described in this section.

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If the event of our termination of the NEO’s employment other than for “cause” (as defined in each employment agreement and summarized below) (and that is not by reason of the NEO’s death or disability), or due to the NEO’s resignation from employment with us for “good reason” (as defined in each employment agreement and summarized below), the NEO will receive continuing base salary payments for a period of six months (or in Mr. Gray’s case, 12 months) and reimbursement of premiums paid for continuation coverage under COBRA for the NEO and his eligible dependents for up to six months (or in Mr. Gray’s case, 12 months). However, if such termination other than for “cause,” death or disability, or such resignation for “good reason,” in either case, occurs within 12 months following a “change in control” (as defined in our 2013 Equity Incentive Plan or, for Mr. Bailey, under our 2018 Inducement Equity Incentive Plan), the NEO instead will be entitled to the following:
•a lump sum payment equal to 12 months (or in Mr. Gray’s case, 24 months) of his then-effective base salary;
•100% (or in Mr. Gray’s case, 200%) of his target annual cash incentive payment. This will be calculated based on the completion of a full calendar year and at the then-effective target percentage times the then-effective base salary; and
•reimbursement of premiums paid for continuation coverage under COBRA for the NEO and his eligible dependents for up to 12 months (or in Mr. Gray’s case, 24 months).
In order to receive the severance benefits detailed above, each NEO is obligated to execute a release of claims against us, provided that the release becomes enforceable and irrevocable not later than 60 days following such NEO’s termination date, and to continue to comply with the terms of certain non-solicitation and non-competition requirements under the NEO’s proprietary information and inventions agreement (and for Mr. Gray and Dr. Beechem, certain other restricted covenants, such as non-disparagement requirements, contained in the employment agreement, and for Messrs. Bailey and Brown, any other obligations under his proprietary information and inventions agreement). Mr. Bailey’s release of claims agreement will contain certain restrictive covenants, such as non-solicit provisions and mutual non-disparagement requirements.
For each of Mr. Gray and Dr. Beechem, the employment agreements provided “double trigger” acceleration of vesting of their new hire equity awards in the event of a termination without cause or resignation for good reason, in either event that occurs after a change in control of the company. However, each of these new hire awards have fully vested based on continued service to the company over time. NEO equity awards generally contain similar “double trigger” vesting acceleration provisions, as described below. For each of Messrs. Bailey and Brown, the employment agreements provided “double trigger” acceleration of vesting of their new hire equity awards in the event of a termination without cause or resignation for good reason, in either event that occurs on or within 12 months after a change in control of the company.
We do not provide for any gross ups for any excise taxes that may be imposed by Section 4999 of the Internal Revenue Code. The employment agreements with each NEO includes a Section 280G “best results” provision that provides that, in the event that any payment to the applicable NEO is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (as a result of a payment being classified as a “parachute payment” under Section 280G of the Internal Revenue Code), the NEO will be entitled to receive such payment as would entitle him to receive the greatest after-tax benefit of either the full payment or a lesser payment which would result in no portion of such severance benefits being subject to excise tax. As described below, in 2020, the employment agreements of each other NEO’s were revised to include a similar “best results” provision.
For purposes of the 2013 Equity Incentive Plan, 2018 Inducement Equity Incentive Plan, and change in control benefits contained in the NEOs’ employment agreements, “change in control” means generally:
•the date that any one person, or more than one person acting as a group, acquires ownership of our capital stock that, together with the stock held by such person or such group, constitutes more than 50% of the total voting power of our capital stock;
•the date that a majority of members of the board is replaced during any 12 month period by directors whose appointment or election is not endorsed by a majority of the members of the board prior to such date; or

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•the date that any one person, or more than one person acting as a group, acquires (or has acquired during the 12 month period ending on the date of the most recent acquisition by such person or group) assets from us that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of our assets immediately prior to such acquisition or acquisitions.
For purposes of each of the employment agreements with our NEOs (other than Messrs. Bailey and Brown), “cause” means generally:
•a violation of one of our material written policies that continues uncured for 30 days after notification by us;
•an act of dishonesty in connection with such NEO’s responsibilities as our employee;
•such NEO’s conviction of, or plea of nolo contendere to, a felony;
•such NEO’s gross misconduct;
•such NEO’s failure or refusal to follow the lawful and proper directives of the board of directors which are within his duties that are not corrected within 30 days after written notice; or
•such NEO’s material breach of his proprietary information agreement or the non-disparagement provision of his employment agreement.
For purposes of each of the employment agreements with Messrs. Bailey and Brown, “cause” means generally:
•such NEO’s failure to perform (or in Mr. Bailey’s case, substantially perform) his duties and responsibilities (other than a failure from his disability) after receiving written notice of the alleged failure and 10 days’ opportunity to cure;
•such NEO’s commission of any act of fraud, embezzlement, dishonesty or misrepresentation;
•such NEO’s violation of any federal or state law or regulation applicable to our business or the business of our affiliates;
•such NEO’s breach of any confidentiality agreement or invention assignment agreement with us (or any affiliate of our affiliates);
•such NEO’s being convicted of, or entering a plea of nolo contendere to, a felony or committing any act of moral turpitude, dishonesty or fraud against, or the misappropriation of material property belonging to, us or our affiliates; or
•in Mr. Bailey’s case, his failure to provide us with proof of his authorization to work in the U.S. (which has been provided)
For purposes of each of the employment agreements with our NEOs (other than Messrs. Bailey and Brown), “good reason” means generally any of the following, without such NEO’s written consent:
•for Mr. Gray, a material and permanent diminution in his duties, authority or responsibilities causing such position to be of materially reduced stature or responsibility including a requirement that he is required to report to a corporate officer or employee instead of reporting directly to our board of directors or, if we become a subsidiary of another corporation, the board of directors of our parent company;
•for Dr. Beechem, a material, adverse and permanent change in such NEO’s position, causing such position to be of materially reduced stature or responsibility, provided that the continuance of his duties and responsibilities at the subsidiary or divisional level following a change in control, rather than at the parent, combined or surviving company level following the change in control, will not be deemed good reason within the meaning of this clause;

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•for Mr. Gray, our material breach of any provision of his employment agreement;
•for Dr. Beechem, our material breach of any material provision of such NEO’s employment agreement that continues uncured for 30 days following notice by him;
•a refusal by such NEO to relocate to a facility or location more than 40 miles (or, for Mr. Gray, more than 50 miles) from our then-current location;
•a reduction of more than 5% (10% for Mr. Gray) of his base salary then in effect (other than a reduction applicable to officers of the company generally); or
•for Dr. Beechem, a material reduction in the kind and level of employee benefits (other than base salary) which results in a substantial reduction of the NEO’s overall benefits package (other than a reduction applicable to officers of the company generally).
To qualify as a resignation for good reason, the NEO must provide notice to us within 30 days (90 days for Mr. Gray) after the initial existence of the condition or event described above and allow us to cure the condition or event within 30 days following our receipt of the notice, and if not cured, the NEO thereafter elects to terminate his employment voluntarily within 30 days after the expiration of the period for correcting such condition or event. In addition, any change in the NEO’s job function or responsibilities in order to accommodate a disability under the Americans with Disabilities Act, the Family Medical Leave Act or any analogous statute or law will not constitute a basis for the NEO to resign for good reason.
For purposes of each of the employment agreements with Messrs. Bailey and Brown, “good reason” means generally such NEO’s resignation within 30 days after the expiration of the cure period described below following the occurrence of any of the following, without his express written consent:
•the assignment to such NEO of any duties or the reduction of his duties, either of which results in a material diminution in his position or responsibilities with us, provided that the continuance of his duties and responsibilities at the subsidiary or divisional level following a change in control, rather than at the parent, combined, or surviving company level following such change in control will not be deemed good reason;
•a material reduction in such NEO’s base salary;
•a material change in the geographic location at which such NEO must perform services (for purposes of the foregoing, his relocation to a facility or a location less than 25 miles from his then-present location will not be considered a material change in geographic location); or
•our material breach of any material provision of such NEO’s employment agreement.
Such NEO’s resignation will not be deemed to be for good reason unless he has first provided us with written notice of the acts or omissions constituting the grounds for good reason within 90 days of the initial existence of the grounds for good reason and a reasonable cure period of not less than 30 days following the date we receive such notice, and such condition has not been cured during such period.
In connection with Mr. Brown’s retirement and the transition of his duties, we entered into a transition agreement effective January 7, 2022 (the “transition date”) providing that Mr. Brown will continue employment with the company on a transitional, at-will basis from the transition date until, at the latest, March 16, 2023, during which period Mr. Brown will serve as a senior advisor to the company. This transition agreement supersedes Mr. Brown’s employment agreement, and provides for Mr. Brown’s eligibility for certain transition payments and benefits, including certain payments and benefits if he is terminated without cause (as defined in his transition agreement) prior to the end of his planned separation date of March 16, 2023, but does not include the change in control

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benefits described above. Mr. Brown’s transition agreement is described in the Form 8-K filed by the company on January 10, 2022 and is filed with our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 1, 2022.
NEO Equity Awards
The time-based equity awards granted to our NEOs generally include “double trigger” acceleration provisions. Under these provisions, if the NEO is terminated without “cause” or resigns for “good reason,” in each case, following a “change in control” (as defined under the applicable equity plan under which the award was granted), the time-based equity award will vest in full immediately prior to such termination, provided that with respect to the new hire equity grants to Messrs. Bailey and Brown, in order for the applicable NEO to receive this acceleration of vesting, his termination without cause or for good reason must occur within 12 months following a change in control.
With respect to the above-described equity acceleration provisions, the definitions of “cause” and “good reason” are substantially the same as those set forth in Mr. Bailey’s employment agreement and described above, except that the “cause” definition does not include failure to provide proof of authorization to work in the U.S., and the good reason definition is triggered by a material breach of the applicable equity award agreement, rather than of the employment agreement. In addition, not all of the equity awards include the proviso that the continuance of the NEO’s duties and responsibilities at the subsidiary or divisional level following a change in control (rather than at the parent, combined, or surviving company level following such change in control) will not be deemed good reason.
With respect to the PSUs granted to our NEOs in 2020, if the company experiences a change in control before the end of the 2021 fiscal year, the performance goals would no longer apply, and the award would vest as a time-based award as to two-thirds on the first market trading day on or after January 1, 2022 (which will be January 3, 2022) and, subject to the executive’s continued service through the vesting date, as to one-third on the first market trading day on or after January 1, 2023 (which will be January 2, 2023) (or under the terms of our 2013 Equity Incentive Plan, if the award is not assumed, as if immediately before the change in control, as described below).
With respect to the PSUs granted to our NEOs in 2021, if the company experiences a change in control before the end of the 2022 fiscal year, the performance goals would no longer apply, and the award would vest as a time-based award as to two-thirds on the first market trading day on or after January 1, 2023 (which will be January 2, 2023) and, subject to the executive’s continued service through the vesting date, as to one-third the first market trading day on or after on January 1, 2024 (which will be January 2, 2024) (or under the terms of our 2013 Equity Incentive Plan, if the award is not assumed, as if immediately before the change in control, as described below).
For both the 2020 and 2021 PSUs, the PSUs for which performance has been achieved, or deemed achieved as a result of a change in control, are also subject to “double trigger” acceleration of vesting provisions similar to those described in the second paragraph of this “NEO Equity Awards” section, except that the good reason trigger for a material diminution in the NEO’s position or responsibilities with us does not include the proviso that the continuance of the NEO’s duties and responsibilities at the subsidiary or divisional level following a change in control (rather than at the parent, combined, or surviving company level following such change in control) will not be deemed good reason, and the trigger related to material breach of any material provision of the employment agreement instead relates to sch breach of the PSU award agreement.
As noted above, in January 2022, the Company and Mr. Brown entered into a transition agreement, which contains eligibility for certain transition benefits, including provisions that relate to his equity awards, in the event his employment with the company is terminated without cause prior to March 16, 2023, as described above.
2013 Equity Incentive Plan and 2018 Inducement Equity Incentive Plan
Our 2013 Equity Incentive Plan, or the 2013 Plan, and our 2018 Inducement Equity Incentive Plan, each provide that in the event of a merger or “change in control,” as defined under the applicable plan, each outstanding award will be treated as the administrator

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determines, except that if a successor corporation or its parent or subsidiary does not assume or substitute an equivalent award for any outstanding award, then such award will fully vest, all restrictions on such award will lapse, all performance goals or other vesting criteria applicable to such award will be deemed achieved at 100% of target levels, and such award will become fully exercisable, if applicable, for a specified period prior to the transaction. The award will then terminate upon the expiration of the specified period of time.
Under our 2013 Plan, if the service of an outside director is terminated on or following a change in control, other than pursuant to a voluntary resignation not at the request of the acquirer, his or her outstanding stock options and stock appreciation rights, if any, will vest fully and become immediately exercisable, all restrictions on his or her restricted stock and restricted stock units will lapse, and all performance goals or other vesting requirements for his or her awards with performance-based vesting will be deemed achieved at 100% of target levels, and all other terms and conditions met.
The following table describes the payments and benefits that each of our NEOs would be entitled to receive upon a change in control or upon termination of his employment in the circumstances described above under the plans and arrangements with our NEOs described above. Payments and benefits are estimated assuming that the triggering event took place on December 31, 2021, and the price per share of our common stock is the closing price on The Nasdaq Global Market as of that date.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

	Employment Termination Without Cause or For Good Reason
	No Change in Control		Within 12 months Following a Change in Control				More than 12 months after a Change in Control
Name	Severance Payments(1) ($)	Health Care Benefits(2) ($)	Severance Payments(3) ($)	Annual Cash Incentive Payment(4) ($)	Health Care Benefits(6) ($)	Equity Acceleration(5) ($)	Severance Payments(1) ($)	Health Care Benefits(2) ($)	Equity Acceleration(5) ($)

R. Bradley Gray	$645,000	$25,245	$1,290,000	$1,096,500	$50,490	$9,641,521	$645,000	$25,245	$9,641,521
K. Thomas Bailey	218,500	7,490	437,000	218,500	14,980	2,807,312	218,500	7,490	2,739,854
Joseph M. Beechem	218,500	7,490	437,000	218,500	14,980	2,505,979	218,500	7,490	2,505,979
J. Chad Brown(7)	211,000	9,975	422,000	211,000	19,950	2,491,240	211,000	9,975	2,476,466
1.The amount shown in this column for each NEO consists of continuing payments of the NEO’s base salary as of December 31, 2021, for a period of six months (or in Mr. Gray’s case, twelve months).
2.The amount shown in this column for each NEO consists of the estimated cost of reimbursement of premiums paid for continuation coverage under COBRA for the NEO and his eligible dependents for up to 6 months (or in Mr. Gray’s case, 12 months).
3.The amount shown in this column for each NEO consists of a lump sum payment equal to twelve months (or in Mr. Gray’s case, twenty-four months) of the NEO’s base salary as of December 31, 2021.
4.The amount shown in this column for each NEO consists of a lump sum payment equal to 100% (or in Mr. Gray’s case, 200%) of the NEO’s target annual cash incentive payment, which is calculated based on the completion of a full calendar year and the then-effective target percentage times the then-effective base salary.
5.The amount shown in this column for each NEO consists of the value of the portions of the unvested in-the-money options, RSU awards and PSUs held by the NEO for which vesting is accelerated upon the triggering event. The value of each such portion of such equity awards is calculated by multiplying (x) the closing stock price of our common stock of $42.23 per share on December 31, 2021, as reported on the Nasdaq Global Market (and in the case of options, less the exercise price per share of the option) by (y) the number of shares covered by such portion of the equity award.
6.The amount shown in this column for each NEO consists of the estimated cost of reimbursement of premiums paid for continuation coverage under COBRA for the NEO and his eligible dependents for up to 12 months (or in Mr. Gray’s case, 24 months).
7.The transition agreement entered into with Mr. Brown effective January 7, 2022 supersedes his employment agreement, including the payments and benefits shown in the table. The terms of his transition agreement are described in the Form 8-K filed by the company on January 10, 2022.

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CEO PAY RATIO
Under rules adopted pursuant to the Dodd-Frank Act, we are required to calculate and disclose the total compensation paid to our median paid employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to our Chief Executive Officer (the “CEO Pay Ratio”). The paragraphs that follow describe our methodology and the resulting CEO Pay Ratio.
Measurement Date
We identified the median employee using our employee population on December 31, 2021 (including all employees, whether employed on a full-time, part-time, seasonal or temporary basis).
Consistently Applied Compensation Measure (CACM)
Under the relevant rules, we are required to identify the median employee by use of a “consistently applied compensation measure”, or CACM. We chose a CACM that closely approximates the annual target total direct compensation of our employees. Specifically, we identified the median employee by aggregating, for each employee: (a) annual base pay, (b) annual cash incentive, and (c) the estimated grant date fair value of any equity awards granted during 2021. In identifying the median employee, we converted compensation amounts paid in foreign currencies based on the applicable annual average exchange rate.
Methodology and Pay Ratio
After applying our CACM method, we identified the median employee. Once the median employee was identified, we calculated the median employee’s annual total direct compensation in accordance with the requirements of the Summary Compensation Table. Our median employee compensation as calculated using Summary Compensation Table requirements was $133,439. Our Chief Executive Officer’s total annual compensation as reported in the Summary Compensation Table was $5,771,962. Therefore, our CEO Pay Ratio for 2021 is approximately 43:1.
This information is being provided for compliance purposes and is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. Neither the compensation committee nor management of the company used the CEO Pay Ratio measure in making compensation decisions.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock at April 21, 2022 for:
•each person who we know beneficially owns more than 5% of our common stock;
•each of our directors;
•each of our named executive officers; and
•all of our directors and executive officers as a group.
The percentage of beneficial ownership shown in the table is based upon 46,411,835 shares outstanding as of April 21, 2022.
Information with respect to beneficial ownership has been furnished by each director, executive officer or beneficial owner of more than 5% of our common stock. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules take into account shares of common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on or before the 60th day after April 21, 2022, as well as restricted stock units that vest on or before such date. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.
Except as otherwise noted below, the address for each person or entity listed in the table is c/o NanoString Technologies, Inc., 530 Fairview Avenue North, Seattle, Washington 98109.

Name of Beneficial Owner	Shares	Percentage

5% Stockholders:
FMR LLC(1)	6,852,571	14.8%
Wellington Group Holdings LLP(2)	5,557,968	12.0%
Blackrock, Inc.(3)	4,428,403	9.5%
ARK Investment Management LLC(4)	3,917,273	8.4%
RA Capital Management, L.P.(5)	3,517,694	7.6%
Vanguard(6)	3,426,504	7.4%
Alger Associates, Inc.(7)	3,081,660	6.6%

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Directors and Named Executive Officers:
R. Bradley Gray(8)	673,584	1.4%
K. Thomas Bailey(9)	27,144	*
Joseph M. Beechem, Ph.D.(10)	219,522	*
J. Chad Brown(11)	28,167	*
William D. Young(12)	75,402	*
Elisha Finney(13)	44,328	*
Janet George(14)	2,741	*
Teresa Foy, Ph.D.	—	*
Don R. Kania(15)	20,718	*
Kirk Malloy, Ph.D.(16)	24,213	*
Gregory Norden(17)	68,096	*
Dana Rollison, Ph.D.(18)	2,741	*
Charles P. Waite(19)	12,240	*
All current directors and executive officers as a group (12 persons)(20)	1,170,729	2.5%
*Less than one percent.
1.The number of shares owned set forth above is based solely on the most recently available Schedule 13G/A filed with the SEC by FMR LLC on February 9, 2022. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies, or Fidelity Funds, registered under the Investment Company Act advised by Fidelity Management & Research Company LLC, or FMR Co. LLC, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ boards of trustees. FMR Co. LLC carries out the voting of the shares under written guidelines established by the Fidelity Funds’ boards of trustees. The address of the foregoing persons and entities is 245 Summer Street, Boston, Massachusetts 02210.
2.The number of shares owned set forth above is based solely on the most recently available Schedule 13G/A filed with the SEC by Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP on February 4, 2022. The reported securities are owned of record by clients of one or more investment advisers directly or indirectly owned by Wellington Management Group LLP. Those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities. No such client is known to have such right or power with respect to more than five percent of this class of securities. The address of the foregoing persons and entities is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210.
3.The number of shares owned set forth above is based solely on the most recently available Schedule 13G/A filed with the SEC by Blackrock, Inc. on February 3, 2022. The address of Blackrock, Inc. is 55 East 52nd Street, New York, New York 10055.
4.Based solely on the most recently available Schedule 13G/A filed with the SEC by ARK Investment Management LLC on February 16, 2021. The address of ARK Investment Management LLC is 3 East 28th Street, 7th Floor, New York, New York 10016.
5.The number of shares owned set forth above is based solely on the most recently available Schedule 13/G filed with the SEC by RA Capital Management, L.P. (“RA Capital”) on April 28, 2022. The reported shares are held of record by RA Capital Healthcare Fund, L.P. (the “Fund”). Because the Fund has divested itself of voting and investment power over the reported shares and may not revoke that delegation on less than 61 days’ notice, the Fund disclaims beneficial ownership of the reported shares for purposes of Section 13(d) of the Securities Exchange Act of 1934 (the “Act”). RA Capital serves as investment adviser for the Fund and may be deemed a beneficial owner of the reported shares. As managers of RA Capital, Peter Kolchinsky and Rajeev Shah may be deemed beneficial owners of any securities of the Company beneficially owned by RA Capital. RA Capital, Dr. Kolchinsky, and Mr. Shah disclaim beneficial ownership of the reported shares other than for the purpose of determining their obligations under Section 13(d) of the Act. The address of RA Capital is 200 Berkeley Street, 18th Floor, Boston, MA 02116.
6.The number of shares owned set forth above is based solely on the most recently available Schedule 13G/A filed with the SEC by The Vanguard Group on February 10, 2022. The address of the Vanguard Group is 100 Vanguard Blvd., Malvern PA 19355.

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7.The number of shares owned set forth above is based solely on the most recently available Schedule 13G filed with the SEC by Alger Associates, Inc. on February 14, 2022. The reported securities are beneficially owned by one or more open-end investment companies or other managed accounts that are investment management clients of Fred Alger Management, LLC, or FAM, a registered investment adviser. FAM is a 100% owned subsidiary of Alger Group Holdings, LLC, or AGH, a holding company. AGH is a 100% owned subsidiary of Alger Associates, Inc., a holding company. The address of the foregoing entities is 100 Pearl Street, 27th Floor, New York, NY 10004.
8.Includes 202,298 shares held and options to purchase 471,286 shares that are exercisable within 60 days of April 21, 2022, all of which are vested as of such date.
9.Includes 19,372 shares held and options to purchase 7,772 shares that are exercisable within 60 days of April 21, 2022, all of which are vested as of such date.
10.Includes 85,375 shares held and options to purchase 134,147 shares that are exercisable within 60 days of April 21, 2022, all of which are vested as of such date.
11.Includes 20,353 shares held and options to purchase 7,814 shares that are exercisable within 60 days of April 21, 2022, all of which are vested as of such date.
12.Includes 7,410 shares held, 3,890 restricted stock units scheduled to vest and options to purchase 64,102 shares that are exercisable within 60 days of April 21, 2022, all of which are vested as of such date.
13.Includes 4,650 shares held, 3,890 restricted stock units scheduled to vest and options to purchase 35,788 shares that are exercisable within 60 days of April 21, 2022, all of which are vested as of such date.
14.Includes 1,676 shares held and 1,065 restricted stock units scheduled to vest within 60 days of April 21, 2022.
15.Includes 5,520 shares held, 3,890 restricted stock units scheduled to vest and options to purchase 11,308 shares that are exercisable within 60 days of April 21, 2022, all of which are vested as of such date.
16.Includes 5,510 shares held, 3,890 restricted stock units scheduled to vest and options to purchase 14,813 shares that are exercisable within 60 days of April 21, 2022, all of which are vested as of such date.
17.Includes 7,410 shares held, 3,890 restricted stock units scheduled to vest and options to purchase 56,796 shares that are exercisable within 60 days of April 21, 2022, all of which are vested as of such date.
18.Includes 1,676 shares held and 1,065 restricted stock units scheduled to vest within 60 days of April 21, 2022.
19.Includes 7,410 shares held, 3,890 restricted stock units scheduled to vest and options to purchase 940 shares that are exercisable within 60 days of April 21, 2022, all of which are vested as of such date.
20.Includes 348,307 shares held, 25,470 restricted stock units scheduled to vest, and options to purchase 796,952 shares that are exercisable within 60 days of April 21, 2022. Excludes shares held by Mr. Brown as he was not an executive officer as of April 21, 2022.

2022 PROXY STATEMENT	83	NanoString Technologies, Inc.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table summarizes information about our equity compensation plans as of December 31, 2021. All outstanding awards relate to our common stock.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (2)

Equity compensation plans approved by security holders:
2004 Stock Option Plan	39,310	$2.34	—
2013 Equity Incentive Plan	3,281,695	17.19	2,713,058
2013 Employee Stock Purchase Plan	—	N.A	752,884
Equity compensation plans not approved by security holders: (2)	30,001	18.88	70,000
Total	3,351,006	N.A.	3,535,942
1.Represents the outstanding options’ weighted-average exercise price and does not take into account the shares issuable upon vesting of outstanding performance stock units or restricted stock units, which do not have an exercise price.
2.Our 2013 Equity Incentive Plan includes provisions providing for an annual increase in the number of securities available for future issuance on the first day of each fiscal year, equal to the least of: (a) 1,406,250 shares; (b) 5% of the outstanding shares of common stock as of the last day of the immediately preceding fiscal year; and (c) such other amount as the board of directors may determine. Our 2013 Employee Stock Purchase Plan includes provisions providing for an annual increase in the number of securities available for future issuance on the first day of each fiscal year, equal to the least of: (a) 1% of the outstanding shares of common stock on the first day of such fiscal year; (b) 281,250 shares; and (c) such other amount as the board of directors, or a committee appointed by the board of directors, may determine.
3.On January 15, 2018, our board of directors adopted the NanoString Technologies, Inc. 2018 Inducement Equity Incentive Plan, or the Inducement Plan, and, subject to the adjustment provisions of the Inducement Plan, reserved 250,000 shares of our common stock for issuance pursuant to equity awards granted under the Inducement Plan. The Inducement Plan was adopted without stockholder approval pursuant to Rule 5635(c)(4) and Rule 5635(c)(3) of the Nasdaq Listing Rules. The Inducement Plan provides for the grant of equity-based awards, including nonstatutory stock options, restricted stock units, restricted stock, stock appreciation rights, performance shares and performance units, and its terms are substantially similar to our 2013 Equity Incentive Plan, including with respect to treatment of equity awards in the event of a “merger” or “change in control” as defined under the Inducement Plan, but with such other terms and conditions intended to comply with the Nasdaq inducement award exception or to comply with the Nasdaq acquisition and merger exception. However, our 2013 Equity Incentive Plan permits certain exchange programs (including repricings) without stockholder approval, while the Inducement Plan requires stockholder approval for such exchange programs.

NanoString Technologies, Inc.	84	2022 PROXY STATEMENT

RELATED PERSON TRANSACTIONS
Related Person Transaction Policy
We have adopted a formal, written policy that our executive officers, directors (including director nominees), holders of more than 5% of any class of our voting securities, and any member of the immediate family of or any entities affiliated with any of the foregoing persons, are not permitted to enter into a related person transaction with us without the prior approval or, in the case of pending or ongoing related person transactions, ratification of our audit committee. For purposes of our policy, a related person transaction is a transaction, arrangement or relationship where we were, are or will be involved and in which a related person had, has or will have a direct or indirect material interest, other than transactions available to all of our United States employees.
Certain transactions with related parties, however, are excluded from the definition of a related person transaction including, but not limited to: (1) transaction with another company at which a related person’s only relationship is as an employee (excluding as an executive officer or a director) or beneficial owner of less than 5% of that company’s shares; (2) transaction where the related person’s interest arises solely from the ownership of our equity securities and all holders of our common stock received the same benefit on a pro rata basis (e.g. dividends); (3) transactions available to all employees generally; (4) transactions involving the purchase or sale of products or services in the ordinary course of business, not exceeding $50,000; and (5) transactions in which the related person’s interest derives solely from his or her service as a director, trustee or officer (or similar position) of a not-for-profit organization or charity that receives donations from the company.
No member of the audit committee may participate in any review, consideration or approval of any related person transaction where such member or any of his or her immediate family members, or any entities with which the audit committee member is affiliated, is the related person. In approving or rejecting the proposed agreement, our audit committee shall consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to: (1) the benefits and perceived benefits, or lack thereof, to our company; (2) the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; (3) the materiality and character of the related person’s direct and indirect interest; (4) the actual or apparent conflict of interest of the related person; (5) the availability of other sources for comparable products or services; (6) the opportunity costs of alternative transactions; (7) the terms of the transaction; (8) the commercial reasonableness of the terms of the proposed transaction; and (9) terms available to unrelated third parties or to employees under the same or similar circumstances. In reviewing proposed related person transactions, the audit committee will only approve or ratify related person transactions that are in, or not inconsistent with, the best interests of our company and stockholders, as the audit committee determines in good faith.
In addition to the arrangements described below, we have also entered into the arrangements which are described where required in the section captioned “Executive Compensation — Executive Employment Arrangements”.
Indebtedness of Directors and Officers
None of our current or former directors or executive officers is indebted to us, nor are any of these individuals indebted to another entity which indebtedness is the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by us.
Other Transactions
We have entered into separate indemnification agreements with each of our directors and certain of our officers, including our named executive officers.
We have granted stock options, PSUs and RSUs to our named executive officers, other executive officers and our non-employee directors. Certain of our executive officers are participants in our 2013 Employee Stock Purchase Plan.

2022 PROXY STATEMENT	85	NanoString Technologies, Inc.

OTHER MATTERS
Third Party Compensation of Directors
None of our directors are a party to any agreement or arrangement that would require disclosure pursuant to Nasdaq Rule 5250(b)(3).
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership of, and transactions in, our securities with the SEC and Nasdaq. Such directors, executive officers, and ten percent stockholders are also required to furnish us with copies of all Section 16(a) forms that they file.
Based solely on a review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during 2021, all of our directors, executive officers, and 10% stockholders complied with all Section 16(a) filing requirements applicable to them, except that Mr. Malloy in one instance did not timely file information regarding the sale of shares disposed pursuant to a Rule 10b5-1 trading plan, which information was inadvertently filed late on a Form 4 filing.
2021 Annual Report and SEC Filings
Our financial statements for the year ended December 31, 2021 are included in our annual report on Form 10-K. Our annual report and this proxy statement are posted on our website at www.nanostring.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to Douglas S. Farrell, Investor Relations, NanoString Technologies, Inc., 530 Fairview Avenue North, Seattle, WA 98109.
The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote shares they represent in accordance with their own judgment on such matters.
It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.
THE BOARD OF DIRECTORS
Seattle, Washington
April 29, 2022

NanoString Technologies, Inc.	86	2022 PROXY STATEMENT

APPENDIX A
NANOSTRING TECHNOLOGIES, INC.
2022 EQUITY INCENTIVE PLAN
1.Purposes of the Plan. The purposes of this Plan are:
•to attract and retain the best available personnel for positions of substantial responsibility,
•to provide additional incentive to Employees, Directors and Consultants, and
•to promote the success of the Company’s business.
The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares.
2.Definitions. As used herein, the following definitions will apply:
(a)“Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.
(b)“Applicable Laws” means the legal and regulatory requirements relating to the administration of equity-based awards, including without limitation the related issuance of Shares, including without limitation under U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where Awards are, or will be, granted under the Plan.
(c)“Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares.
(d)“Award Agreement” means the written or electronic agreement provided by the Company setting forth the terms and provisions applicable to an Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.
(e)“Board” means the Board of Directors of the Company.
(f)“Change in Control” means the occurrence of any of the following events:
(i)Change in Ownership of the Company. A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control; provided, further, that any change in the ownership of the stock of the Company as a result of a private financing of the Company that is approved by the Board also will not be considered a Change in Control. Further, if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of fifty percent (50%) or more of the total

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voting power of the stock of the Company or of the ultimate parent entity of the Company, such event will not be considered a Change in Control under this subsection (i). For this purpose, indirect beneficial ownership will include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or
(ii)Change in Effective Control of the Company. A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or
(iii)Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.
Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Section 409A.
Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (x) its primary purpose is to change the jurisdiction of the Company’s incorporation, or (y) its primary purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
(g)“Code” means the U.S. Internal Revenue Code of 1986, as amended. Any reference to a section of the Code or regulation thereunder will include such section or regulation, any valid regulation or other formal guidance of general or direct applicability promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
(h)“Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or by a duly authorized committee of the Board, in accordance with Section 4 hereof.
(i)“Common Stock” means the common stock of the Company.

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●	APPENDIX A	Table of Contents
(j)“Company” means NanoString Technologies, Inc., a Delaware corporation, or any successor thereto.
(k)“Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary of the Company to render bona fide services to such entity, provided the services (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act, and provided, further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act.
(l)“Director” means a member of the Board.
(m)“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.
(n)“Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.
(o)“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.
(p)“Exchange Program” means a program under which (i) outstanding awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution, and/or (iii) the exercise price of an outstanding Award is reduced. Pursuant to the provisions of Section 4(c), the Administrator may not institute an Exchange Program.
(q)“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
(i)If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, or the New York Stock Exchange, its Fair Market Value will be the closing sales price for such stock (or, if no closing sales price was reported on that date, as applicable, on the last Trading Day such closing sales price was reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(ii)If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last Trading Day such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(iii)In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.
In addition, for purposes of determining the fair market value of shares for any reason other than the determination of the exercise price of Options or Stock Appreciation Rights, fair market value will be determined by the Administrator in a manner compliant with Applicable Laws and applied consistently for such purpose. The determination of fair market value for purposes of tax withholding

2022 PROXY STATEMENT	A3	NanoString Technologies, Inc.

●	APPENDIX A	Table of Contents
may be made in the Administrator’s discretion subject to Applicable Laws and is not required to be consistent with the determination of Fair Market Value for other purposes.
(r)“Fiscal Year” means the fiscal year of the Company.
(s)“Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
(t)“Inside Director” means a Director who is an Employee.
(u)“Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.
(v)“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(w)“Option” means a stock option granted pursuant to the Plan.
(x)“Outside Director” means a Director who is not an Employee.
(y)“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
(z)“Participant” means the holder of an outstanding Award.
(aa)“Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 11.
(ab)“Performance Unit” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 11.
(ac)“Period of Restriction” means the period (if any) during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, continued service, the achievement of target levels of performance, the achievement of performance goals, or the occurrence of other events as determined by the Administrator.
(ad)“Plan” means this 2022 Equity Incentive Plan.
(ae)“Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 8 of the Plan, or issued pursuant to the early exercise of an Option.
(af)“Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.
(ag)“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.
(ah)“Section 16(b)” means Section 16(b) of the Exchange Act.

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●	APPENDIX A	Table of Contents
(ai)“Section 409A” means Section 409A of the Code, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder, from time to time, or any state law equivalent.
(aj)“Securities Act” means the U.S. Securities Act of 1933, as amended, as amended, including the rules and regulations promulgated thereunder.
(ak)“Service Provider” means an Employee, Director or Consultant.
(al)“Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.
(am)“Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with an Option, that pursuant to Section 10 is designated as a Stock Appreciation Right.
(an)“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
(ao)“Trading Day” means a day that the primary stock exchange, national market system, or other trading platform, as applicable, upon which the Common Stock is listed (or otherwise trades regularly, as determined by the Administrator, in its sole discretion) is open for trading.
(ap)“U.S. Treasury Regulations” means the Treasury Regulations of the Code. Reference to a specific Treasury Regulation or Section of the Code will include such Treasury Regulation or Section, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.
3.Stock Subject to the Plan.
(a)Stock Subject to the Plan. Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is (i) 2,500,000 Shares, plus (ii) (A) any Shares that, as of immediately prior to the termination or expiration of the Company’s 2013 Equity Incentive Plan (the 2013 Plan”), have been reserved but not issued pursuant to any awards granted under the 2013 Plan and are not subject to any awards granted thereunder, plus (B) any Shares subject to awards granted under the 2013 Plan that, after 2013 Plan is terminated or expired, expire or otherwise terminate without having been exercised or issued in full or are forfeited to or repurchased by the Company due to failure to vest, with the maximum number of Shares to be added to the Plan pursuant to clause (ii) above equal to 6,814,978 Shares. In addition, Shares may become available for issuance under the Plan pursuant to Section 3(b). The Shares may be authorized, but unissued, or reacquired Common Stock.
(b)Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, is forfeited to or repurchased by the Company due to failure to vest, then the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights, the forfeited or repurchased Shares), which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, only Shares actually issued (i.e., the net Shares issued) pursuant to a Stock Appreciation Right will cease to be available under the Plan; all remaining Shares under Stock Appreciation Rights will remain available for future grant or sale under the Plan (unless the Plan has terminated). Shares that actually have been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company due to failure to vest, such Shares will become available for future grant under the Plan.

2022 PROXY STATEMENT	A5	NanoString Technologies, Inc.

●	APPENDIX A	Table of Contents
For the avoidance of doubt, Shares repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of Shares available for future grant of Awards. Shares acquired pursuant to Awards used to pay the exercise price or purchase price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 14, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to this Section 3(b).
(c)Share Reserve. The Company, at all times during the term of this Plan, will reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.
4.Administration of the Plan.
(a)Procedure.
(i)Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.
(ii)Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.
(iii)Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which Committee will be constituted to comply with Applicable Laws.
(iv)Delegation of Authority for Day-to-Day Administration. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.
(b)Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion, to:
(i)determine the Fair Market Value;
(ii)select the Service Providers to whom Awards may be granted hereunder;
(iii)to determine whether and to what extent Awards are granted hereunder;
(iv)determine the number of Shares or dollar amounts to be covered by each Award granted hereunder;
(v)approve forms of Award Agreement for use under the Plan;
(vi)determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. The terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;
(vii)construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

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●	APPENDIX A	Table of Contents
(viii)prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of facilitating compliance with applicable non‑U.S. laws, easing the administration of the Plan or for qualifying for favorable tax treatment under applicable non‑U.S. laws;
(ix)modify or amend each Award (subject to Section 4(c) and Section 19 of the Plan), including without limitation the discretionary authority to extend the post-service exercisability period of Awards; provided, however, that in no event will the term of an Option or Stock Appreciation Right be extended beyond its original maximum term;
(x)allow Participants to satisfy tax withholding obligations in a manner prescribed in Section 15 of the Plan;
(xi)authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;
(xii)temporarily suspend the exercisability of an Award if the Administrator deems such suspension to be necessary or appropriate for administrative purposes or to comply with Applicable Laws, provided that such suspension must be lifted prior to the expiration of the maximum term and post-service exercisability period of an Award, unless doing so would not comply with Applicable Laws;
(xiii)allow a Participant, to defer the receipt of the payment of cash or the delivery of Shares that otherwise would be due to the Participant under an Award, subject to Section 15(c);
(xiv)determine whether Awards will be settled in Shares, cash or in any combination thereof;
(xv)impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy, and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers; and
(xvi)make all other determinations deemed necessary or advisable for administering the Plan.
(c)No Exchange Program. Notwithstanding the powers of the Administrator set forth herein, the Administrator may not institute an Exchange Program.
(d)Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards and will be given the maximum deference permitted by Applicable Laws.
5.Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.
6.Limitations.
(a)Incentive Stock Options.
(i)$100,000 Limitation. Notwithstanding any designation of an Option as an Incentive Stock Option, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options

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●	APPENDIX A	Table of Contents
will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a)(i), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.
(ii)Maximum Option Term. In the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.
(iii)Option Exercise Price. In the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.
(b)Dividends. Dividends or other distributions payable with respect to Shares subject to Awards will not be paid before and unless the underlying Shares vest, and will be subject to the same forfeitability provisions as the underlying Shares. No dividends or other distributions will be paid with respect to Shares that are subject to unexercised Options or Stock Appreciation Rights, provided that nothing in this Section 6(b) shall preclude the Administrator from exercising its powers and authority under Section 14.
(c)Outside Director Limitations. In any Fiscal Year, no Outside Director may be granted equity awards (including any Awards granted under this Plan), the value of which will be based on their grant date fair value determined in accordance with U.S. generally accepted accounting principles, and be provided any cash retainers or annual or meeting fees for service as an Outside Director in amounts that, in the aggregate, exceed $750,000, provided that such amount is increased to $1,000,000 in the Fiscal Year of his or her initial service as an Outside Director. Any Awards or other compensation provided to an individual for his or her services as an Employee, or for his or her services as a Consultant other than as an Outside Director, will be excluded for purposes of this Section 6(c).
7.Stock Options.
(a)Grant of Options. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Options to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.
(b)Stock Option Agreement. Each Award of an Option will be evidenced by an Award Agreement that will specify the exercise price, the number of Shares subject to the Option, the exercise restrictions, if any, applicable to the Option, and such other terms and conditions as the Administrator, in its sole discretion, will determine.
(c)Term of Option. Subject to the provisions of Section 6 relating to Incentive Stock Options, the term of each Option will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement.
(d)Option Exercise Price and Consideration.
(i)Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, but will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant, subject to the provisions of Section 6. Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

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(ii)Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.
(iii)Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of, without limitation: (1) cash (including cash equivalents); (2) check; (3) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided further that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (4) consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (5) by reduction in the amount of any Company liability to the Participant; (6) by net exercise; (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (8) any combination of the foregoing methods of payment.
(e)Exercise of Option.
(i)Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.
An Option will be deemed exercised when the Company receives: (i) notice of exercise (in accordance with the procedures that the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with any applicable tax withholdings). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.
Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
(ii)Cessation of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the cessation of the Participant’s Service Provider status as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of cessation of the Participant’s Service Provider status (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following cessation of the Participant’s Service Provider status. Unless otherwise provided by the Administrator, if on the date of cessation of the Participant’s Service Provider status the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If, after cessation of the Participant’s Service

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Provider status, the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(iii)Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of cessation of the Participant’s Service Provider status (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following cessation of the Participant’s Service Provider status. Unless otherwise provided by the Administrator, if on the date of cessation of the Participant’s Service Provider status the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If, after cessation of the Participant’s Service Provider status, the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(iv)Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to the Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s death. Unless otherwise provided by the Administrator, if at the time of death, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(v)Tolling Expiration. A Participant’s Award Agreement may also provide that:
(1)if the exercise of the Option following the cessation of the Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would result in liability under Section 16(b), then the Option will terminate on the earlier of (A) the expiration of the term of the Option set forth in the Award Agreement, or (B) the tenth (10th) day after the last date on which such exercise would result in liability under Section 16(b); or
(2)if the exercise of the Option following the cessation of the Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (A) the expiration of the term of the Option or (B) the expiration of a period of thirty (30) days after the cessation of the Participant’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.

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8.Restricted Stock.
(a)Grant of Restricted Stock. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.
(b)Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction (if any), the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.
(c)Transferability. Except as provided in this Section 8 or as the Administrator determines, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of any applicable Period of Restriction.
(d)Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate. The Administrator may set restrictions based upon continued employment or service, the achievement of specific performance objectives (Company-wide, departmental, divisional, business unit, or individual), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.
(e)Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of any applicable Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.
(f)Voting Rights. During any applicable Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.
(g)Dividends and Other Distributions. During any applicable Period of Restriction, and subject to Section 6(b) of the Plan, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.
(h)Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and, subject to Section 3, again will become available for grant under the Plan.
9.Restricted Stock Units.
(a)Grant. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Restricted Stock Units to Service Providers in such amounts as the Administrator, in its sole discretion, will determine. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.
(b)Vesting Criteria and Other Terms. The Administrator will set vesting criteria (if any) in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon continued employment or

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service, the achievement of specific performance objectives (Company-wide, departmental, divisional, business unit, or individual goals (including, but not limited to, continued employment or service)), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion.
(c)Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.
(d)Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable at the time(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may settle earned Restricted Stock Units in cash, Shares, or a combination of both.
(e)Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company and, subject to Section 3, again will become available for grant under the Plan.
10.Stock Appreciation Rights.
(a)Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.
(b)Number of Shares. Subject to the terms and conditions of the Plan, the Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Service Provider.
(c)Exercise Price and Other Terms. The per Share exercise price for the Shares to be issued pursuant to exercise of a Stock Appreciation Right will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.
(d)Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise (if any), and such other terms and conditions as the Administrator, in its sole discretion, will determine.
(e)Term and Expiration of Stock Appreciation Rights. The term of each Stock Appreciation Right will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Subject to the immediately preceding sentence, a Stock Appreciation Right granted under the Plan will expire upon the date as determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 7(e) relating to exercise also will apply to Stock Appreciation Rights.
(f)Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined as the product of:
(i)The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; and
(ii)The number of Shares with respect to which the Stock Appreciation Right is exercised.
At the discretion of the Administrator, the payment upon exercise of a Stock Appreciation Right may be in cash, in Shares of equivalent value, or in some combination of both.

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11.Performance Units and Performance Shares.
(a)Grant of Performance Units/Shares. Subject to the terms and conditions of the Plan, Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. Subject to the terms and conditions of the Plan, the Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant .
(b)Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.
(c)Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) (if any) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set vesting criteria based upon continued employment or service, the achievement of specific performance objectives (Company-wide, departmental, divisional, business unit, or individual goals (including, but not limited to, continued employment or service)), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion.
(d)Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.
(e)Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.
(f)Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and, subject to Section 3, again will be available for grant under the Plan.
12.Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise or as otherwise required by Applicable Laws, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any of its Subsidiaries. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

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13.Transferability of Awards. Unless determined otherwise by the Administrator (and subject to the provisions of Section 4(c)), an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution, and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.
14.Adjustments; Dissolution or Liquidation; Merger or Change in Control.
(a)Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs (other than any ordinary dividends or other ordinary distributions), the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of shares of stock that may be delivered under the Plan and/or the number, class, and price of shares of stock covered by each outstanding Award and the numerical Share limits in Section 3 of the Plan. Notwithstanding the preceding, the number of Shares subject to any Award always will be a whole number.
(b)Dissolution or Liquidation. In the event of a proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised (with respect to an Option or SAR) or vested (with respect to an Award other than an Option or SAR), an Award will terminate immediately prior to the consummation of such proposed action.
(c)Merger or Change in Control. In the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Award will be treated as the Administrator determines (subject to the provisions of the following paragraph) without a Participant’s consent, including, without limitation, that (i) Awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a Participant, that the Participant’s Awards will terminate upon or immediately prior to the consummation of such merger or Change in Control; (iii) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such merger or Change in Control, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control; (iv) (A) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; or (v) any combination of the foregoing. In taking any of the actions permitted under this Section 14(c), the Administrator will not be obligated to treat all Awards, all Awards held by a Participant, all Awards of the same type, or all portions of Awards, similarly.
In the event that the successor corporation does not assume or substitute for the Award (or portion thereof), the Participant will fully vest in and have the right to exercise the Participant’s outstanding Option and Stock Appreciation Right (or portion thereof) that is not assumed or substituted for, including Shares as to which such Award would not otherwise be vested or exercisable, all restrictions on Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units (or portions thereof) not assumed or substituted for will lapse, and, with respect to such Awards with performance-based vesting (or portions thereof) not assumed or

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substituted for, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, in each case, unless specifically provided otherwise by the Administrator or under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable. In addition, unless specifically provided otherwise by the Administrator or under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, if an Option or Stock Appreciation Right (or portion thereof) is not assumed or substituted for in the event of a merger or Change in Control, the Administrator will notify the Participant in writing or electronically that such Option or Stock Appreciation Right (or its applicable portion) will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right (or its applicable portion) will terminate upon the expiration of such period.
For the purposes of this subsection 14(c), an Award will be considered assumed if, following the merger or Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control. For the avoidance of doubt, the Administrator may determine that, for purposes of this Section 14(c), the Company is the successor corporation with respect to some or all Awards.
Notwithstanding anything in this subsection 14(c) to the contrary, and unless otherwise provided by the Administrator or under an Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.
Notwithstanding anything in this subsection (c) to the contrary, if a payment under an Award Agreement is subject to Section 409A and if the change in control definition contained in the Award Agreement or other written agreement related to the Award does not comply with the definition of “change in control” for purposes of a distribution under Section 409A, then any payment of an amount that otherwise is accelerated under this Section will be delayed until the earliest time that such payment would be permissible under Section 409A without triggering any penalties applicable under Section 409A.
15.Tax.
(a)Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholding obligations are due, the Company (or any of its Subsidiaries, Parents or affiliates employing or retaining the services of a Participant, as applicable) will have the power and the right to deduct or withhold, or require a Participant to remit to the Company (or any of its Subsidiaries, Parents or affiliates, as applicable), an amount sufficient to satisfy U.S. federal, state, and local, non-U.S., and other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).
(b)Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, check or other cash equivalents; (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Administrator may determine if such amount would not have adverse

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accounting consequences, as the Administrator determines in its sole discretion; (iii) delivering to the Company already-owned Shares having a fair market value equal to the statutory amount required to be withheld or such greater amount as the Administrator may determine, in each case, provided the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion; (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld or such greater amount as the Administrator may determine, in each case, provided the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion; (v) such other consideration and method of payment for the meeting of tax withholding obligations as the Administrator may determine to the extent permitted by Applicable Laws; or (vi) any combination of the foregoing methods of payment. The withholding amount will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion. The fair market value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.
(c)Compliance With Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A, except as otherwise determined in the sole discretion of the Administrator. Each payment or benefit under this Plan and under each Award Agreement is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. The Plan, each Award and each Award Agreement under the Plan is intended to be exempt from or otherwise meet the requirements of Section 409A and will be construed and interpreted including but not limited with respect to ambiguities and/or ambiguous terms, in accordance with such intent, in accordance with such intent, except as otherwise specifically determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A. In no event will the Company or any of its Subsidiaries or Parents have any responsibility, obligation or liability under the terms of this Plan to reimburse, indemnify, or hold harmless any Participant or any other person in respect of Awards, for any taxes, interest or penalties imposed, or other costs incurred, as a result of Section 409A.
16.No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider, nor interfere in any way with the Participant’s right or the right of the Company and its Subsidiaries or Parents, as applicable, to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.
17.Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.
18.Term of Plan. Subject to Section 23 of the Plan, the Plan will become effective upon its approval by the Company’s stockholders. It will continue in effect for a term of ten (10) years from the date of the initial Board (or its designated Committee) action to adopt the Plan unless terminated earlier under Section 19 of the Plan.
19.Amendment and Termination of the Plan.
(a)Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.
(b)Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.
(c)Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will materially impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of

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the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.
20.Conditions Upon Issuance of Shares.
(a)Legal Compliance. Shares will not be issued pursuant to an Award, including without limitation upon exercise or vesting thereof, as applicable, unless the issuance and delivery of such Shares and exercise or vesting of the Award, as applicable, will comply with Applicable Laws. If required by the Administrator, issuance will be further subject to the approval of counsel for the Company with respect to such compliance. If the Company determines it to be impossible or impractical to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any Applicable Laws, registration or other qualification of the Shares under any state, federal or foreign law or under the rules and regulations of the U.S. Securities and Exchange Commission, the stock or share exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, the Company will be relieved of any liability regarding the failure to issue or sell such Shares as to which such authority, registration, qualification or rule compliance was not obtained and the Administrator reserves the authority, without the consent of a Participant, to terminate or cancel Awards with or without consideration in such a situation.
(b)Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
21.Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any U.S. state or federal law or non-U.S. law or under the rules and regulations of the Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.
22.Forfeiture Events. The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Notwithstanding any provisions to the contrary under this Plan, all Awards granted under the Plan will be subject to reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition under any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Laws (the “Clawback Policy”). The Administrator may require a Participant to forfeit, return or reimburse the Company all or a portion of the Award and any amounts paid thereunder pursuant to the terms of the Clawback Policy or as necessary or appropriate to comply with Applicable Laws. Unless this Section 22 specifically is mentioned and waived in an Award Agreement or other document, no recovery of compensation under a Clawback Policy or otherwise will constitute an event that triggers or contributes to any right of a Participant to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any Parent or Subsidiary of the Company.
23.Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

2022 PROXY STATEMENT	A17	NanoString Technologies, Inc.

NANOSTRING TECHNOLOGIES, INC. 530 FAIRVIEW AVENUE NORTH SEATTLE, WA 98109
VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/NSTG2022

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E45660-P06684                         KEEP THIS PORTION FOR YOUR RECORDS
 DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NANOSTRING TECHNOLOGIES, INC.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:			☐	☐	☐
1.	Election of Directors
Nominees:

	01)	Dana Rollison, Ph.D.
	02)	William D. Young

The Board of Directors recommends you vote FOR the following proposals:						For	Against	Abstain
2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022.					☐	☐	☐

3.	To approve, on an advisory basis, the compensation of our named executive officers.					☐	☐	☐

4.	To approve the NanoString Technologies, Inc. 2022 Equity Incentive Plan.					☐	☐	☐

The Board of Directors makes no recommendation regarding your vote on the following proposal, and proxy cards returned without specific instructions will be voted ABSTAIN:
5.	To approve, on an advisory basis, a stockholder proposal to elect each director annually.					☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and the Annual Report on Form 10-K are available at www.proxyvote.com.
E45661-P06684

NANOSTRING TECHNOLOGIES, INC. Annual Meeting of Stockholders June 17, 2022, 9:00 AM PDT This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Mr. R. Bradley Gray and Mr. K. Thomas Bailey, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of NANOSTRING TECHNOLOGIES, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM PDT on June 17, 2022, as a virtual meeting via live webcast on the Internet, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR the individuals named in Proposal 1, FOR on Proposals 2, 3 and 4, and ABSTAIN on Proposal 5.

Continued and to be signed on reverse side